UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RALPH LAUREN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO

THE OWNERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

OF

RALPH LAUREN CORPORATION

Purpose of the Meeting

The 2013 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation, will be held at the St. Regis Hotel, 2nd Floor, 2 East 55th Street, New York, New York, on Thursday, August 8, 2013, at 9:30 a.m., local time, for the following purposes:

1.	To elect thirteen directors to serve until the 2014 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2014;

3.	To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies and practices as described herein;

4.

To approve our amended and restated 2010 Long-Term Stock Incentive Plan to (i) increase the maximum number of shares of Common Stock available for award grants under the 2010 Long-Term Stock Incentive Plan from 4,362,518 shares to 6,062,518 shares and (ii) re-approve the material terms of the performance goals under the 2010 Long-Term Stock Incentive Plan to extend the period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

5.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 20, 2013 are entitled to notice of, and to vote at, the 2013 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Who May Attend

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are registered in your name, please bring photo identification. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting, please bring photo identification and a letter from your bank or broker that confirms that you are the beneficial owner of those shares or a copy of your account statement reflecting your ownership as of June 20, 2013.

Notice Regarding the Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission, the Proxy Statement and Annual Report on Form 10-K are available at: http://investor.ralphlauren.com.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed proxy card. In the event that a stockholder decides to attend the meeting, it, he or she may, if so desired, revoke the proxy by voting the shares in person at the meeting.

By Order of the Board of Directors

AVERY S. FISCHER

Senior Vice President, General Counsel and Secretary

New York, New York

July 3, 2013

PROXY STATEMENT TABLE OF CONTENTS

i

ii

iii

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

General Information Regarding the Annual Meeting of

Stockholders and Proxy Materials

This Proxy Statement is furnished to the stockholders of Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by its Board of Directors of proxies for its 2013 Annual Meeting of Stockholders to be held at the St. Regis Hotel, 2nd Floor, 2 East 55th Street, New York, New York on Thursday, August 8, 2013, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

This Proxy Statement, the form of proxy (proxy card) and the Annual Report on Form 10-K for the fiscal year ending March 30, 2013 (“Fiscal 2013”) are being mailed to our stockholders on or about July 3, 2013. In this Proxy Statement, we refer to Ralph Lauren Corporation as the “Company, “we” or “us.” A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to our Secretary, by delivering a later dated proxy, or by voting in person at the Annual Meeting of Stockholders. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

Our fiscal year ends on the Saturday closest to March 31. All references to “Fiscal 2012” represent the fiscal year ending March 31, 2012. All references to “Fiscal 2011” represent the fiscal year ending April 2, 2011. All references to “Fiscal 2010” represent the fiscal year ending April 3, 2010. All references to “Fiscal 2014” represent the fiscal year ending March 29, 2014.

Questions and Answers about the Annual Meeting and Voting

Why did I receive these materials?

You received these materials because you were a stockholder of Ralph Lauren Corporation on June 20, 2013, the record date for the Annual Meeting of Stockholders (the “Record Date”). At the Annual Meeting of Stockholders, stockholders will be asked to vote on several items of business. Since it is not practical or convenient for all stockholders to attend the meeting in person, our Board of Directors is seeking your proxy to vote on these matters.

Who is entitled to vote?

Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting of Stockholders.

On June 20, 2013, there were 60,559,637 outstanding shares of Class A Common Stock and 29,881,276 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of our stockholders. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL”; the Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. Lauren, or members of his family. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”?

If you hold shares of Ralph Lauren Corporation directly in your name with our transfer agent, Computershare, you are a “stockholder of record” or “registered stockholder.” The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been sent directly to you by the Company or by our representative.

If you own your shares indirectly through a broker, bank or other financial institution, your shares are said to be held in “street name.” Technically, your bank or broker will vote those shares. In this case, the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been forwarded to you by your broker, bank, other financial institution, or other designated representative. Through this process, your bank or broker collects voting instructions from all of its customers who hold shares of Ralph Lauren Corporation and then submits those votes to us.

What are broker discretionary voting and broker non-votes?

For shares held in “street name,” when a broker or bank does not receive voting instructions from its customers, the question arises whether the broker or bank nonetheless has the discretion to vote those shares.

For routine matters, the NYSE gives brokers and banks the discretion to vote, even if they have not received voting instructions from their customers or the “beneficial owners” of such shares. In this Proxy Statement, only the ratification of our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), (Proposal 2) is a matter considered routine by the NYSE.

For non-routine matters, the NYSE prohibits brokers and banks from casting votes on behalf of the beneficial owners if they have not received voting instructions. When the bank or broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the approval of our amended and restated 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”) (Proposal 4) are matters considered non-routine by the NYSE. As a result, on each of these items, if you hold your shares in street name, your shares will be voted only if you give instructions to your bank or broker.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?

Only votes cast “FOR” a nominee will be counted in the election of directors. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. You have the right to vote “FOR” or “AGAINST” each of the other proposals, or to “ABSTAIN” from voting. The following table summarizes each proposal, the Board of Directors’ recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1

Election of Directors

Four directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the 2013 Annual Meeting of Stockholders and eligible to vote.

Nine directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the 2013 Annual Meeting of Stockholders and eligible to vote.

		FOR each nominee FOR each nominee	Plurality vote Plurality vote	No No
2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 29, 2014.	FOR	Majority of votes cast	Yes
3	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices.	FOR	Majority of votes cast	No
4	Approval of our amended and restated 2010 Stock Incentive Plan to (i) increase the maximum number of Common Stock available for award grants under the 2010 Stock Incentive Plan from 4,362,518 shares to 6,062,518 shares and (ii) re-approve the material terms of the performance goals under the 2010 Long-Term Stock Incentive Plan to extend the period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).	FOR	Majority of votes cast	No

How will broker non-votes and abstentions be counted?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes cast in connection with each proposal. Therefore, broker non-votes and abstentions will not be counted as a vote “FOR” the election of directors in Proposal 1 and will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposals 2, 3 and 4.

(PROPOSAL 1)

ELECTION OF DIRECTORS

Our Second Amended and Restated By-laws provide that our Board of Directors may fix the number of directors constituting the entire Board of Directors between six and twenty. The Board of Directors has currently fixed the number of directors constituting the entire Board of Directors at thirteen. Our Board of Directors is presently divided into two classes, with all directors being elected annually. Pursuant to our Amended and Restated Certificate of Incorporation, the four Class A Directors will be elected by the holders of Class A Common Stock and the nine Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2014 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

Each of our current directors has been nominated for re-election at the 2013 Annual Meeting of Stockholders. Joel L. Fleishman, Frank A. Bennack, Jr., Hubert Joly and Steven P. Murphy have been nominated for election as Class A Directors. Ralph Lauren, Roger N. Farah, Jackwyn L. Nemerov, David Lauren, John R. Alchin, Arnold H. Aronson, Joyce F. Brown, Judith A. McHale and Robert C. Wright have been nominated for election as Class B Directors. We know of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, our Board of Directors, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2014 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

Class A Director Nominees for Election

Frank A. Bennack, Jr.	Age 80

Mr. Bennack has been a director of the Company since January 1998. He served as Chief Executive Officer of The Hearst Corporation (“Hearst”) from 1979 to 2002 and then again from June 2008 to June 2013. Mr. Bennack has been the Chairman of the Executive Committee and Vice Chairman of the board of directors of Hearst since 2002. He serves on the board of Lincoln Center for the Performing Arts and has served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation and JPMorgan Chase & Co. The Board of Directors has determined that he is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board of Directors a distinguished career and extensive business experience as Executive Vice Chairman of Hearst, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. His current position as Hearst’s Executive Vice Chairman and previous position as Chief Executive Officer gives him critical insights into the operational issues facing a large corporation and provides our Board of Directors with valuable experience in the areas of finance, financial reporting and strategic planning. As a result of his current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board of Directors with perspective with respect to governance and other important matters that come before our Board of Directors. Mr. Bennack’s service as a member of the Board of Directors since 1998 provides him with extensive knowledge of our business.

Joel L. Fleishman	Age 79

Mr. Fleishman, a director of the Company since January 1999, has been Professor of Law and Public Policy at the Sanford School of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1991. He is also the Director of the Center for Strategic Philanthropy and Civil Society. He currently serves as Chairman of the board of directors of the Urban Institute and is a founding member of the Board of Trustees of the Partnership for Public Service. Mr. Fleishman has also served on the board of Boston Scientific Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Fleishman brings strong leadership and extensive public policy and legal experience to our Board of Directors. He also brings a unique perspective to the Board of Directors from his long tenure in the academic world. Mr. Fleishman’s long-standing scholarly work and public service and extensive experience as a professor of law and public policy provides our Board of Directors with valuable insight into a variety of legal and ethical issues relevant to us. He also served as a board member of Boston Scientific Corporation and, as a result of this service, he has a broad understanding of the operational, financial and strategic issues facing a public company. He has been a member of our Board of Directors since 1999 and accordingly, his knowledge of our business is an important aspect of his service on our Board of Directors.

Hubert Joly	Age 53

Mr. Joly has been a director of the Company since June 2009. He has served as the President and Chief Executive Officer of Best Buy Co., Inc. (“Best Buy”) since September 2012. Mr. Joly also serves as a member of Best Buy’s board of directors. Previously, he served as President and Chief Executive Officer of Carlson from 2008 to 2012, after he joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. He also served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly is currently on the boards of the Minneapolis Institute of Arts, the Minnesota Business Partnership and the Retail Industry Leaders Association. He previously served on the boards of The Rezidor Hotel Group, Carlson Wagonlit Travel and the World Travel and Tourism Council.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board of Directors extensive management and leadership experience obtained through his roles as President and Chief Executive Officer of Best Buy and formerly as President and Chief Executive Officer of Carlson. His current position as Chief Executive Officer of Best Buy gives him critical insights into the operational issues facing a large international corporation, as well as unique perspective on issues and opportunities facing a large multi-channel retailer and provides our Board of Directors with valuable insight in the areas of finance, financial reporting and strategic planning. In his current position and as a former executive at Carlson, Vivendi and Electronic Data Systems, Mr. Joly possesses a deep understanding of international issues affecting us.

Steven P. Murphy	Age 59

Mr. Murphy has been a director of the Company since November 2005. He has been the Chief Executive Officer of Christie’s International plc (“Christie’s”), one of the world’s largest fine art auctioneers, since September 2010. He previously served as the President and Chief Executive Officer of Rodale Inc. (“Rodale”), a privately held publishing and media company, from 2002 to December 2009, and joined Rodale in 2000 as its President and Chief Operating Officer. Mr. Murphy held the position of Executive Vice President and Managing Director of Disney Publishing Worldwide from 1998 until 2000. From 1991 to 1998, he served as President of EMI Music/Angel Records.

Experience, Qualifications, Attributes and Skills

Mr. Murphy brings to the Board of Directors extensive business and management experience obtained through his current role as Chief Executive Officer of Christie’s as well as through his former role as Chief Executive Officer of Rodale. As Chief Executive Officer of Christie’s, Mr. Murphy has insight into operational issues facing a large international corporation and provides the Board of Directors with valuable experience in the areas of finance and strategic planning. As Chief Executive Officer of Rodale, he had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development. In addition, Mr. Murphy’s extensive experience in the area of publishing and entertainment provides the Board of Directors with insight into the areas of media, communications and technology. As a result of this service, he has a broad understanding of the operational, financial and strategic issues facing large companies and provides our Board of Directors with valuable perspective with respect to these matters that come before the Board.

Class B Director Nominees For Election

Ralph Lauren	Age 73

Mr. R. Lauren has been our Chairman, Chief Executive Officer and director since prior to our initial public offering in 1997, and was a member of our Advisory Board or the Board of Directors of our predecessors since their organization. He founded our business in 1967. For over four decades, Mr. R. Lauren has cultivated the iconography of America into a global lifestyle brand.

Experience, Qualifications, Attributes and Skills

Mr. R. Lauren is an internationally recognized fashion designer. His unique role as our founder and Chief Executive Officer provides our Board of Directors with valuable leadership, including in the areas of design, brand management and marketing. Mr. R. Lauren’s contributions to us since the founding of our business have been instrumental in defining our image and direction. As one of the world’s most innovative design leaders and a fashion icon, his career has spanned four decades that have resulted in numerous unique tributes for his role within the fashion industry. He is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board of Directors.

Roger N. Farah	Age 60

Mr. Farah has been President & Chief Operating Officer and a director of the Company since April 2000. He was Chairman of the board of directors of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 until April 2000, and was Chief Executive Officer of Venator Group, Inc. from December 1994 until August 1999. He is Chairman of the Finance Committee and a member of the Executive Committee of the National Retail Federation and is currently a member of the board of directors of each of Aetna Inc. and The Progressive Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Farah’s day-to-day leadership as our President & Chief Operating Officer provides our Board of Directors with intimate knowledge of our operations, challenges and opportunities. He has strong marketing, brand management and consumer insights developed in his over 30 years of experience in the retail industry. In addition, Mr. Farah has significant public company experience as demonstrated by his service on a number of public company boards of directors, including Aetna Inc. and The Progressive

Corporation. He has experience in managing diversified global companies and has a broad understanding of the challenges facing public companies. Mr. Farah is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business, retail and the fashion industry to the Board of Directors.

Jackwyn L. Nemerov	Age 61

Ms. Nemerov has been our Executive Vice President since September 2004 and a director of the Company since February 2007. She was President & Chief Operating Officer of Jones Apparel Group, Inc. from January 1998 until March 2002. Prior to that, Ms. Nemerov was affiliated with Allied Stores, Bernard Chaus and Gloria Vanderbilt for Murjani. Ms. Nemerov currently serves as a member of the board of governors of The New School University’s Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Ms. Nemerov brings strong leadership and business experience to our Board of Directors. She has over 30 years of retail, brand management and operations experience. Her position as our Executive Vice President provides our Board of Directors with valuable insight and perspective into our operations, wholesale division, licensed products, global supply chain and global manufacturing and merchandising. Ms. Nemerov brings to our Board of Directors extensive management experience in the apparel and retail industry and her in-depth knowledge of this industry provides our Board of Directors with critical insights into key aspects of our core business.

David Lauren	Age 41

Mr. D. Lauren has been with the Company since 2000 and serves as our Executive Vice President of Global Advertising, Marketing and Communications. He serves as a member of the Board of Trustees for the Ralph Lauren Center for Cancer Care and Prevention. Mr. D. Lauren is the son of Ralph Lauren. He was nominated to serve on our Board by both our management and our Board of Directors.

Experience, Qualifications, Attributes and Skills

Mr. D. Lauren brings strong leadership and business experience to our Board of Directors. He has been instrumental in the development of the Company’s global communications, marketing and advertising campaigns, and brand awareness, and was responsible for growing the Company’s e-commerce business. Mr. D. Lauren has been recognized as a leader on the use of new technologies in retail marketing and on using digital platforms to market luxury brands. His in-depth knowledge of these areas and his current position as our Executive Vice President of Global Advertising, Marketing and Communications will provide our Board of Directors with valuable insight and perspective into our global brand, marketing, communication and media initiatives.

John R. Alchin	Age 65

Mr. Alchin has been a director of the Company since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. Prior to that, he served as Executive Vice President and Treasurer of Comcast Corporation from January 2000 to November 2002. Mr. Alchin joined Comcast Corporation in 1990 as Senior Vice President and Treasurer. He is currently a member of the board of trustees of BNY Mellon Funds Trust, a member of the board of trustees of the Philadelphia Museum of Art and Chairman of PMA Finance Committee. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust. Prior to serving on the board of trustees of BNY Mellon Funds Trust, he served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Board of Directors has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board of Directors substantial business and financial experience. His experience as a Co-Chief Financial Officer and Treasurer of Comcast Corporation, a major broadband cable operator and content and programming supplier, provides our Board of Directors with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations and treasury functions. Mr. Alchin’s financial expertise offers our Board of Directors a deep understanding of accounting and audit-related matters. In addition, his service as a member of the board of various financial institutions provides our Board of Directors with perspective in the areas of corporate finance and governance matters.

Arnold H. Aronson	Age 78

Mr. Aronson has been a director of the Company since November 2001. He has been a Managing Director, Retail Strategies at Kurt Salmon, a global management consulting firm specializing in services to retail and consumer products companies, since 1997. In his career, he served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., The Batus Retail Group (the then parent entity of, among others, Saks Fifth Avenue, Marshall Fields and Kohl’s) and subsequently, Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as a member of the board of trustees of The New School University, as Chairman of the board of governors of its Eugene Lang College and is a member of the board of governors and former Chairman of its Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Mr. Aronson has substantial business and retail industry experience. His experiences as a consultant in a global management consulting firm specializing in retail and consumer products companies and as a chief executive officer of major retail companies provides our Board of Directors with valuable insight into operational and strategic issues related to the retail industry. As a former chief executive officer of several major retail entities, including Saks Fifth Avenue, Inc., Mr. Aronson has intimate knowledge in the areas of marketing, financial reporting and merchandising. In addition, his service on the boards of academic institutions provides our Board of Directors with valuable understanding of governance matters.

Dr. Joyce F. Brown	Age 66

Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology (“FIT”) and Chief Executive Officer of the FIT Foundation since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, she was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown has served on the boards of USEC Inc., PAXAR Corporation and Linens ‘n Things, Inc.

Experience, Qualifications, Attributes and Skills

Dr. Brown brings to our Board of Directors extensive leadership and insight into the fashion industry through her roles as President of FIT, a complex, multi-faceted college that focuses on educating and preparing the next generation of leaders in the fashion industry, and Chief Executive Officer of the FIT Foundation. In addition, Dr. Brown’s prior government service provides our Board of Directors with unique perspectives into regulatory issues and processes. She also possesses public company experience as demonstrated by her past service on the boards of Linens ‘n Things, Inc. and USEC Inc.

Judith A. McHale	Age 66

Ms. McHale was appointed a director of the Company in November 2011 and served as a director of the Company from 2001 to 2009. She served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. In 2006, Ms. McHale worked in partnership with the Global Environment Fund, a private equity firm, to launch the GEF/Africa Growth Fund, an investment vehicle intending to focus on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel and served as its President and Chief Operating Officer from 1995 to 2004. She currently serves on the boards of SeaWorld Entertainment, Inc. and Yellow Media Ltd. and has served on the boards of directors of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power Company.

Experience, Qualifications, Attributes and Skills

Ms. McHale brings to the Board of Directors extensive business and management experience. Through her roles as President and Chief Executive Officer and as Chief Operating Officer of Discovery, Ms. McHale had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development for a public company which provides the Board with valuable insight into operational and strategic issues facing us. She also possesses public company experience as demonstrated by her prior experience on the boards of Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power

Company. In addition, Ms. McHale’s prior government service provides the Board of Directors with unique perspectives on governmental matters, regulatory issues and processes.

Robert C. Wright	Age 70

Mr. Wright has been a director of the Company since May 2007. He is a Co-Founder of Autism Speaks and has been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008 and Chief Executive Officer of the Palm Beach Civic Association since April 2010. He served as the Vice Chairman of the board of directors of General Electric Company and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007, and continued to serve as Chairman of the NBC Universal board of directors until 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications. Mr. Wright has served on the boards of directors of GE, NBC Universal and EMI Group Global Inc. and is currently a member of the board of directors of AMC Networks Inc. and Mission Products. He has also served as member of the board of trustees for New York Presbyterian Hospital and RAND Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Wright brings to the Board of Directors extensive business leadership and management experience. Mr. Wright’s roles as Vice Chairman of GE’s board of directors and President and Chief Executive Officer of NBC Universal give him knowledge and insight into the complex issues facing us, in particular on the operational, financial, strategic planning and corporate governance fronts. These experiences provide him with a thorough understanding of, and appreciation for, the role of the Board of Directors. He also possesses public company experience as demonstrated by his experience on the board of AMC Networks Inc. In addition, Mr. Wright’s service as a member of the boards of non-profit organizations provides our Board of Directors with an added perspective in the area of social and corporate responsibility.

CORPORATE GOVERNANCE

The Board of Directors and management are committed to sound corporate governance. We have in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “SEC”) and the NYSE. Consistent with our commitment to corporate governance, we do not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. The key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;

•	our Second Amended and Restated By-Laws;

•	our Corporate Governance Policies;

•	our Audit Committee Charter;

•	our Nominating & Governance Committee Charter;

•	our Compensation & Organizational Development Committee (the “Compensation Committee”) Charter;

•	our Code of Business Conduct and Ethics; and

•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on our investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance.” Copies of these documents are available to stockholders without charge upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board of Directors may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver will be promptly posted on our website.

In addition, we strive to operate our business in a manner that incorporates our guiding principles and ethics, including having global programs that protect human rights and fair labor practices, instituting supply chain initiatives that protect the environment, and participating in wide ranging community service and philanthropic efforts that assist underserved communities. We plan to issue a corporate social responsibility and sustainability report on these matters on our website in May 2014.

Company Leadership Structure

Mr. Ralph Lauren has been the Chairman of the Board of Directors and Chief Executive Officer (“CEO”) of our Company for over four decades. Mr. Lauren is not only our Chairman and CEO but is also our founder and creator. His name is inextricably linked to our various brands. His aesthetic vision and direction are unique and integral components of our success. Mr. Lauren’s career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of

Fashion Designers of America’s four highest honors: the Lifetime Achievement Award, the Womenswear Designer of the Year Award, the Menswear Designer of the Year Award and the Retailer of the Year Award. In addition, Mr. Lauren and entities controlled by the Lauren family own approximately 83% of the voting power of our outstanding Common Stock.

The Board of Directors believes that Mr. Lauren’s combined role as the Chairman and CEO fosters effective decision-making and alignment on corporate strategy. The combined role also enables decisive leadership and enhances our ability to communicate our vision and strategy clearly and consistently to stockholders, employees and customers in the fashion and retail industry. Unified leadership for the Board of Directors and the Company best allows for focus on the oversight and implementation of our strategic initiatives and business plan. For these reasons and, given the unparalleled mark that Mr. Lauren has on our Company, the Board of Directors believes that it is appropriate and in the best interest of our stockholders for Mr. Lauren to serve as both Chairman and CEO.

Director Independence and Non-Management Director Meetings

Our Board of Directors believes that a majority of our directors should be independent, and has determined that all of our non-management directors, John R. Alchin, Arnold H. Aronson, Frank A. Bennack, Jr., Dr. Joyce F. Brown, Joel L. Fleishman, Hubert Joly, Judith A. McHale, Steven P. Murphy and Robert C. Wright, are independent. In considering the independence of our non-management directors, we considered, among other factors, commercial transactions made, from time to time, in the ordinary course of business between us and certain entities affiliated with non-management directors. In each case, the transactions have substantially the same terms as are prevailing at the time for comparable businesses and the indirect interest of the non-management director in the transaction was found to be immaterial and in amounts that do not impair the independence of the relevant non-management director under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. We also considered charitable contributions to entities affiliated with our non-management directors. The indirect interests of non-management directors in these charitable contributions were found to be immaterial and in amounts that that do not impair the independence of the relevant non-management director under the NYSE’s corporate governance listing standards. Our guidelines for determining directors’ independence are set forth as Appendix A to this Proxy Statement.

As stated in our Corporate Governance Policies, the Board of Directors believes that appointing a lead independent director is not desirable because the Board’s size makes interaction among all members relatively easy. As a result, we do not have a lead independent director. At each of our regularly scheduled Board of Directors and committee meetings, the independent directors participate in an executive session without the Chairman and CEO or any members of the Company’s management present. In Fiscal 2013, all of our non-management directors met together as a full Board of Directors five times without any management representatives present. During these executive sessions of independent directors, the Chairs of each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee preside on a rotating basis based on the topics to be discussed. In addition, our non-management directors also meet together without any management representatives present after each meeting of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

Director Attendance at Annual Meetings of Stockholders and

Meetings of the Board of Directors

As provided in our Corporate Governance Policies, directors are expected to attend each Annual Meeting of Stockholders. All of the twelve directors then constituting the entire Board of Directors attended the 2012 Annual Meeting of Stockholders.

The Board of Directors held five meetings during Fiscal 2013. All of the members of our Board of Directors attended at least 75% of the meetings held by the Board of Directors and the committees of the Board of Directors on which he or she served. The Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

Independent Committees of the Board of Directors

Our Board of Directors has established three committees consisting solely of independent directors—the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The table below indicates the membership of our committees.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Alchin, John R.	X
Aronson, Arnold H.	X		X
Bennack, Jr., Frank A.	C	X
Brown, Dr. Joyce F.	X		C
Fleishman, Joel L.		C	X
Joly, Hubert		X
McHale, Judith A.			X
Murphy, Steven P.		X
Wright, Robert C.			X

  C = Chair

  X = Member

Audit Committee. The Audit Committee appoints our independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews, among other things, (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews, (ii) management’s compliance with our major accounting and financial reporting policies, (iii) the adequacy of our financial organization and management’s procedures and policies relating to our internal control over financial reporting and (iv) our compliance with applicable laws relating to accounting practice. The Audit Committee met seven times in Fiscal 2013. The Board of Directors has determined that each member of the Audit Committee is financially literate and that at least two members of the Audit Committee, Mr. Bennack, its Chair, and Mr. Alchin, are audit committee financial experts, as defined by the SEC. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Compensation Committee. The Compensation Committee reviews and approves the compensation of executive officers and certain key members of our senior management, and compensation plans and arrangements with respect to such executive officers and members of senior management. The Compensation Committee also administers the plans in which certain employees may participate, including our 2010 Stock Incentive Plan, to be amended by Proposal 4, which replaced our 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), and our Amended and Restated Executive Officer Annual Incentive Plan (“EOAIP”). In addition, the Compensation Committee maintains oversight in the development of succession plans for certain key executive positions within our senior management and may review and provide guidance on certain of our programs relating to our diversity, talent review and leadership development. The Compensation Committee met twelve times in Fiscal 2013. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee. There are no Compensation Committee interlocks.

Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board of Directors, develops and recommends corporate governance policies to the Board of Directors, exercises oversight of the evaluation of the members of the Board of Directors and committees and recommends to the Board of Directors policies and principles for CEO succession, selection and performance reviews. The Nominating & Governance Committee met three times in Fiscal 2013.

Board of Directors Oversight of Risk

Our management is responsible for understanding and managing the risks that we face in our business, and the Board of Directors is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board of Directors in reviewing our strategic objectives and business plans is a significant element of the Board of Directors’ assessment of management’s approach and tolerance for risk. In addition, the committees of the Board of Directors, primarily through the Audit Committee and Compensation Committee, report to the full Board of Directors at regularly scheduled Board of Directors meetings on any identified material risks within that committee’s area of responsibilities. The Audit Committee has responsibility for oversight of corporate finance and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. The Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments, and evaluating and approving our executive compensation and benefit plans and programs.

Analysis of Risks Arising from Compensation Policies and Programs

The Compensation Committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. This assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks.

Selected key elements of our compensation programs that were reviewed include the following:

•

Pay Mix and Structure: Our executive compensation programs appropriately balance both short-term and long-term performance through our annual cash incentive bonus program and long-term equity awards. Equity awards generally include a mix of options and restricted performance share units (“RPSUs”) so that equity awards deliver value to such employees through both stock price appreciation and company performance. In addition, a significant portion of variable pay is delivered through equity awards with vesting schedules and performance periods covering multiple years, thus emphasizing long-term company performance.

•

Incentive Caps: Our executive annual cash incentive bonus plan as well as our non-executive commission and bonus plans do not allow for unlimited payouts. We believe that the range of payouts should be capped to avoid encouraging decisions that maximize short-term gain at the expense of long-term viability. In addition to caps on all cash incentive bonus awards, Pro-Rata RPSUs cannot exceed target levels and Cliff RPSUs cannot exceed a fixed percentage above target levels.

•

Performance: To strengthen the relationship between pay and both absolute and relative performance, our executive annual cash incentive bonus plan, our non-executive commission and bonus plans and RPSU awards are subject to the achievement of pre-established performance targets, which are established independently of plan participants. We believe that our incentive plan metrics are appropriately balanced between short-term incentives such as net income before taxes and long-term metrics such as a cumulative three-year net income figure for our Cliff RPSUs. Certain of our Cliff RPSUs include a relative long-term performance measure of total shareholder return (“TSR”).

•

Change in Control Policy: The change in control arrangements for our named executive officers (“NEOs”) provide for cash payments only upon actual termination of employment. Most executives with employment agreements are subject to “double-trigger” vesting so that (with the exception of awards under our prior 1997 Stock Incentive Plan) acceleration of vesting does not occur unless the executive’s employment is actually terminated under certain limited circumstances following a change in control. Our 2010 Stock Incentive Plan provides for “double-trigger” vesting.

•

Ownership Guidelines: We have stock ownership guidelines for the NEOs and select other members of our senior management group that are intended to align the interests of these individuals with our stockholders. As a result, such individuals may be less likely to take short-term risk if a meaningful portion of their personal financial investment is linked to our long-term holdings.

•

Clawback Policy: We have adopted a clawback policy applicable to our NEOs. Under our clawback policy, the Compensation Committee may, in its reasonable discretion, require an NEO to reimburse us for the amount of any payment previously received by such officer under our cash incentive bonus plan as well as equity plan if, as a result of such officer’s intentional misconduct or gross negligence, we are required to restate our financial statements.

As a result of this review, the Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company.

Director Nominating Procedures and Diversity

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board of Directors for its consideration. The Nominating & Governance Committee, guided by the membership criteria established by the Board of Directors in our Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. We seek to maintain a majority of independent directors and the Board of Directors considers a number of factors in selecting director candidates. Although we do not have a formal policy concerning diversity considerations, the Nominating & Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board of Directors and identifying director nominees. In addition, the Board of Directors considers the contributions the individual can make to the Board of Directors and management as we strive for a body of directors reflecting different genders, ethnic backgrounds and professional experiences and expertise. In the Board of Directors’ annual self-evaluation, one of the factors that the Board of Directors considers is whether the membership of the Board of Directors provides an adequate mix of characteristics, experience and skills to serve the Company and its stockholders effectively. The Nominating & Governance Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Chairman of the Board of Directors, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Nominating & Governance Committee engages a third party to assist it, the Nominating & Governance Committee approves the fees that we pay for these services.

The Nominating & Governance Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement members of the Board of Directors and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Chairman and other members of our Board of Directors. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating & Governance Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s Annual Meeting of Stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in our best interests and those of our stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2014 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by March 7, 2014. The written notice must include:

•

all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on the Company’s books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary/Legal Department, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

Our stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in our Second Amended and Restated By-laws, which are described below under the caption “Additional Matters—Stockholder Proposals for the 2014 Annual Meeting of Stockholders.”

Director Communications

Stockholders and interested parties may contact any of our directors, including the Chairman of the Board of Directors, the Chairs of the Board of Directors’ independent committees, any committee of the Board of Directors, the Board of Directors’ non-management directors as a group or the entire Board of Directors, by writing to them as follows: [Name(s)/Title(s)], c/o Legal Department and Office of the Corporate Secretary, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by our independent directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Audit Committee Communications

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of non-employee directors, through the Office of the Secretary/Legal Department as described above under “Director Communications.” Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

We will not discharge, demote, suspend, threaten, harass or in any manner discriminate or retaliate against any employee in the terms and conditions of his or her employment or otherwise to the extent prohibited by law based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including the Company’s internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2013, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ended March 30, 2013. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed with management, the Company’s internal auditors and Ernst & Young, the Company’s consolidated financial statements for Fiscal 2013 and the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Ernst & Young provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Audit Committee discussed their independence with them. In determining Ernst & Young’s independence, the Audit Committee considered whether their provision of non-audit services to the Company was compatible with maintaining independence. The Audit Committee received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and the Company’s pre-approval policies and procedures.

Based on our discussions with management, the Company’s internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 30, 2013 be included in the Company’s Annual Report on Form 10-K.

The Audit Committee also approved, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2014.

Members of the Audit Committee

Frank A. Bennack, Jr. (Chair)

John R. Alchin

Arnold H. Aronson

Dr. Joyce F. Brown

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 20, 2013 by: (i) each of our NEOs, (ii) each director, (iii) each stockholder who is known by us to beneficially own in excess of five percent of any class of our voting securities and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of June 20, 2013, there were 879 holders of record of our Class A Common Stock.

	Class A Common Stock			Class B Common Stock [1]			Voting Power of Total Common Stock%
	Number		%	Number		%
Ralph Lauren	1,153,078	[2]	1.9	29,881,276	[3]	100%	83.5%
Roger N. Farah	132,218	[4]	*	—		—	*
Jackwyn L. Nemerov,	156,324	[5]	*	—		—	*
David Lauren.	32,111	[6]	*	—	[7]	—	*
Christopher H. Peterson	0	[8]	*	—		—	*
Mitchell A. Kosh	15,949	[9]	*	—		—	*
Tracey T. Travis	8,514	[10]	*	—		—	*
Robert L. Madore	5,291	[11]	*	—		—	*
John R. Alchin	22,031	[12]	*	—		—	*
Arnold H. Aronson.	21,353	[13]	*	—		—	*
Frank A. Bennack, Jr.	26,649	[14]	*	—		—	*
Dr. Joyce F. Brown	5,898	[15]	*	—		—	*
Joel L. Fleishman.	33,893	[16]	*	—		—	*
Hubert Joly	9,593	[17]	*	—		—	*
Judith A. McHale.	1,987	[18]	*	—		—	*
Steven P. Murphy.	21,173	[19]	*	—		—	*
Robert C. Wright.	26,031	[20]	*	—		—	*
FMR LLC and related parties	1,400,644	[21]	2.3	—		—	*
Lone Pine Capital LLC and related parties	3,937,846	[22]	6.5	—		—	1.1
Prudential Financial, Inc. and related parties	6,126,443	[23]	10.1	—		—	1.7
T. Rowe Price Associates, Inc.	3,790,304	[24]	6.3	—		—	1.1

All directors and executive officers as a group (17 persons)	1,672,093	[25]	2.7%	29,881,276	[3]	100%	83.6%

*	Less than 1.0%

(1)

Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family.

(2)	Includes 995,575 options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase shares of Class A Common Stock.

Does not include (i) unvested options representing the right to purchase 91,149 shares of Class A Common Stock, (ii) 195,924 unvested performance based restricted stock units (“RPSUs”), subject to upward or downward adjustment, (iii) 77,118 unvested restricted stock units (“RSUs”) that entitle Mr. R. Lauren to receive an equal number of shares of Class A Common Stock and that are subject to accelerated vesting in certain circumstances as described under “Executive Employment Agreements—Ralph Lauren’s Employment Agreement,” and (iv) 415,060 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered until Mr. R. Lauren’s separation of service from the Company or, if earlier, upon a change of control (as defined in Mr. R. Lauren’s employment agreement)).

(3)

Includes (i) 13,640,266 shares of Class B Common Stock held by a revocable trust of which Mr. R. Lauren is the sole trustee and sole beneficiary, (ii) 1,139,409 shares of Class B Common Stock held by a grantor retained annuity trust established by Mr. R. Lauren of which Mr. R. Lauren and Ricky Lauren, Mr. R. Lauren’s wife, are the trustees, (iii) 1,629,044 shares of Class B Common Stock held by a revocable trust of which Mrs. R. Lauren is the sole trustee and sole beneficiary, (iv) an aggregate of 3,259,259 shares of Class B Common Stock held by trusts established for the benefit of Mr. R. Lauren’s issue and of which Mrs. R. Lauren is a trustee with sole voting power and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren may not serve as the replacement trustee and the replacement trustee is not related or subordinate to Mr. R. Lauren, (iv) 2,370,956 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren’s issue and of which Mr. R. Lauren has the power to remove and replace the trustees, provided that Mr. R. Lauren and Mrs. R. Lauren may not serve as the replacement trustees, and (v) 7,842,342 shares of Class B Common Stock held by Lauren Family, L.L.C., a limited liability company of which Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager. The current managers of Lauren Family, L.L.C. are Mr. R. Lauren’s children, Andrew Lauren, David Lauren and Dylan Lauren. Actions by Lauren Family, L.L.C. require the consent of a majority of the managers.

(4)

Includes options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase 87,251 shares of Class A Common Stock –. Does not include (i) unvested options representing the right to purchase 37,080 shares of Class A Common Stock, (ii) vested options representing the right to purchase 24,580 shares of Class A Common Stock that are not exercisable until March 29, 2014, (iii) 68,202 unvested RPSUs, subject to upward or downward adjustment and (iv) 207,643 vested RSUs (the underlying shares of our Class A Common Stock for 174,125 of these RSUs will not be delivered until Mr. Farah’s separation of service from the Company or, if earlier, upon a change of control (as defined in Mr. Farah’s employment agreement) and the underlying shares of our Class A Common Stock for the remaining 33,518 of these RSUs will not be delivered until March 29, 2014).

Does not include an aggregate of 2,370,956 shares of Class B Common Stock held by a trust established for the benefit of Mrs. R. Lauren’s issue and of which Mr. Farah serves as one of the trustees with voting and investment power.

(5)

Includes options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase 82,543 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 21,257 shares of Class A Common Stock or unvested RPSUs with respect to 115,635 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(6)

Includes options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase 23,926 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 2,372 shares of Class A Common Stock or unvested RPSUs with respect to 5,093 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(7)

An aggregate amount of 7,842,342 shares of Class B Common Stock are held by Lauren Family, L.L.C., a limited liability company of which Mr. D. Lauren is one of the three current managers. The other two current managers of Lauren Family, L.L.C. are Mr. R. Lauren’s other children, Andrew Lauren and Dylan Lauren. Actions by Lauren Family, L.L.C. require the consent of a majority of the managers. Mr. R. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. R. Lauren and Mr. R. Lauren may not serve as manager.

(8)

Does not include unvested options representing the right to purchase 18,906 shares of Class A Common Stock and an aggregate of (i) 3,944 unvested RPSUs, subject to upward or downward adjustment, and (ii) 9,345 unvested RSUs (the underlying shares of our Class A Common Stock for these RSUs will be delivered in three equal annual installments beginning on September 28, 2013). Mr. Peterson joined the Company on September 24, 2012.

(9)

Includes options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase 7,777 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 3,910 shares of Class A Common Stock or unvested RPSUs with respect to 8,645 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(10)	Reflects Ms. Travis’s holdings last known to the Company and may not reflect changes in beneficial ownership since her departure from the Company as of July 30, 2012.

(11)

Includes options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase 2,114 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,055 shares of Class A Common Stock or unvested RPSUs with respect to 2,961 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(12)

Includes 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 14,623 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(13)

Includes 3,000 shares owned by Mr. Aronson’s spouse, 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 13,731 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(14)

Includes 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 17,731 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(15)

Includes 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 2,738 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(16)

Includes 4,000 shares held indirectly in a retirement account, 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 17,731 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(17)

Includes 611 restricted shares of Class A Common Stock and options vested as of June 20, 2013 or within 60 days thereafter representing the right to purchase 4,275 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(18)

Includes 297 restricted shares of Class A Common Stock. Does not include unvested options representing the right to purchase 801 shares of Class A Common Stock. Ms. McHale rejoined the Board of Directors on November 8, 2011.

(19)

Includes 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 16,231 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(20)

Includes 611 restricted shares of Class A Common Stock and vested options representing the right to purchase 14,623 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,598 shares of Class A Common Stock.

(21)

According to a Schedule 13G filed on February 14, 2013: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,150,085 shares of Class A Common Stock as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”); (ii) Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 19,148 shares of Class A Common Stock as a result of its serving as investment manager of the institutional account(s); (iii) FMR LLC beneficially owns 3,157 shares of Class A Common Stock through Strategic Advisers, Inc. (“SAI”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 102,390 shares of Class A Common Stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares; (v) Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 123,420 shares of Class A Common Stock; and (vi) FIL Limited (“FIL”), a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 2,444 shares of Class A Common Stock. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Each of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares of Class A Common Stock beneficially owned by Fidelity, SAI and PGATC. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fidelity Funds each has the sole power to dispose of the 1,150,085 shares of Class A Common Stock owned by the Fidelity Funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Edward C. Johnson 3d and FMR LLC, through its control of FMTC, each has sole dispositive power over 19,148 shares and sole power to vote or to direct the voting of 19,148 shares of Class A Common Stock owned by the institutional account(s) as reported above. Each of Edward C. Johnson 3d and FMR LLC, through its control of SAI, has the sole power to vote or direct the vote of, and to dispose of, the 3,157 shares of Class A Common Stock owned by individuals to which they provide advisory services. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 102,390 shares and sole power to vote or to direct the voting of 102,390 shares of Class A Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has the sole power to vote or direct the vote over 123,420 shares of Class A Common Stock and sole dispositive power over 123,420 shares of Class A Common Stock owned by institutional accounts managed by PGATC. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC made the Schedule 13G filed on February 14, 2013 on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. The address of each of these persons, other than FIL, PGALLC and PGATC, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The address for PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

(22)

According to a Schedule 13G filed on February 14, 2013, Stephen F. Mandel, Jr. is the Managing Member of Lone Pine Managing Member LLC. Lone Pine Managing Member LLC is the Managing Member of Lone Pine Capital LLC, which acts as investment adviser to Lone Spruce, L.P., Lone Sequoia, L.P., Lone Balsam, L.P., Lone Cypress, Ltd., Lone Kauri, Ltd., Lone Monterey Master Fund, Ltd., Lone Cascade, L.P. and Lone Sierra, L.P. The address of the persons referred to above is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(23)

According to a Schedule 13G filed on June 10, 2013, by Prudential Financial, Inc. (“Prudential”) and a Schedule 13G filed on February 14, 2013 by Jennison Associates LLC (“Jennison”), Prudential may be deemed to beneficially own 6,126,443 shares of Class A Common Stock beneficially owned by its subsidiaries, including 5,787,016 shares beneficially owned by Jennison and 339,427 shares beneficially owned by Quantitative Management Associates LLC. Prudential’s address is 751 Broad Street, Newark, New Jersey 07102. Jennison’s address is 466 Lexington Avenue, New York, New York 10017.

(24)

According to a Schedule 13G filed on February 6, 2013, T. Rowe Price Associates, Inc. (“Price Associates”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,790,304 shares of Class A Common Stock with the sole power to vote or direct the vote over 1,169,594 shares of Class A Common Stock and sole dispositive power over 3,790,304 shares of Class A Common Stock. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(25)

Includes (i) options vested, as of June 20, 2013 or within 60 days thereafter, granted under our 1997 Stock Incentive Plan, our 2010 Stock Incentive Plan and our prior 1997 Non-Employee Director Stock Option Plan (such plan expired on December 31, 2006) representing the right to purchase 1,300,869 shares of Class A Common Stock and (ii) 5,185 unvested restricted shares of Class A Common Stock granted under our 1997 Stock Incentive Plan and 2010 Stock Incentive Plan. Does not include (i) unvested options granted under the 1997 Stock Incentive Plan and the 2010 Stock Incentive Plan, representing the right to purchase 189,314 shares of Class A Common Stock, (ii) vested options representing the right to purchase 24,580 shares of Class A Common Stock that are not exercisable by Mr. Farah until March 29, 2014, (iii) 400,404 unvested RPSUs (a portion of which are subject to upward or downward adjustment), (iv) 86,463 unvested RSUs, (v) 33,518 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered to Mr. Farah until March 29, 2014) or (vi) 598,185 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered to either Mr. R. Lauren or Mr. Farah, as the case may be, until his separation of service from the Company or if earlier, upon a change of control (as defined in each of their employment agreements) granted under the 1997 Stock Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and to provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than ten percent of our Class A Common Stock. To our knowledge, based solely on our review of the copies of Section 16(a) reports furnished to us during and with respect to Fiscal 2013 and on written representations from certain reporting persons that no Form 5s were required to be filed by such persons, all reportable transactions during that fiscal year were reported on a timely basis except for a grant made to Judith A. McHale that was inadvertently reported late, consisting of 297 restricted share units and options to purchase 801 shares of Class A Common Stock granted under the 2010 Stock Incentive Plan.

DIRECTOR COMPENSATION

The compensation for non-employee directors is as follows:

•	an annual retainer fee for each non-employee director of $60,000;

•

an annual retainer fee for the Chairs of the Audit Committee and the Compensation Committee of $20,000, and an annual retainer fee for the Chair of the Nominating & Governance Committee of $15,000; and

•

an annual equity award for each non-employee director with a target equity value of $100,000. One-half of the target equity value is delivered in the form of options to purchase shares of our Class A Common Stock and one-half is delivered in the form of restricted shares of Class A Common Stock. The options and the restricted shares of Class A Common Stock will vest over three years in equal annual installments.

The fee paid to non-employee directors for each meeting of a committee of the Board of Directors that a director attends is $2,000 per committee meeting. The annual retainer and attendance fees are paid to the non-employee directors in quarterly installments in arrears.

A non-employee director also receives a grant of options to purchase 7,500 shares of our Class A Common Stock at the time that the director initially joins our Board of Directors. These options will vest over three years in equal annual installments and the term is seven years. The annual equity award to non-employee directors is awarded on April 1 of each year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

Our Board of Directors and Compensation Committee believe it is important for key members of our senior management team and our non-employee directors to build and maintain a long-term ownership position in the Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. As a result, the Compensation Committee has established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group, to further link their interests with those of stockholders. These guidelines provide that non-employee directors and such employees must attain ownership of a specific number of shares by June 2015, which is approximately five years from the implementation of the guidelines. Non-employee directors and employees subject to these guidelines who join us (or become subject to the guidelines) after the implementation of the guidelines will have five years from June 30th in the year most closely following the date they joined us (or were included) to attain the requisite numbers of shares specified in the guidelines. For directors, the guideline is based on a fixed share target of 2,400 shares. Further details on the guidelines for these employees are provided in “Compensation Discussion and Analysis – Stock Ownership Guidelines.”

We reimburse our non-employee directors for reasonable travel and other related expenses to attend Board of Directors and committee meetings and for director education courses. Non-employee directors are also provided with a merchandise discount on most of our products.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors in Fiscal 2013. Directors who are our employees receive no compensation for their services as directors and do not serve on any committees of the Board of Directors.

Name	Fees Earned or Paid in Cash[1] ($)	Option Awards[2] ($)		Stock Awards[2] ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)		Total ($)
John R. Alchin	$74,000	$50,163		$49,399		—	—	$934		$174,496
Arnold H. Aronson	$80,000	$50,163		$49,399		—	—	$934		$180,496
Frank A. Bennack, Jr.	$128,000	$50,163		$49,399		—	—	$934		$228,496
Dr. Joyce F. Brown	$95,000	$50,163		$49,399		—	—	$934		$195,496
Joel L. Fleishman	$110,000	$50,163		$49,399		—	—	$934		$210,496
Hubert Joly	$82,000	$50,163		$49,399		—	—	$336		$181,898
Judith A. McHale	$74,000	$0	[4]	$0	[4]	—	—	$0	[4]	$74,000
Steven P. Murphy	$90,000	$50,163		$49,399		—	—	$934		$190,496
Robert C. Wright	$66,000	$50,163		$49,399		—	—	$934		$166,496

(1)

The annual retainer for each non-employee director is $60,000. The annual retainer for the Chair of each of the Audit Committee and Compensation Committee is $20,000 and the Chair of the Nominating & Governance Committee is $15,000. The fee paid to non-employee directors for each meeting of a committee of the Board of Directors that such non-employee director attends is $2,000 per committee meeting. In Fiscal 2013, the Audit Committee met seven times, the Compensation Committee met twelve times and the Nominating & Governance Committee met three times.

(2)

We grant annual stock-based awards to non-employee directors on April 1 of each year. The grants awarded for our non-employee directors’ service during Fiscal 2013 were made on April 1, 2012 and included the following for each non-employee director:

•

$50,163 representing the aggregate grant date fair value of the annual grant of options to purchase 723 shares of the Company’s Class A Common Stock, calculated in accordance with FASB Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”); and

•	$49,399 representing the aggregate grant date fair value of the annual grant of 285 restricted shares of the Company’s Class A Common Stock, calculated in accordance with ASC 718.

The grants made to our non-employee directors on April 1, 2013 were made during Fiscal 2014 and will be disclosed in next year’s Proxy Statement.

(3)	This amount represents deferred cash dividends paid during Fiscal 2013 in connection with the vesting of restricted shares of our Class A Common Stock.

(4)

Judith A. McHale rejoined the Board of Directors during Fiscal 2012 on November 8, 2011 and thus, she did not receive any equity awards or deferred cash dividend payments in connection with the vesting of restricted shares of our Class A Common Stock during Fiscal 2013.

Director Equity Table

At the end of Fiscal 2013, each non-employee director held options to purchase shares of our Class A Common Stock and restricted shares of our Class A Common Stock as follows:

	Options	Restricted Stock
John R. Alchin	15,420	715
Arnold H. Aronson	14,528	715
Frank A. Bennack, Jr.	18,528	715
Dr. Joyce F. Brown	3,535	715
Joel L. Fleishman	18,528	715
Hubert Joly	5,072	715
Judith A. McHale[1]	0	0
Steven P. Murphy	17,028	715
Robert C. Wright	15,420	715

(1)	Judith A. McHale rejoined the Board of Directors during Fiscal 2012 on November 8, 2011 and thus, she did not receive or hold any equity awards during Fiscal 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Fiscal 2013 Performance and Impact on Compensation

We delivered strong financial results during Fiscal 2013 as we continue to focus on executing our key long-term global strategies. Our significant Fiscal 2013 achievements include:

•

Delivered Another Year of Record Level Operating Income. For Fiscal 2013, we reported record operating income of approximately $1.1 billion, representing an approximate 8% increase over Fiscal 2012, which at that time was also a record level. We also improved our operating margin by 100 basis points and reported operating margin of approximately 16.2%. The improvement in operating income and operating margin was achieved despite strategic decisions, such as store closures associated with our Greater China repositioning efforts and the discontinuance of American Living and Rugby, in addition to unfavorable foreign currency effects, that impeded overall sales growth for the year. Our operating income has increased over three-fold over the past ten years and our total shareholder annual rate of return was 21.9% for the 2002-2012 period, ranking us 30th among the Fortune 500 companies according to a recent survey conducted by Fortune magazine.

•

Delivered Record Earnings Per Share. For Fiscal 2013, we reported diluted earnings per share of $8.00 (representing an approximate 12% increase over Fiscal 2012), reflecting disciplined operational management on modest sales growth and despite continued investment in our long-term growth objectives.

•

Delivered on Our Commitment to Return Capital to Stockholders. For Fiscal 2013, we continued strong financial and balance sheet performance and delivered on our commitment to return capital to stockholders.

➢

Total Shareholder Return. We generated a TSR of approximately 96.2%, 199% and 677.9% over our three-year, five-year and ten-year fiscal periods, respectively, ending March 29, 2013 (the last business day of Fiscal 2013), which continues to surpass the 40.9%, 32.6% and 126.7% TSR, respectively, for the S&P 500 Index for the corresponding periods, despite our Fiscal 2013 TSR of -2.4%.

➢

Dividends. On May 22, 2012, we announced that we doubled our quarterly dividend payments from $0.20 per share to $0.40 per share, the third time that we doubled our dividend since November 2009. During Fiscal 2013, we returned approximately $127.8 million of cash to our stockholders through the payment of dividends.

Fiscal Year

➢

Stock Repurchases. During Fiscal 2013, we repurchased approximately 3.02 million shares of our Class A Common Stock and we returned approximately $450 million of cash to our stockholders under our common stock repurchase program.

•	Continued Progress on Key Global Strategic Growth Objectives. Our solid results were achieved while also executing our key strategic growth objectives.

➢

International Market Development. We made good progress developing our business internationally, including repositioning our brand presence in Greater China, opening store locations in 13 different countries and signing agreements to take direct control of our business from licensees in Australia and Turkey during Fiscal 2013.

➢

Expansion of Direct-to-Consumer Business. Our sales in the retail segment represented 52% of our consolidated net revenues in Fiscal 2013, up from 50% in Fiscal 2012. In addition to opening 34 stores worldwide, we launched e-commerce for Ralph Lauren in Japan and for Club Monaco in the United States and Canada; we expanded e-commerce distribution in Europe; and we invested in additional distribution capacity to support continued channel growth.

➢	Product Innovation. Our continued investment in product innovation supported growth in our core apparel merchandise categories and for emerging categories, such as Accessories.

➢

Investment in Operational Infrastructure. We are upgrading our systems and infrastructure to better service our customers by investing in information technology platforms and expanding our distribution centers.

➢	Development of Worldwide Talent. We enhanced and developed our talent and management structure to support high growth opportunities and initiatives.

Pay–for-Performance

As a result of our continued strong performance in Fiscal 2013, the Compensation Committee approved bonuses and equity award payouts for each of the NEOs whose compensation is disclosed in the “Summary Compensation Table” and related compensation tables. The Company’s performance, specifically our net income before tax (“NIBT”) and net earnings, directly impacts the pay of our NEOs. The bonuses and equity awards earned for Fiscal 2013 are discussed in more detail in the “Performance-based Compensation Programs” section.

Executive Compensation Governance Highlights

The Company seeks to maintain best practice standards with respect to the oversight of executive compensation. The following policies and practices were in effect during Fiscal 2013:

•	Compensation Committee composed solely of independent directors;

•	Use of an independent compensation consultant retained directly by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management;

•	Grants of equity awards that now incorporate relative TSR as a modifier to long-term incentive awards;

•	Meaningful stock ownership requirements for our NEOs and other select members of our senior management;

•	Employees prohibited from purchasing the Company’s stock on margin, engaging in short sales or buying or selling puts or calls in respect of the Company’s stock; and

•	Double-trigger vesting upon a change-of-control for equity awards granted in Fiscal 2013 and beyond for our Chairman and CEO and other equity participants.

Fiscal 2012 “Say on Pay” Vote and Investor Outreach

At our 2012 annual meeting of stockholders, we received support from stockholders, who held approximately 98% of our outstanding common stock, on the compensation of our NEOs and the Company’s compensation philosophy, policies and practices. Despite this overwhelming support in favor of our existing executive compensation practices, the Compensation Committee continues to refine our programs to improve alignment with the interests of stockholders. In Fiscal 2013, we incorporated relative TSR as a modifier and relative performance metric for a portion of the long-term equity awards to select members of our senior management to further align with long-term stockholder performance. See “Long-Term Equity-Based Incentives –Cliff RPSUs with TSR Modifier.”

In addition, in Fiscal 2013, we had discussions with some of our largest investors and solicited their feedback on a variety of corporate governance topics, including executive compensation practices. We continue to have robust engagement with stockholders, who have expressed their support for our management team and satisfaction with our performance. Our strong financial results reinforce the Compensation Committee’s view that our executive compensation programs are achieving their objectives, particularly since our results were attained despite highly uncertain global economic conditions and after substantial investment in our strategic growth initiatives that are meant to support long-term stockholder value creation. We and the Compensation Committee have considered the dialogue with our stockholders and the results of the vote on our Fiscal 2012 executive compensation programs and have concluded that we continue to provide a competitive pay-for-performance package that effectively incentivizes our NEOs.

Executive Compensation Programs

Overview

We maintain executive compensation programs designed to reward sustained business growth and results. These programs, taken together, are designed to drive stockholder value through the following principles:

•	attract, motivate and retain highly qualified employees;

•	establish challenging goals balanced between short-term and long-term objectives;

•	award a meaningful portion of compensation in variable (versus fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards;

•	promote collaborative leadership behavior designed to achieve goals in a complex global organization; and

•	avoid unnecessary or excessive risk-taking that could reward employees at the expense of stockholders.

NEOs for Fiscal 2013

For Fiscal 2013, our NEOs include:

•	Ralph Lauren, Chairman and CEO;

•	Roger N. Farah, President and Chief Operating Officer (“COO”);

•	Jackwyn L. Nemerov, Executive Vice President;

•	Christopher H. Peterson, Senior Vice President and Chief Financial Officer (“CFO”); and

•	Mitchell A. Kosh, Senior Vice President, Human Resources.

Pursuant to the SEC’s executive compensation disclosure rules, we have also included discussion and disclosure of compensation for our former Senior Vice President and CFO, Tracey T. Travis, who resigned effective as of July 30, 2012 and Robert L. Madore, who served as Interim CFO from July 30, 2012 until September 24, 2012. Mr. Madore remains with the Company as Senior Vice President of Finance.

Determination of Compensation for Executives

Market Data. We operate in three distinct but integrated business segments: wholesale, retail and licensing, and our primary products include apparel for men, women and children, accessories, home furnishings and fragrance. As a result, we believe our product breadth, multi-channel distribution and global reach are unique among luxury and apparel companies. Accordingly, while the Compensation Committee considers, among other things, competitive market compensation paid by other companies in our industries in establishing our executive compensation programs, it does not use a designated peer group as a primary comparative metric. From time to time, the Compensation Committee also reviews compensation levels at various categories of companies such as leading apparel and accessories manufacturers, high-profile, branded retail organizations, family-named companies and other companies in which the chief executive officer of such companies could be perceived as personifying their organizations. However, the Compensation Committee does not set executive compensation at, or near, any particular target percentile within a peer group, but instead, uses compensation market data across multiple peer groups as a consideration in setting our executive compensation levels.

Other Considerations. In addition to market data, the Compensation Committee considers other factors in determining executive compensation levels, including internal pay equity, nature and scope of responsibility, an employee’s current performance and expected future contributions, succession planning considerations relative to development and retention, and our performance, financial plans and budget. In determining the compensation and performance of Mr. Ralph Lauren, the Compensation Committee also takes into consideration that Mr. Lauren is not only the CEO of a unique, complex, global organization with highly successful wholesale, retail and licensing divisions in multiple product categories, but he is also the founder, creator and name behind our brands. Mr. Lauren brings extraordinary and rare talent to our Company that is unrivaled by others in our industry. The Compensation Committee believes that Mr. Lauren’s aesthetic vision, direction, and the public’s association of his name and likeness with our branded products are unique and integral components of our success, and that his contributions to our longstanding, consistent achievement over the last four decades have been, and continue to be, instrumental in creating significant stockholder value. These factors were taken into account both with respect to Mr. Lauren’s compensation during Fiscal 2013 and with respect to the terms that the Compensation Committee approved in Mr. Lauren’s new employment agreement as discussed in more detail below in “Changes in NEOs’ Compensation Arrangements in Fiscal 2013.”

Role of the Compensation Committee and Management. In addition to its responsibilities to, among other things, review and administer our compensation plans and to maintain oversight in the development of succession plans for certain key executive positions within our senior management, with respect to executive compensation, the Compensation Committee is responsible for reviewing and approving the employment agreements for each of Mr. Lauren and Mr. Farah, which include their salary, bonus and certain other compensation components. In determining the long-term incentive component of Mr. Lauren’s and Mr. Farah’s compensation pursuant to each of their employment agreements, the Compensation Committee considered, among such other factors as it deemed relevant, our performance, shareholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to each of Mr. Lauren and Mr. Farah in past years. As noted above under “Determination of Compensation for Executives – Market Data,” while the Compensation Committee considers market information, the Compensation Committee believes that considerations unique to our Company have a greater impact in setting executive compensation. On an annual basis, the Compensation Committee also reviews and approves the corporate performance goals and objectives relevant to the compensation payable to Mr. Lauren and Mr. Farah.

Subject to previously approved applicable contractual obligations, the Compensation Committee also reviews and approves, on an annual basis, the compensation of key members of our senior management, including our other NEOs and reviews and approves the corporate performance goals and objectives relevant to the compensation payable to each of them. In addition, the Compensation Committee regularly reviews the design and structure of our executive compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further our strategic priorities.

Role of Compensation Consultants. The Compensation Committee has utilized the services of Exequity LLP (“Exequity”), an independent advisor, to provide guidance in association with significant executive compensation decisions. Exequity does not provide other services to the Company or the Company’s management. In Fiscal 2013, the Compensation Committee continued to engage Exequity to provide these independent advisory services, including in connection with the preparation of Mr. Lauren’s new employment agreement, which is discussed in more detail below in “Changes in NEOs’ Compensation Arrangements in Fiscal 2013.” The Compensation Committee retains sole responsibility for engaging any advisor and meets with its advisor, as needed, in the Compensation Committee’s sole discretion.

Separate from the Compensation Committee’s consultant, during Fiscal 2013, our Company’s management continued to retain the services of Compensation Advisory Partners, LLC (“CAP”), as its independent compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation matters.

Employment Agreements

We have a longstanding practice of entering into employment agreements with our corporate officers and select members of our senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. Employment agreements for Mr. Lauren, our CEO and Mr. Farah, our President and COO, are developed and approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation and legal advisors. Employment agreements for our other NEOs are established by Mr. Lauren and Mr. Farah in consultation with, and subject to the approval of, the Compensation Committee.

The guidelines for salary, bonus and certain other compensation components for each NEO are set forth in his or her respective employment agreement, and, if applicable, in amendments to that employment agreement. The agreements also provide certain benefits, including in the event of various termination or change in control situations. We believe that providing for these benefits in such situations enhances the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. See “Executive Employment Agreements,” “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each NEO’s employment agreement.

Changes in NEOs’ Compensation Arrangements in Fiscal 2013

On June 26, 2012, we entered into a new five-year employment agreement with Mr. Ralph Lauren (the “New Lauren Employment Agreement”) that extended his term through April 1, 2017, the last day of Fiscal 2017. As a result of the Compensation Committee’s ongoing consideration of our executive compensation programs and consistent with the Compensation Committee’s continued desire to provide a competitive pay-for-performance package, drive stockholder value and incentivize for strong long-term financial results, the Compensation Committee, in consultation with its independent compensation consultant, Exequity, rebalanced Mr. Lauren’s total compensation with more at-risk long-term equity-based compensation and less total target cash compensation. The Compensation Committee continued to set total target and maximum compensation for Mr. Lauren at a level it currently deems appropriate for his unique role and extraordinary talent.

Under the New Lauren Employment Agreement, the Compensation Committee and Mr. R. Lauren agreed to the following key changes:

•	Reduced his total target cash compensation by 25%, from $14.25 million to $10.75 million;

•

Stabilized the aggregate target grant date fair value of Mr. Lauren’s annual equity awards at $14 million. Under his former employment agreement, his target annual equity grants were denominated in a fixed number of shares which resulted in an aggregate grant date fair value of $15,311,750 in Fiscal 2012;

➢

In the three previous fiscal years, Mr. Lauren’s target annual equity grants were denominated in a fixed number of shares which resulted in an aggregate grant date fair value varying from $15,311,750 in Fiscal 2012 to $6,274,250 in Fiscal 2010.

•	Incorporated relative TSR as a modifier and as a relative performance metric for a portion of Mr. Lauren’s long-term equity awards to further align with long-term stockholder performance;

•	Eliminated single trigger vesting upon a change-of-control for future equity awards (which had previously remained applicable for certain of his equity awards);

•	Required that the Company’s performance criteria be met in order for Mr. Lauren’s future stock-based equity awards to vest upon certain terminations of employment; and

•

Reduced Mr. Lauren’s separation payments upon a termination without cause or a resignation for good reason from three years base salary plus three times his two-year bonus average, to two years base salary plus two times his two-year bonus average, in addition to a pro-rated portion of the current year’s bonus (based on actual performance).

See a copy of the New Lauren Employment Agreement, as previously filed with the SEC, and “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in this Proxy Statement for a more complete description of the key changes in the New Lauren Employment Agreement as compared to Mr. Ralph Lauren’s amended and restated employment agreement dated as of March 30, 2008, and amended as of June 29, 2009 and November 9, 2010 (the “Former Lauren Employment Agreement”) that was in effect during a portion of Fiscal 2013.

We delivered strong financial performance in Fiscal 2013, with results exceeding challenging goals under our executive compensation programs, resulting in a payout above target, compared to achievement of maximum performance levels in Fiscal 2012. As a result, and due to the rebalancing of Mr. Lauren’s compensation as outlined above, Mr. Lauren’s total compensation decreased approximately 28% as compared to Fiscal 2012. We believe that this result is consistent with our goal of pay-for-performance by rewarding our executives for the appropriate achievement level of both short-term and long-term superior financial and strategic performance.

In Fiscal 2013, we entered into a new employment agreement with Mr. Kosh, our Senior Vice President – Human Resources, effective as of February 24, 2013 (the “New Kosh Employment Agreement”) that was substantially the same as his prior employment agreement, except as provided below. The specific terms of his employment agreement reflect the Compensation Committee’s perspective regarding the appropriate mix and level of compensation for this critical role based on his responsibilities and historical, current and expected contributions. Key aspects of his compensation include:

Base Salary	$800,000	Effective February 24, 2013
Annual Bonus Target	$500,000	Effective Fiscal 2014
Annual Equity Award Target Value	$700,000
Special Equity Award Target Value	$1,500,000	One-Time in Fiscal 2014

See a copy of the New Kosh Employment Agreement, as previously filed with the SEC, and “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in this Proxy Statement for a more complete description of the key changes in the New Kosh Employment Agreement as compared to his amended and restated employment agreement dated as of October 14, 2009 (the “Former Kosh Employment Agreement”) that was in effect during a portion of Fiscal 2013.

In Fiscal 2013, we also entered into an employment agreement with Mr. Peterson, our Senior Vice President and CFO, effective as of September 24, 2012 (the “Peterson Employment Agreement”), upon commencement of Mr. Peterson’s employment with the Company. In determining Mr. Peterson’s compensation, the Company took into consideration, among other things, Mr. Peterson’s 25 years of broad-based financial and operational experience, compensation at his former company, internal pay equity and his expected future contributions.

See a copy of the Peterson Employment Agreement, as previously filed with the SEC, and “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Key Components of Executive Compensation

The principal elements of our executive compensation programs are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives
Base Salary	• Fixed compensation	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees

Annual Cash Incentive Bonus	• Variable, performance-based cash compensation earned based on achieving pre-established annual goals	• Motivate and reward employees to achieve or exceed our current-year financial goals

Long-Term Equity-Based Incentives	• Variable equity compensation earned based on achieving pre-established long-term goals	• Align an employee’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long-term
• Stock Options	• Stock options are granted at fair market value and generally have pro-rata three-year vesting and a seven-year term	• Align compensation with stockholders’ interests • Provide value to the extent the stock price increases above the grant price
• Pro-Rata Restricted Performance Share Units (RPSUs)	• Earned and eligible for payout ratably over three years based on achievement of a pre-established performance goal for the initial fiscal year and continued employment through the vesting dates

•   Align compensation with stockholders’ interests

•   Facilitate and reward achievement of our annual financial goals through a combination of performance goal and time-based payouts

•   Aid in retention of key employees in a highly competitive market for talent

• Cliff RPSUs	• Earned based on our achievement of a pre-established cumulative net earnings goal over a three-year fiscal performance period and continued employment	• Align compensation with stockholders’ interests • Facilitate and reward achievement of our long-term growth plan • Aid in retention of key employees in a highly competitive market for talent
• Cliff RPSUs with TSR Modifier

•     Same as Cliff RPSUs but subject to adjustment (a “TSR Modifier”) based on our relative TSR performance, which measures the performance of our stock price and dividends, as compared to the TSR generated by the S&P 500 during the same three-year fiscal performance period

•   Align compensation with stockholders’ interests

•   Facilitate and reward achievement of our long-term growth plan

•   Aid in retention of key employees in a highly competitive market for talent

•   Link level of award with relative performance against other S&P 500 companies

• Restricted Stock Units (RSUs)	• Earned and eligible for payout over a number of years based on the passage of time and continued employment	• Provide in very limited and unique situations • Aid in attraction and retention of select key employees in a highly competitive market for talent

Base Salary

Base salaries for our NEOs are set forth in their respective employment agreements and are designed to provide a fixed level of compensation. Although the Compensation Committee may periodically consider proposals from Mr. Lauren and Mr. Farah to approve increases to the base salaries for our other NEOs, the Compensation Committee believes that a significant portion of any NEO’s total compensation should be at-risk.

Fiscal 2013 Base Salaries

As of the fiscal year-end, the annual base salaries for our NEOs were as follows:

Name/Title		Fiscal 2013 Base Salary
Ralph Lauren Chairman and CEO	$	1,750,000
Roger N. Farah President and COO	$	900,000
Jackwyn L. Nemerov Executive Vice President	$	900,000
Christopher H. Peterson Senior Vice President and CFO	$	800,000
Mitchell A. Kosh Senior Vice President – Human Resources	$	800,000
Tracey T. Travis Senior Vice President and CFO (until July 30, 2012)	$	750,000
Robert L. Madore Senior Vice President and Interim CFO (from July 30, 2012 to September 24, 2012)	$	515,000

During Fiscal 2013, the Compensation Committee approved an increase in Mr. Lauren’s annual base salary to $1,750,000, pursuant to the New Lauren Employment Agreement, effective as of June 26, 2012. The increase in Mr. Lauren’s base salary partially offsets the reduction in the bonus portion of his total cash compensation under the New Lauren Employment Agreement and is based on the Compensation Committee’s decision to rebalance Mr. Lauren’s total compensation with more at-risk long-term equity-based compensation and less total cash compensation. The Compensation Committee also deems this increase in base salary to be appropriate given Mr. Lauren’s unique role in the Company and his extraordinary talent.

In addition, both Mr. Kosh and Mr. Madore received base salary increases. Mr. Kosh’s base salary was increased in June 2012 from $700,000 to $750,000. In February 2013, in connection with the New Kosh Employment Agreement, the Compensation Committee approved an increase in Mr. Kosh’s annual base salary from $750,000 to $800,000. In June 2012, Mr. Madore’s annual base salary increased from $489,250 to $515,000. The Compensation Committee determined that each of these increases was appropriate in light of each of Mr. Kosh and Mr. Madore’s current and historical contributions to our Company. None of the other NEOs received increases in their respective base salaries.

Performance-based Compensation Programs

The Compensation Committee strongly believes that our compensation practices accomplish the goal of pay-for-performance by rewarding our executives for the achievement of both short-term and long-term superior financial and strategic performance. To align our executives’ compensation with stockholders’ interests, the Compensation Committee has concluded that a majority of our executives’ compensation should be at-risk — in the form of annual incentive opportunity and long-term equity-

based awards. As of the end of Fiscal 2013, the percentage of total target compensation that was at-risk for each of our current NEOs were 93% for Mr. Lauren, 94% for Mr. Farah, 92% for Ms. Nemerov, 73% for Mr. Peterson and 56% for Mr. Kosh.

Annual Cash Incentive Awards

We have two cash incentive bonus plans – the EOAIP and the Executive Incentive Plan (“EIP”). Each plan is designed to promote executive decision-making and achievement that supports the realization of key overall Company financial goals. For Fiscal 2013, the participants in the Company’s EOAIP consisted of each of the NEOs, with the exception of Mr. Madore who served as Interim CFO for a portion of Fiscal 2013 and participates in the EIP.

Amended and Restated Executive Officer Annual Incentive Plan (EOAIP). The EOAIP is a stockholder-approved, short-term cash incentive bonus plan, in which the Compensation Committee determines the EOAIP participants from among our executive officers.

Key features of the EOAIP are:

•

Payouts are based on different levels of achievement, which include Threshold, Target and Maximum levels. The Compensation Committee establishes the Threshold, Target and Maximum levels each year. In Fiscal 2013, the Compensation Committee determined that the following performance levels were applicable to corporate participants:

Threshold	The minimum level of performance for which a bonus is paid and set at 80% of the Target level. No bonuses will be earned if the Threshold level of performance is not achieved.

Target	100% achievement of financial goals.

Maximum	Achievement at a superior level of performance of up to 110% of the Target level.

•	No payouts are made in any year in which we fail to earn a profit.

•

Participants are eligible for a bonus opportunity based 100% on our overall financial performance without consideration of performance of specific divisions or any discretionary performance factors. Bonus payments are subject to adjustments, if applicable, as described further below.

•	Participants may have individual payout schedules based upon each such participant’s existing employment agreement.

•	All bonuses under the EOAIP are capped, subject to the respective employment agreements of each participant.

•	The Compensation Committee has the authority to:

➢	determine the EOAIP participants from among our executive officers;

➢	establish the financial performance goals (from the list of performance measures previously approved by stockholders) and payout schedules, including any adjustments to the extent permitted under Section 162(m) of the Code, to omit, among other things, the effect of unbudgeted extraordinary items, any gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles;

➢	establish the required achievement levels against pre-determined performance goals under the EOAIP; and

➢	exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP.

The Compensation Committee believes that maintaining the EOAIP provides the Compensation Committee with the flexibility to maintain an incentive plan for these officers that is tightly aligned with their significant roles and broad responsibilities within our company and reflects their contributions to our overall success.

Executive Incentive Plan (EIP). Eligible EIP participants are those employees who are in positions of Senior Director level and above (“EIP Participants”), other than those who participate in the EOAIP, and who make important leadership contributions towards achievement of the Company’s annual objectives. EIP Participants designated as corporate participants are eligible to receive a bonus based primarily on the Company’s overall corporate performance while EIP Participants designated as division participants are eligible to receive a bonus based primarily on a combination of the Company’s overall corporate performance and that particular EIP Participant’s division’s performance. Mr. Madore was a corporate participant in the EIP. In Fiscal 2013, EIP Participants typically had target bonus opportunities ranging from 15% to 50% of such participant’s fiscal year salary earnings, depending on such participant’s position level and responsibility, with larger bonus opportunities often provided to those with greater responsibility.

Fiscal 2013 Cash Incentive Bonuses Paid Under the EOAIP and EIP

Each year, we engage in an extensive and deliberate process to establish our budget, performance measures and performance targets which are then presented to the Compensation Committee for approval. After our independent auditors issue their final audit opinion for the completed fiscal year, the Compensation Committee determines the extent, if at all, to which performance has been achieved against pre-established targets and, based upon the degree of achievement, approves the annual cash incentive bonuses payable to each NEO under the EOAIP or EIP, as applicable. The Compensation Committee believes that the performance of each of our NEOs is represented by the Company’s results and thus, individual performance is not considered in determining their bonuses. Each of Mr. Farah, Ms. Nemerov, Mr. Peterson, Mr. Kosh and Mr. Madore have their respective bonuses adjusted (from minus 10% to plus 10%) based upon the degree of achievement of a previously established additional strategic financial goal. The bonus payment for Mr. Lauren is based solely on actual performance against the Company’s overall performance measures, as selected by the Compensation Committee for the applicable fiscal year, and is not adjusted based on performance against the aforementioned additional strategic financial goal.

For Fiscal 2013, under the EOAIP and EIP, the performance measure selected was NIBT. The strategic financial goal performance measure selected for Mr. Farah, Ms. Nemerov, Mr. Peterson and Mr. Kosh was our selling, general and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. Under the EIP, the strategic goal chosen for Mr. Madore was expense against budget for the Finance division. The Compensation Committee believes that NIBT is aligned with stockholders’ interests and is a comprehensive indicator of our annual performance. The Compensation Committee also believes that managing the Company’s selling, general and administrative expenses as a percentage of net revenues is an important part of our ongoing strategic objectives.

In Fiscal 2013, the NIBT target for payment of awards was approximately $1,085.3 million, which was significantly higher than the Fiscal 2012 NIBT target of approximately $854.7 million and above the actual NIBT for payments of awards in Fiscal 2012. Following our achievement of record earnings in Fiscal 2012, the Compensation Committee established Fiscal 2013 financial targets, taking into consideration factors such as exits of certain businesses, unfavorable foreign currency exchange rates, investment costs for operating systems and infrastructure to support our global growth objectives and maximize customer relationship management, and an economic recovery that remains uneven in many of the areas in which we have operations. As a result, the Compensation Committee established the Fiscal 2013 financial goals at a level that would require a sufficiently challenging, higher level of performance relative to the prior fiscal year’s results in order to achieve target bonus payouts. In Fiscal 2013, the actual NIBT for payment of awards was approximately $1,128.3 million, after giving effect to various adjustments approved by the Compensation Committee in accordance with the rules previously established by the Compensation Committee at the beginning of the fiscal year. Despite the challenges of the global operating environment, our Fiscal 2013 adjusted results increased by approximately 11% over our Fiscal 2012 adjusted NIBT for payment of awards. Our Fiscal 2013 results were primarily influenced by the operational discipline of our global management teams that resulted in improved profitability in our main channels of distribution and geographic regions.

Our NEOs were each eligible for a bonus in Fiscal 2013 when we reached 80% of the NIBT target. The Compensation Committee believes that the actual degree of achievement, which exceeded target and Fiscal 2012 results, represents strong performance and that the payment of bonuses at a level above target is consistent with such performance. The table below sets forth the threshold bonus, target bonus, maximum bonus and actual Fiscal 2013 bonus for each of our NEOs:

Name/Title	Threshold Bonus	Target Bonus	Maximum Bonus[2]	Actual Fiscal 2013 Bonus[3]
Ralph Lauren[1] Chairman and CEO	$4,500,000	$9,000,000	$13,500,000	$10,775,229
Roger N. Farah[1] President and COO	$3,000,000	$6,000,000	$9,000,000	$8,646,000
Jackwyn L. Nemerov[1] Executive Vice President	$900,000	$1,800,000	$2,700,000	$2,593,800
Christopher H. Peterson[1,4] Senior Vice President and CFO	$309,900	$619,800	$1,239,600	$1,104,484
Mitchell A. Kosh Senior Vice President – Human Resources	$200,000	$400,000	$800,000	$712,800
Tracey T. Travis[5] Senior Vice President and CFO (until July 30, 2012)	$200,000	$400,000	$800,000	$0
Robert L. Madore Senior Vice President and Interim CFO (from July 30, 2102 to September 24, 2012)	$90,125	$180,250	$360,500	$321,206

(1)

Threshold, target and maximum bonus amounts payable to Mr. Farah and Ms. Nemerov, and target and maximum bonus amounts payable to Mr. Lauren and Mr. Peterson, are set forth in their respective employment agreements. Beginning in Fiscal 2013, pursuant to the New Lauren Employment Agreement, Mr. Lauren’s annual target bonus opportunity was reduced from $13 million to $9 million and his annual maximum bonus opportunity was reduced from $19.5 million to $13.5 million.

(2)

The maximum bonus amount shown for the NEOs other than Mr. Lauren does not reflect a possible adjustment up or down by 10% which may be made based on relative achievement of the strategic financial goal.

(3)

Except for Mr. Lauren, this amount reflects upward adjustment of 10% to reflect our performance against the strategic financial goal. For Mr. Madore, the strategic goal was expense against budget for the Finance division and for the other NEOs, the strategic financial goal was selling, general and administrative expenses as a percentage of net revenues, both at the maximum level.

(4)

Mr. Peterson joined the Company on September 24, 2012. Threshold, target and maximum bonus amounts payable to Mr. Peterson in Fiscal 2013 reflect a pro-rated amount based on his hire date. Full year threshold, target and maximum annual bonuses are $600,000, $1,200,000 and $2,400,000 respectively.

(5)	Ms. Travis resigned effective as of July 30, 2012 and was not eligible for a bonus in Fiscal 2013.

Long-Term Equity-Based Incentives

Long-term equity-based incentives are intended to align executive and stockholder interests and encourage executive decision making that maximizes stockholder value creation over the long term. The values, mix, and type of annual grants for each senior executive are discussed by management and the Compensation Committee and ultimately approved by the Compensation Committee, unless the terms have been previously approved and set forth in an employment agreement. For Mr. Lauren, Ms. Nemerov and Mr. Peterson, the determination of their Fiscal 2013 annual grants is provided for under their respective employment agreements. We also require, through stock ownership guidelines, that our directors, our NEOs and select other members of our senior management team hold a certain amount of equity in order to build and maintain a long-term ownership position in our company. See “Stock Ownership Guidelines” below. In addition, certain shares underlying vested restricted stock units (“RSUs”) held by Mr. Lauren and Mr. Farah must continue to be held and are not distributable to them until their employment is terminated.

All equity awards to our NEOs in Fiscal 2013 were granted under our 2010 Stock Incentive Plan. During Fiscal 2013, these awards consisted of stock options, RPSUs and RSUs. For a complete description of these awards, see “Fiscal 2013 Long-Term Equity-Based Incentive Awards” below.

Stock Options

Non-qualified stock options vest ratably over a three-year period, subject to continued employment through the applicable vesting date. Stock options are granted at an exercise price equal to the fair market value (calculated as the average of the high and low stock prices on the NYSE) of our Class A Common Stock on the grant date. We have not issued stock options with accelerated vesting features except as specified in certain employment agreements. In addition, we have not re-priced or re-issued any stock options. The 2010 Stock Incentive Plan, and our predecessor plan, the 1997 Stock Incentive Plan, each prohibits the re-pricing or re-issuing of stock options.

The vast majority of stock options are granted to our eligible employees, including our NEOs, during the annual award process. Typically, the Compensation Committee sets the grant date for the annual award of stock options approximately three weeks before our first fiscal quarter earnings release date, making the grants effective in mid-July. In addition to these annual equity awards, grants may be made to certain newly hired or promoted employees at the end of each fiscal quarter. Such awards are typically granted and priced as of the last business day for the fiscal quarter following the hiring or promotion of an employee.

Restricted Performance Share Units (RPSUs)

We grant three types of RPSUs: Cliff RPSUs, Cliff RPSUs with TSR Modifier and Pro-Rata RPSUs, all of which provide the recipient with the opportunity to receive shares of our Class A Common Stock based on our achievement of performance goals over a specified period. Our achievement of our performance goals is subject to adjustment to exclude the effect of certain unbudgeted events and transactions, as permitted under the 2010 Stock Incentive Plan, in accordance with the rules established by the Compensation Committee at the beginning of each fiscal year.

The performance measures for each kind of RPSU are set by the Compensation Committee at the time of grant and may include one or more of the following factors:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share;

•	net operating profit;

•	net revenue or net revenue growth;

•	gross profit or gross profit growth; or

•	return on assets.

Cliff RPSUs. Cliff RPSUs typically vest based on our cumulative net earnings over a three-year performance period. The Compensation Committee believes that cumulative net earnings is an appropriate performance measure since it is a comprehensive measure that assesses our overall performance over a significant period of time, including the effects of our strategic and capital plans, and is aligned with measures often used by the investment community.

The Cliff RPSU grant provides for a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. The performance and payout levels are summarized as follows:

Performance Level	% of Goal Achieved	% of Target Cliff RPSUs Vested
Threshold	70%	75%
Target	100%	100%
Maximum	110%	150%

No payout is earned for performance below Threshold. Vesting is interpolated for performance between 70% and 100% of Target, and for performance between 100% and 110% of Target.

The Compensation Committee believes the payout percentages provide an appropriate balance between the performance level required relative to the level of payout, based on targets that require significant effort for achievement over a multi-year period. Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation Committee, during the applicable performance term.

In June 2013, Cliff RPSU awards that were granted in Fiscal 2011 vested based upon our achievement of pre-established financial goals for the three-year performance period (Fiscal 2011-2013). Our cumulative net earnings performance target for this three-year fiscal period from Fiscal 2011 through Fiscal 2013 was approximately $1,372.3 million. The target for the Fiscal 2011 Cliff RPSUs was based on the three-year plan established during the fall of 2009, as our Fiscal 2011 began on April 4, 2010. In establishing the targets for the Fiscal 2011 Cliff RPSUs, we required ongoing performance improvement based on the three-year plan. The Compensation Committee established these financial targets in Fiscal 2011 for the three-year performance period to require a higher level of performance relative to Fiscal 2010’s strong results and taking into consideration various other factors, including negative foreign exchange impacts, additional investment costs for new product development and the acquisition of certain licenses. Actual performance for the three-year period was approximately $2,080.5 million, or approximately 151% of target, after giving effect to various adjustments, approved by the Compensation Committee in accordance with the terms of the awards. Based on this performance, the Cliff RPSUs that vested in June 2013 were paid out at maximum, or 150% of target, except for certain Cliff RPSUs awarded to Ms. Nemerov as set forth below.

Cliff RPSUs with TSR Modifier. Cliff RPSUs with TSR Modifier were granted to Mr. Lauren, Mr. Farah, Ms. Nemerov and Mr. Kosh for the first time in Fiscal 2013. Cliff RPSUs with TSR Modifier vest based on the same cumulative net earnings goal over three fiscal years, in accordance with the vesting percentages described above for Cliff RPSUs for the performance period from Fiscal 2013-2015, and include a performance modifier based on TSR. The Compensation Committee believes that cumulative net earnings is an appropriate performance measure since it is a comprehensive measure that assesses our overall performance over a significant period of time, including the effects of our strategic and capital plans, and is aligned with measures often used by the investment community. The Compensation Committee also believes that, in tying a portion of the NEOs’ compensation to this additional performance metric, we better align our NEOs’ compensation with stockholders’ interests.

The TSR Modifier is based on relative TSR which compares our TSR (which measures the performance of our stock price and dividends) to the TSR generated by the S&P 500 during the applicable three-year performance period. At the end of the performance period, the Compensation Committee will adjust the final Cliff RPSU with TSR Modifier award by the amount of the TSR Modifier as set forth below:

Relative TSR Performance Range	TSR Adjustment
≥80th Percentile	125%
≥60th but <80th Percentile	112.5%
≥40th but <60th Percentile	100%
≥30th but <40th Percentile	87.5%
< 30th Percentile	75%

There shall be no interpolation for performance between identified Relative TSR performance ranges.

Pro-Rata RPSUs. Pro-Rata RPSUs vest one-third each year over three years, provided the performance goal is achieved in the first fiscal year. All three tranches of the Fiscal 2013 Pro-Rata RPSUs were earned and available for vesting based on our achievement of the Fiscal 2013 performance goal. The Compensation Committee believes that the use of NIBT as a measure for the award of Pro-Rata RPSUs is, like the performance measure utilized under the EOAIP and EIP, a comprehensive indicator of our annual performance. Unlike Cliff RPSUs, the Pro-Rata RPSUs do not provide for payouts above or below the target shares awarded. If the performance goal had not been achieved in Fiscal 2013, all three tranches of the Fiscal 2013 Pro-Rata RPSU awards would have been forfeited.

The performance level that had to be achieved in order for the Fiscal 2013 Pro-Rata RPSUs to be earned and available for vesting was the Threshold level of approximately $868.3 million, which, in this case, was approximately 80% of the target NIBT of approximately $1,085.3 million (the same target level established under our EOAIP and EIP). We exceeded our plan and the target NIBT performance level, after giving effect to various adjustments approved by the Compensation Committee in accordance with the terms of the awards. As a result, in June 2013, 100% of the target shares for the first tranche of the Fiscal 2013 Pro-Rata RPSUs vested and were paid out. The second and third tranches of the Fiscal 2013 Pro-Rata RPSUs will vest based solely on continuous service from the grant date to the respective vesting dates for the second and third tranches.

Restricted Stock Units (RSUs)

In very limited situations such as in connection with new hires and critical retention needs, we may grant time-based vesting RSUs to certain employees.

Fiscal 2013 Long-Term Equity-Based Incentive Awards

The Compensation Committee establishes guidelines annually for determining long-term equity-based incentive grants to certain of our employees under the 2010 Stock Incentive Plan. These guidelines generally provide that the type of awards and the number of shares to be granted to employees are based on their position levels within our Company. Mr. Lauren, Ms. Nemerov and Mr. Peterson receive long-term equity-based incentive awards as provided under their respective employment agreements. The New Lauren Employment Agreement provides for performance-based equity awards and establishes an annual stock award grant with a target value of $14 million, as further described below under “Executive Employment Agreements” and under “Potential Payments Upon Termination or Change in Control.”

In Fiscal 2013, consistent with the New Lauren Employment Agreement, Mr. Lauren received stock options, Cliff RPSUs and Cliff RPSUs with TSR Modifier. The Compensation Committee also determined that the types of awards granted to each of Mr. Farah, Ms. Nemerov and Mr. Kosh should be aligned with the type and mix of awards granted to Mr. Lauren while at the same time, the awards should continue to maintain a value similar to previous years. Accordingly, in Fiscal 2013, Mr. Farah, Ms. Nemerov and Mr. Kosh also received stock options, Cliff RPSUs and Cliff RPSUs with TSR Modifier. In addition, pursuant to her employment agreement, Ms. Nemerov received a special equity award consisting of Cliff RPSUs with a maximum vesting percentage of 100%. The equity awards granted to Mr. Peterson in Fiscal 2013 were made pursuant to his employment agreement and took into consideration, among other things, the equity that Mr. Peterson forfeited at his former employer, internal pay equity and his expected future contributions to our Company. Mr. Peterson received stock options and RSUs, which generally will vest in three equal installments on the anniversary date of the grant in 2013, 2014 and 2015. See “Potential Payments Upon Termination or Change in Control.”

Mr. Lauren and Mr. Farah recommended annual equity awards for Mr. Kosh and Mr. Madore, which are subject to the approval of the Compensation Committee. Mr. Madore received his annual equity grant of stock options, Pro-Rata RPSUs and Cliff RPSUs prior to his appointment as Interim CFO, which was consistent with guidelines established for certain employees with similar responsibilities at the time his grant was made.

In Fiscal 2013, each of our NEOs received the following long-term equity grants:

Name	Stock Options[1]	Cliff RPSUs	Cliff RPSUs with TSR Modifier	Pro-Rata RPSUs	RSUs[2]
Ralph Lauren Chairman and CEO	86,724	32,074	32,074	—	—
Roger N. Farah President and COO	55,620	18,328	18,328	—	—
Jackwyn L. Nemerov[3] Executive Vice President	23,985	42,904	7,904	—	—
Christopher H. Peterson Senior Vice President and CFO	18,906	—	—	—	9,345
Mitchell A. Kosh Senior Vice President – Human Resources	4,416	1,455	1,455	—	—
Tracey T. Travis[4] Senior Vice President and CFO (until July 30, 2012)	N/A	N/A	N/A	N/A	N/A
Robert L. Madore Senior Vice President and Interim CFO (from July 30, 2102 to September 24, 2012)	1,056	885	—	348	—

(1)	The stock options granted to each of our NEOs have a term of seven years. All options shall vest ratably on the first three anniversaries of the date of grant.

(2)	Pursuant to Mr. Peterson’s employment agreement, RSUs granted in Fiscal 2013 to Mr. Peterson shall vest in three equal annual installments on the anniversary date of the grant in 2013, 2014 and 2015.

(3)

Of the 42,904 Cliff RPSUs that Ms. Nemerov received, 35,000 of these Cliff RPSUs provide for payout between 75%-100% of target shares but unlike the Cliff RPSUs for the other such employees, these Cliff RPSUs do not provide opportunity for a payout above 100% of target shares. In addition, these 35,000 Cliff RPSUs shall vest in full after the end of Fiscal 2015, subject to the Company’s achievement of the same cumulative, three-year net earnings performance goal as established and approved by the Compensation Committee for the Cliff RPSUs issued to all other such employees in Fiscal 2013, and further subject to her continued employment.

(4)	Ms. Travis resigned effective as of July 30, 2012 and did not receive any stock awards in Fiscal 2013.

Stock Ownership Guidelines

Our Board of Directors and Compensation Committee believe it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in our Company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at-risk over a long-term period. In June 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group to further link the interests of these individuals with those of our stockholders.

The guidelines provide that non-employee directors and such employees who were covered by the guidelines at the time of implementation must attain ownership of a specific number of shares by June 2015, which is approximately five years from the implementation of the guidelines. Non-employee directors who become members of the Board of Directors, and employees who join us or otherwise become subject to the guidelines after implementation of the guidelines, will have five years from June 30th in the year following the date they joined us or become subject to the guidelines to attain the requisite numbers of shares specified in the guidelines. These shares must be held by such employees until they leave us or until they are no longer covered by the guidelines, as the case may be. Board of Directors must hold the shares until they no longer serve as a member of our Board of Directors. The guidelines for executives and other senior members of management were based on competitive multiples of salary converted to fixed numbers of shares based on the 200-day average stock price. For these employees, the guidelines are based on fixed share targets which vary depending on such employee’s position and level within our company. For Mr. Peterson, who became subject to stock ownership guidelines in June 2013, the target number of shares was set at a later date when the 200-day average stock price used to establish his target number of shares was higher than the stock price was in June 2010 when the stock ownership guidelines were initially implemented. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section. If an employee who is subject to the guidelines or a director does not meet his or her ownership requirement within the applicable five-year period, such executive or director will not be permitted to dispose of any shares acquired upon the exercise of stock options or upon the vesting of RPSUs, RSUs or restricted stock, as the case may be, until he or she satisfies the requirements of the guidelines.

Stock ownership targets for our NEOs are:

Name [1]	Share Ownership Target
Ralph Lauren, Chairman and CEO	80,000 shares
Roger N. Farah, President and COO	45,000 shares
Jackwyn L. Nemerov, Executive Vice President	35,000 shares
Christopher H. Peterson, Senior Vice President and CFO[2]	15,000 shares
Mitchell A. Kosh, Senior Vice President – Human Resources	18,000 shares

(1)

Mr. Lauren, Mr. Farah, Ms. Nemerov and Mr. Kosh have until June 2015 to fulfill their ownership guidelines. Mr. Peterson, who joined our company on September 24, 2012, has until June 30, 2018 to meet his stock ownership targets. Mr. Madore, as Interim CFO, was not subject to the stock ownership guidelines. Ms. Travis is no longer employed with the Company.

(2)

Mr. Peterson’s guideline was established in late 2012 after he joined the Company. In determining his target, the Compensation Committee took into consideration, among other things, an increase in our share price that had nearly doubled since the targets for the other NEOs were established in June 2010.

Shares directly or beneficially owned by an employee subject to the guidelines count toward the achievement of ownership guidelines, including shares underlying vested RSUs that may not be distributed to Mr. Lauren and Mr. Farah until their employment is terminated. The Compensation Committee believes that this is the most consistent method of determining ownership, as unvested RPSUs, unvested RSUs and vested but unexercised stock options may not determine the actual number of shares that an individual owns until a future date.

All Other Compensation

Employee Benefits. We provide a number of benefit plans to all eligible employees, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short and long-term disability coverage and a 401(k) plan. Our NEOs are also eligible for financial counseling and an annual car allowance (except for those NEOs who receive the use of an automobile and driver as provided below), and in the case of Mr. Lauren, Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh, an annual executive physical.

Other Benefits. We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently, promote our brand and are legitimate business expenses. The costs of these benefits constitute only a small percentage of each NEO’s total compensation. We provide the use of an automobile and driver to Mr. Lauren and to Ms. Nemerov. In addition, pursuant to their respective employment agreements that were in effect during Fiscal 2013 and for security purposes, Mr. Lauren and Mr. Farah are required to use private aircraft for any travel and are reimbursed for the expense of such business travel. Under the Former Lauren Employment Agreement and the New Lauren Employment Agreement, we will reimburse Mr. Lauren up to a maximum aggregate amount of $200,000 for any expense incurred as a result of Mr. Lauren’s use of his private aircraft, or other acceptable private aircraft, for personal travel. Our current NEOs are also permitted to use our aircraft for personal travel on a limited basis. We also provide a merchandise discount on most of our products to all of our employees, including our NEOs. See the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for a discussion of all perquisites and other personal benefits provided to our NEOs.

Deferred Compensation. We maintain a Supplemental Executive Retirement Plan (“SERP”) for certain of our employees, generally for those who had a title of Vice President and above when they were admitted to such plan. In October 2004, we ceased admitting new participants under the SERP. During Fiscal 2009, we suspended annual contributions to the SERP, and participants were allowed to withdraw their balances in early Fiscal 2010 if they no longer wished to remain a participant in the SERP. Participants who remain in the SERP continue to receive interest on SERP balances based on the mid-term Applicable Federal Rate. All of the 29 remaining participants in the SERP are 100% vested. Of the three NEOs who were participants in the SERP, only Mr. Kosh remains a participant.

In addition, Mr. Farah is entitled to receive deferred compensation pursuant to the provisions of his employment agreement. See the “Nonqualified Deferred Compensation” table for a detailed description of these arrangements.

Related Considerations

Certain Tax Matters. Although Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as our NEOs, other than the CFO), qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In assessing compensation proposals with respect to our NEOs, the Compensation Committee considers, among other things, the tax deductibility of such compensation, but reserves the right in all events to compensate our NEOs in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some or all portions of the compensation paid to an NEO whose compensation is subject to the deduction limits described above may not be deductible by us.

Our EOAIP, 1997 Stock Incentive Plan and 2010 Stock Incentive Plan are designed to permit the deductibility of awards payable to our NEOs for federal income tax purposes even if the compensation paid to any such officer exceeds $1,000,000. However, a portion of Mr. Lauren’s annual base salary will not be deductible since it exceeds $1,000,000. In addition, the compensation attributable to the Cliff RPSUs awarded to Mr. Lauren which vested during Fiscal 2013, and the time-based vesting RSUs awarded to Mr. Farah which vested in Fiscal 2013, will also not be deductible because such awards are not considered performance-based for purposes of Section 162(m). See “Executive Employment Agreements.”

Accounting Matters. Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.

Adjustment or Recovery of Awards. The EOAIP includes a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of our financial statements. Under this policy, if, as a result of a NEO’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require such executive to promptly reimburse us for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or accrued during the twelve month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement.

We have also adopted this policy with regard to awards granted to our NEOs under the 1997 Stock Incentive Plan and the 2010 Stock Incentive Plan. We have not experienced any situations or occasions that could have resulted in a recovery of an award or payment under such policy. If we do experience a situation or occasion that could result in such a recovery in the future, the Compensation Committee would assess the circumstances relating to the potential recovery and take such legally permissible actions as it believes to be appropriate in its discretion at such time. We may also seek repayment in our sole and absolute discretion, or, if applicable, in the reasonable discretion of the Compensation Committee, of bonus payments or awards provided to executives based upon the occurrence of various events including, but not limited to, termination of employment for cause, a material violation of our material written policies, a breach of a fiduciary duty or duty of loyalty to us, or a breach of any restrictive covenants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with management and with the other members of the Board of Directors. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in our Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee:

Joel L. Fleishman (Chair)

Frank A. Bennack, Jr.

Hubert Joly

Steven P. Murphy

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following table sets forth a summary of all compensation awarded or paid to or earned by our NEOs serving as of March 30, 2013, the end of Fiscal 2013, for services rendered in all capacities to us (including our subsidiaries) for Fiscal 2013, Fiscal 2012 and Fiscal 2011.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total[8] ($)

Ralph Lauren	2013	1,632,692	—	8,963,573	4,511,278	10,775,229	—	274,406	26,157,178
Chairman & CEO	2012	1,250,000	—	10,089,750	5,222,000	19,500,000	—	264,032	36,325,782
	2011	1,250,000	—	5,639,250	2,980,000	19,500,000	—	331,925	29,701,175

Roger N. Farah	2013	900,000	—	4,958,849	2,893,286	8,646,000	—	442,653	17,840,788
President & COO	2012	900,000	—	4,455,883	3,850,703	9,900,000	—	443,575	19,550,161
	2011	900,000	—	4,581,219	3,945,311	9,900,000	—	453,005	19,779,535

Jackwyn L. Nemerov	2013	900,000	—	6,905,678	1,247,671	2,593,800	—	145,136	11,792,285
Executive Vice President	2012	900,000	—	7,265,086	825,128	2,970,000	—	130,915	12,091,129
	2011	900,000	—	5,319,486	845,456	2,970,000	—	98,182	10,133,124

Christopher H. Peterson	2013	415,385	50,000	1,373,537	915,393	1,104,484	—	243,835	4,102,634
SVP and CFO

Mitchell A. Kosh	2013	744,231	—	393,667	204,108	712,800	—	65,787	2,120,593
SVP Human Resources	2012	694,231	—	484,107	137,278	880,000	—	51,181	2,246,797
	2011	675,000	—	363,775	101,876	880,000	—	52,192	2,072,843

Tracey T. Travis	2013	248,077	—	—	—	—	—	520,587	768,664
SVP and CFO	2012	744,231	—	484,107	137,278	880,000	—	49,368	2,294,984
(until July 30, 2012)	2011	725,000	—	363,775	101,876	880,000	—	49,223	2,119,874

Robert L. Madore	2013	509,553	—	168,491	48,808	321,206	—	38,432	1,086,490
SVP and Interim CFO (from July 30, 2012- September 24, 2012)

(1)

The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements. See “Executive Employment Agreements.”

(2)

The NEOs, with the exception of Mr. Peterson, did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established and communicated goals, including payments under the EOAIP or EIP, appear in the column headed, “Non-Equity Incentive Plan Compensation.” In conjunction with the commencement of his employment with the Company, Mr. Peterson received a one-time payment of $50,000.

(3)

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of RSU and RPSU (Pro-Rata RPSU, Cliff RPSU and Cliff RPSU with TSR Modifier) awards granted during Fiscal 2013, Fiscal 2012 and Fiscal 2011, calculated in accordance with ASC 718. For Cliff RPSU awards that include a market condition in the form of a TSR Modifier, a Monte Carlo simulation model is used to determine the fair value on the date of grant. We determine the fair value of RSU awards and RPSU awards (without TSR Modifier) using the average of the high and low stock prices on the date of grant, as adjusted to reflect the absence of dividends for those awards that are not entitled to dividend equivalents. For RPSUs, the amounts shown in the table reflect the aggregate grant date fair value at the Target achievement level.

If performance were assumed to be at the Maximum level for Cliff RPSUs and Cliff RPSUs with TSR Modifer, the aggregate grant date fair value would increase as follows:

	Fiscal 2013		Fiscal 2012	Fiscal 2011

	Cliff RPSUs	Cliff RPSUs with TSR Modifier	Cliff RPSUs	Cliff RPSUs
Ralph Lauren	$2,260,816	$3,886,698	$5,044,875	$2,819,625
Roger N. Farah[a]	$1,248,179	$2,154,680	N/A	$2,290,610
Jackwyn L. Nemerov	$538,281	$929,212	$949,306	$981,669
Christopher H. Peterson[b]	N/A	N/A	N/A	N/A
Mitchell A. Kosh	$99,089	$171,053	$174,055	$130,924
Tracey T. Travis[c]	N/A	N/A	$174,055	$130,924
Robert L. Madore[d]	$60,271	N/A	N/A	N/A

a Mr. Farah’s Fiscal 2012 stock award of RSUs can only be paid out at Target.

b Mr. Peterson joined the Company on September 24, 2012 and received his initial equity award on September 28, 2012. His Fiscal 2013 stock award of RSUs can only be paid out at Target.

c Ms. Travis resigned as of July 30, 2012 and did not receive a Fiscal 2013 equity award. Additionally, all of her awards outstanding at that time were forfeited.

d Mr. Madore served as Interim CFO for a portion of Fiscal 2013 and thus, he first became a NEO in Fiscal 2013.

(4)

The stock-based compensation amounts shown reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards granted during Fiscal 2013, Fiscal 2012 and Fiscal 2011 calculated in accordance with ASC 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 20 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal 2013. The increased amount for Mr. Lauren’s stock option awards from Fiscal 2011 to Fiscal 2012 is attributable to the increase in the stock price of our Class A Common Stock, which is a factor used in calculating the aggregate grant date fair value of his equity awards. Pursuant to the Former Lauren Employment Agreement, Mr. Lauren’s equity awards were provided based upon a fixed number of shares rather than a dollar value and this number of shares had not changed since Fiscal 2009. For Fiscal 2013, this is no longer the case under the New Lauren Employment Agreement and Mr. Lauren’s equity awards are now based on a dollar value.

(5)

The amounts reported in this column represent payments made under the EOAIP (or, in the case of Mr. Madore, under the EIP) in June, following the expiration of the fiscal year to which the payments relate.

(6)	The NEOs did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified. See “Non-Qualified Deferred Compensation.”

(7)

The amounts reported in this column represent the aggregate dollar amount for each NEO of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, we are required to identify by type all perquisites and other personal benefits for an NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual.

In Fiscal 2013, Mr. Lauren received perquisites and other personal benefits, including personal use of an automobile and driver ($68,050), enhanced amount of business travel accident coverage, security and reimbursement for personal travel ($200,000).

In Fiscal 2013, Mr. Farah received perquisites and other personal benefits including personal use of our aircraft ($144,309), contribution to a non-qualified deferred compensation arrangement ($250,000), an automobile allowance, enhanced amount of business travel accident coverage and financial planning services. The calculation of incremental cost to the Company for any executive’s personal use of our aircraft includes the variable costs incurred by the Company as a result thereof consisting of a portion of aircraft fuel, any flight-related fees and any travel expenses for the flight crew. Any incremental costs associated with shared personal flights on the corporate aircraft are equally distributed.

In Fiscal 2013, Ms. Nemerov received perquisites and other personal benefits, including personal use of an automobile and driver ($29,621), personal use of our aircraft ($86,569), enhanced amount of business travel accident coverage and financial planning services.

In Fiscal 2013, Mr. Peterson received perquisites and other personal benefits including relocation allowances and expenses ($181,670), tax gross-up related to relocation expenses ($46,696), an automobile allowance, enhanced amount of business travel accident coverage and financial planning services.

In Fiscal 2013, Mr. Kosh received perquisites and other personal benefits including personal use of the Company’s aircraft, an automobile allowance, enhanced amount of business travel accident coverage, and financial planning services. In addition to the perquisites and other benefits described above, our NEOs receive a merchandise discount on most of our products which is also provided to all of our employees.

In Fiscal 2013, prior to her resignation from the Company, Ms. Travis received perquisites and other personal benefits, including an automobile allowance, enhanced amount of business travel accident coverage, an executive medical exam and financial planning services. In addition, included in Ms. Travis’ amount are severance payments ($501,923) received pursuant to a separation agreement and release that the Company entered into with her in connection with her separation of employment.

In Fiscal 2013, Mr. Madore received perquisites and other personal benefits including an automobile allowance and financial planning services.

In addition, each of Ms. Nemerov, Ms. Travis and Mr. Kosh participate in an executive long-term disability insurance plan, for which the Company incurs no incremental cost.

(8)	The amounts reported in this column are the sum of columns 1 through 7 for each of the NEOs. All compensation amounts reported in this column include amounts paid and amounts deferred.

Grants of Plan-Based Awards Table

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the NEOs in Fiscal 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date		Threshold[1] ($)	Target[1] ($)	Maximum[1] ($)	Threshold[2] ($)	Target[2] ($)	Maximum[2] ($)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/Sh)	Closing Price on Date of Grant	Grant Date Fair Value of Stock And Option Awards
Ralph Lauren			$4,500,000	$9,000,000	$13,500,000
	07/16/2012									86,724	$140.9750	$142.00	$4,511,278
	07/16/2012	[6]				24,056	32,074	48,111					$4,521,632
	07/16/2012	[7]				18,042	32,074	60,139					$4,441,941

Roger N. Farah			$3,000,000	$6,000,000	$9,000,000
	07/16/2012									55,620	$140.9750	$142.00	$2,893,286
	07/16/2012	[6]				13,746	18,328	27,492					$2,496,358
	07/16/2012	[7]				10,310	18,328	34,365					$2,462,491

Jackwyn L. Nemerov			$900,000	$1,800,000	$2,700,000
	07/16/2012									23,985	$140.9750	$142.00	$1,247,671
	07/16/2012	[6]				5,928	7,904	11,856					$1,076,561
	07/16/2012	[6]				26,250	35,000	35,000					$4,767,161
	07/16/2012	[7]				4,446	7,904	14,820					$1,061,956

Christopher H. Peterson			$309,900	$619,800	1,239,600
	09/28/2012									18,906	$150.1700	$151.23	$915,393
	09/28/2012								9,345				$1,373,537

Mitchell A. Kosh			$200,000	$400,000	$800,000
	07/16/2012									4,416	$140.9750	$142.00	$204,108
	07/16/2012	[6]				1,091	1,455	2,183					$198,178
	07/16/2012	[7]				818	1,455	2,728					$195,489

Tracey T. Travis	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Robert L. Madore			$90,125	$180,250	$360,500
	07/16/2012									1,056	$140.9750	$142.00	$48,808
	07/16/2012	[8]				0	348	348					$47,950
	07/16/2012	[6]				664	885	1,328					$120,541

(1)

Represents grants of cash incentive awards under our EOAIP (or in the case of Mr. Madore, under the EIP). See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses (EOAIP) and Executive Incentive Plan (EIP)” for a description of the material terms of these awards. Mr. Peterson’s award is pro-rated based upon his hire date of September 24, 2012.

(2)

Represents the number of RPSUs, including Cliff RPSUs, Cliff RPSUs with TSR Modifier, and Pro-Rata RPSUs that were granted in Fiscal 2013 under our 2010 Stock Incentive Plan. Where applicable, shares have been rounded to whole numbers. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives” for a description of the material terms of these awards.

(3)

Represents RSUs granted in Fiscal 2013 pursuant to Mr. Peterson’s employment agreement. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives” and “Executive Employment Agreements” for a description of the material terms of these awards.

(4)

Represents the number of stock options granted in Fiscal 2013 under the 2010 Stock Incentive Plan. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date.

(5)

Represents the exercise price for the stock options granted, which was the fair market value (calculated as the average of the high and low stock prices on the NYSE) of our Class A Common Stock on the grant date.

(6)

Represents the Cliff RPSU grant. Ms. Nemerov’s grant of 35,000 Cliff RPSUs provides for payout between 75%-100% of target shares, but unlike Cliff RPSUs granted to the other employees, does not provide an opportunity for a payout above 100% of target shares.

(7)	Represents the Cliff RPSU with TSR Modifier grant.

(8)	Represents the Pro-Rata RPSU grant.

Executive Employment Agreements

Ralph Lauren’s Employment Agreement. During Fiscal 2013, Ralph Lauren was employed as our Chairman of the Board of Directors and CEO pursuant to the Former Lauren Employment Agreement. On June 26, 2012, we entered into the New Lauren Employment Agreement with Mr. Lauren. The key terms of the Former Lauren Employment Agreement in effect during a portion of Fiscal 2013, and the key terms of the New Lauren Employment Agreement, are indicated below.

•

Term:    The Former Lauren Employment Agreement, which commenced on March 30, 2008, provided for a five-year term ending on March 30, 2013, the last day in our Fiscal 2013. The Former Lauren Employment Agreement has been superseded by the New Lauren Employment Agreement which became effective, and commenced, on June 26, 2012. The New Lauren Employment Agreement has a term that ends on April 1, 2017, the last day of our 2017 fiscal year.

•

Salary:    Under the Former Lauren Employment Agreement, Mr. Lauren was entitled to an annual base salary of $1.25 million. Under the New Lauren Employment Agreement, Mr. Lauren’s annual base salary was raised to $1.75 million.

•

Bonus:    Under the Former Lauren Employment Agreement, Mr. Lauren was eligible for a target bonus in the amount of $13 million for each of the fiscal years during the term of that agreement. Under the New Lauren Employment Agreement, Mr. Lauren’s target bonus is in the amount of $9 million for each of the fiscal years during the term of that agreement. The maximum bonus provided for under both the Former Lauren Employment Agreement and the New Lauren Employment Agreement in any fiscal year is 150% of that fiscal year’s target bonus.

•

Options, RSUs and RPSUs:    Under the Former Lauren Employment Agreement, Mr. Lauren was entitled to annual grants of options to purchase 100,000 shares of Class A Common Stock. He also received a grant in Fiscal 2009 of 75,000 time-based RSUs under the 1997 Stock Incentive Plan. The options have an exercise term of seven years and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren’s employment in certain circumstances as discussed below in “Potential Payments Upon Termination or Change in Control.” The exercise price for any such options issued to him is equal to the fair market value of the Common Stock as of the date of grant. The grant of RSUs will vest in its entirety on the fifth anniversary of the grant, subject to accelerated vesting upon Mr. Lauren’s death, disability (as defined in his employment agreement) or termination of employment (except in the event of (i) termination by us for cause (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”), or (ii) his voluntary resignation without good reason (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”)) prior to the end of the term of his employment agreement and will be payable in shares of Common Stock as soon as practicable (but in no event later than 30 days) following the termination of his employment. With respect to each RSU he receives, he is entitled to dividend equivalents in the form of additional RSUs in connection with the payment of cash dividends on the Common Stock. Pursuant to an amendment to the Former Lauren Employment Agreement effective June 29, 2009, and starting in Fiscal 2010, Mr. Lauren no longer received a grant of 75,000 time-based RSUs and instead received a grant of 75,000 performance-based RPSUs. Each grant of RPSUs will vest at the end of a three-year performance period, subject to his continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). The grant of RPSUs will provide a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. Three levels of achievement are used to determine vesting with regard to Mr. Lauren’s RPSU award: Threshold, Target and Maximum. The Threshold level, which is 70% of the financial goal, must be achieved in order for any RPSUs to vest and be provided to him at the end of the applicable vesting period. If performance is at the Threshold level, 75% of Mr. Lauren’s 75,000 RPSUs plus accrued dividends will vest and be paid out. If performance is at the Target level, which is 100% of the financial goal, then all of his 75,000 RPSUs plus accrued dividends will vest and be paid out. If performance is at the Maximum level, which is 110% or more of the financial goal, then 150% of the target shares plus accrued dividends will vest and be paid out. Vesting with respect to his RPSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of his RPSUs shall vest for performance below threshold goal(s). As noted above, with respect to each RPSU he receives, Mr. Lauren is entitled to dividend equivalents in the form of additional RPSUs in connection with the payment of cash dividends on Common Stock. In addition, with respect to Mr. Lauren’s annual grants of options and RPSUs, the Compensation Committee had the authority, in its good faith discretion, to reduce the amount of his annual equity grants.

Under the New Lauren Employment Agreement, and in accordance with the terms of the 2010 Stock Incentive Plan, Mr. Lauren receives an annual stock award grant with an aggregate target grant date fair value of $14 million for each fiscal year during the term of the agreement. One-third of each such annual stock award shall consist of stock options to purchase shares of our Class A Common Stock. The options will have an exercise term of seven years and will vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren’s employment in certain circumstances as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren.” The exercise price for any such options issued to Mr. Lauren will be equal to the fair market value of the Common Stock as of the date of any options grant.

The remaining two-thirds of such annual stock awards consists of performance based RPSUs. Each grant of RPSUs will vest at the end of a three-year performance period, subject to Mr. Lauren’s continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). One half of each annual grant of RPSUs shall vest pursuant to the same performance thresholds and vesting and payout percentages as do Mr. Lauren’s RPSUs under the Former Lauren Employment Agreement (“Cumulative Net Earnings RPSUs”). The other half of each annual grant of RPSUs (“Relative TSR RPSUs”) shall also vest pursuant to those same performance thresholds and vesting and payout percentages, but shall also be subject to an additional relative performance metric – a total shareholder return modifier (“TSR Modifier”). The TSR Modifier is based on relative TSR (“Relative TSR”), which measures the performance of our stock price and dividends, as compared to the TSR generated by the S&P 500 during the applicable three-year performance period. At the end of each performance period, the Compensation Committee will adjust the final Relative TSR RPSU award by the amount of the TSR Modifier as set forth below:

Relative TSR Performance Range	TSR Adjustment
≥80th Percentile	125%
≥60th but <80th Percentile	112.5%
≥40th but <60th Percentile	100%
≥30th but <40th Percentile	87.5%
<30th Percentile	75%

There shall be no interpolation for performance between identified Relative TSR performance levels. Mr. Lauren’s RPSUs are eligible to receive dividend equivalents that are converted into additional RPSUs.

•

Other Benefits:    Under the Former Lauren Employment Agreement, Mr. Lauren was required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurred which were business-related, he was also entitled to reimbursement for any personal aircraft travel expenses which he incurred, without any tax gross-up, up to a maximum aggregate amount of $200,000 per fiscal year. Mr. Lauren was also provided with a car and driver paid by us, and was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers. These benefits remain unchanged in the New Lauren Employment Agreement. Under previous employment agreements prior to fiscal 2003, the Company had been required to make premium contributions with respect to certain split-dollar life insurance arrangements between the Company, Mr. Lauren, his family and/or life insurance trusts for the benefit of any of them. Both the Former Lauren Employment Agreement and the New Lauren Employment Agreement provide that the Company shall not have any obligation to maintain, or make premium contributions with respect to, those arrangements but maintained the Company’s right to receive reimbursement in respect of any premium payments previously made by the Company under the insurance policies. In Fiscal 2013, the Company was reimbursed all remaining amounts owed under those split-dollar arrangements.

•

Non-compete:    Under the Former Lauren Employment Agreement, Mr. Lauren could not compete with us anywhere in the world during the term of his employment and for a period of two years after the termination of his employment for any reason. The terms of this non-compete remain unchanged in the New Lauren Employment Agreement.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Lauren under the Former Lauren Employment Agreement and New Lauren Employment Agreement.

Roger N. Farah’s Employment Agreement. Roger Farah is employed as our President & COO pursuant to an amended and restated employment agreement dated as of October 14, 2009 and amended as of March 29, 2010. The key terms of Mr. Farah’s employment agreement are:

•

Term:  Mr. Farah’s employment agreement provides for his employment as President & COO through March 30, 2013, the last day of our Fiscal 2013, subject to automatic, successive one-year extensions thereafter unless either party gives at least 180 days’ prior notice that the term will not be extended. No such notice was provided and, as a result, the term of Mr. Farah’s employment agreement has therefore been extended by one year.

•	Salary: Under Mr. Farah’s employment agreement, he is entitled to an annual base salary of $900,000.

•

Bonus:  He is eligible to receive an annual incentive bonus ranging from $3 million to $9 million, subject to our achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of $6 million.

•

Deferred Compensation:    He receives deferred compensation of $250,000 annually, which is credited on a monthly basis to a notional deferred compensation account on our books (which was originally established in 2003). Each month that an amount is credited to Mr. Farah’s notional deferred compensation account, we contribute in cash the amount of such monthly credit to a grantor trust (whose assets remain subject to the claims of our creditors) for his benefit. The trust assets attributable to our contributions on behalf of Mr. Farah are invested as directed by him, and the actual earnings (or losses) on such investments are deemed credited (debited) to his notional deferred compensation account. He may choose to have the trust assets invested in any one or more of the mutual funds managed by the Vanguard Group of Investment Companies. On July 23, 2007, Mr. Farah became fully vested in the notional deferred compensation account. Amounts previously credited to the deferred compensation account for calendar years 2005–2008 were paid to him on October 30, 2009. Deferred compensation and any investment earnings credited in calendar 2009 will be paid to him on the earlier of January 1, 2017 or the 45th day following the termination of his employment. The then-current value of the notional deferred compensation account credited after calendar 2009 will be payable in a cash lump sum payment to him (or his estate) on the 45th day following termination of his employment.

The balance of the deferred compensation account as of December 31, 2004 will be paid as soon as practicable after the termination of Mr. Farah’s employment. See “Non-Qualified Deferred Compensation.”

•

Options and RPSUs:  Pursuant to his employment agreement, and in accordance with the terms of the 1997 Stock Incentive Plan or 2010 Stock Incentive Plan, as applicable, Mr. Farah shall receive an annual stock award grant with a total value of $7 million for fiscal years 2010–2012. Fifty percent of such annual stock award shall consist of Cliff RPSUs in Fiscal 2010 and Fiscal 2011, and of RSUs in Fiscal 2012. The other fifty percent in each of the three fiscal years shall consist of stock options to purchase shares of our Class A Common Stock. Mr. Farah’s grants of RPSUs each vest at the end of a three-year performance period, subject to his continued employment with us and achievement of our performance goals. Mr. Farah’s Fiscal 2012 grant of RSUs vests fully as of March 30, 2013, if he remains continuously employed through such date, with payment to be made within ten days after March 29, 2014, the end of our 2014 fiscal year. Mr. Farah’s stock options granted in Fiscal 2010 vest one-third on each of the first three anniversaries of the date of grant, provided that he remains continuously employed through such vesting dates. His stock options granted in Fiscal 2011 vest one-third on the first two anniversaries of the date of grant and one-third on March 30, 2013, provided that he remains continuously employed through such vesting dates. His stock options granted in Fiscal 2012 will vest one-third on July 15, 2012, one-third on March 30, 2013 and the last one-third (the “Final Tranche”) shall also vest on March 30, 2013, provided, however, that he remains continuously employed through such vesting dates and provided, further, that the Final Tranche may not be exercised until March 29, 2014 (the last day of our 2014 fiscal year).

•

Other Benefits:  Mr. Farah is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers. For security purposes, he uses private aircraft for travel. Mr. Farah is also entitled to reimbursement for any business and personal aircraft travel expenses which he incurs, without any tax gross-up, and a monthly car allowance of $1,500.

•	Non-compete: Mr. Farah may not compete with us during the duration of his employment with us and for 12 months after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Farah under his employment agreement.

Jackwyn L. Nemerov’s Employment Agreement. During Fiscal 2013, Jackwyn L. Nemerov was employed as our Executive Vice President pursuant to an employment agreement, dated as of October 14, 2009. Ms. Nemerov’s employment agreement expired on March 31, 2013; however, she remains employed in the same capacity. The key terms of Ms. Nemerov’s employment agreement, effective during Fiscal 2013, were:

•	Term: Ms. Nemerov’s employment agreement provided for her employment through March 31, 2013.

•	Salary: She was entitled to an annual base salary of not less than $900,000.

•

Bonus:  Under Ms. Nemerov’s employment agreement, she was entitled to an annual incentive bonus opportunity ranging from 100% to 300% of her annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 200% of her annual base salary.

•

Options and RPSUs:  Ms. Nemerov was granted an annual stock award grant with a total value of $3 million for fiscal years 2010–2013 pursuant to the terms of the 1997 Stock Incentive Plan or 2010 Stock Incentive Plan, as applicable. Fifty percent of such annual stock award consisted of Cliff RPSUs, which vest in accordance with the

Company’s Cliff RPSU program as set forth above. In addition, she also received an annual grant of 35,000 Cliff RPSUs for fiscal years 2010–2013. With respect to these additional annual grants of Cliff RPSUs, only two levels of achievement are used to determine vesting: Threshold and Target. The Threshold level, which is 70% of the financial goal, must be achieved in order for any of these Cliff RPSUs to vest and be provided to her at the end of the applicable vesting period. If performance is at the Threshold level, 75% of these Cliff RPSUs vest. If performance is at the Target level or higher, 100% of these Cliff RPSU’s vest. For performance between 70% and 100%, vesting shall be interpolated. The options have a term of seven years and vest one-third each year on the first three anniversaries of the grant date, subject to her continued employment during such period.

•

Other Benefits:  Ms. Nemerov was also entitled to be reimbursed for the cost of a car and driver and to participate in all other employee benefit plans that by their terms were applicable to her or that were provided to other of our similarly situated senior executives.

•

Non-compete:  If Ms. Nemerov’s employment terminates for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn L. Nemerov”) or voluntary termination by her for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn L. Nemerov”), she may not compete with us for 12 months after the termination of her employment. The terms of her non-compete survive expiration of the agreement.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Nemerov under her employment agreement.

Christopher H. Peterson’s Employment Agreement. Christopher H. Peterson is employed as our Senior Vice President and CFO pursuant to an employment agreement effective as of September 24, 2012. The key terms of Mr. Peterson’s employment agreement are:

•	Term: Mr. Peterson’s employment agreement provides for his employment through April 2, 2016.

•	Salary: He is entitled to an annual base salary of not less than $800,000.

•	Bonus: Mr. Peterson is entitled to participate in any applicable annual bonus program that we maintain during the term of his employment.

•	Other Benefits: He is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers, and receives a monthly car allowance of $1,500.

•

Non-compete:  If Mr. Peterson’s employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Christopher H. Peterson”) or voluntary termination by him for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Christopher H. Peterson”), he may not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Peterson under his employment agreement.

Mitchell A. Kosh’s Employment Agreement. We entered into the New Kosh Employment Agreement with Mitchell A. Kosh, our Senior Vice President, Human Resources, effective as of February 24, 2013, that was substantially the same as the Former Kosh Employment Agreement. The key terms of the New Kosh Employment Agreement and the Former Kosh Employment Agreement, as applicable, are:

•	Term: The New Kosh Employment Agreement provides for Mr. Kosh’s employment through July 31, 2016.

•

Salary:  Under the Former Kosh Employment Agreement, Mr. Kosh was entitled to an annual base salary of not less than $675,000. Prior to the commencement of the New Kosh Employment Agreement, Mr. Kosh received an annual base salary of $750,000. Under the New Kosh Employment Agreement, Mr. Kosh is entitled to an annual base salary of not less than $800,000.

•	Bonus: Mr. Kosh is entitled to participate in any applicable annual bonus program that we maintain during the term of his employment.

•	Other Benefits: He is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers, and receives a monthly car allowance of $1,500.

•

Non-compete:  If Mr. Kosh’s employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”) or voluntary termination by him for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”), he may not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Kosh under the New Kosh Employment Agreement.

Tracey T. Travis’ Employment Agreement. Tracey T. Travis was employed as our Senior Vice President and CFO pursuant to an employment agreement effective as of September 28, 2009. The key terms of Ms. Travis’ employment agreement were:

•	Term: Ms. Travis’ employment agreement provided for her employment through September 28, 2012. She resigned from the Company on July 30, 2012.

•	Salary: Under Ms. Travis’ agreement, she was entitled to an annual base salary of not less than $725,000.

•	Bonus: She was entitled to participate in any applicable annual bonus program that we maintained during the term of her employment.

•	Other Benefits: Ms. Travis was eligible to participate in all employee benefit plans and our arrangements for our senior executive officers, and received a monthly car allowance of $1,500.

•

Non-compete:  If her employment terminated before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”) or voluntary termination by her for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”), she was not permitted to compete with us during the remainder of her scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Travis under her employment agreement.

On July 16, 2012, Ms. Travis notified the Company that she would be resigning from the Company, effective as of July 30, 2012. Effective July 30, 2012, Robert L. Madore, who was and is currently our Senior Vice President of Finance, was appointed interim CFO.

Robert L. Madore’s Employment Agreement. Robert Madore is employed as our Senior Vice President of Finance, pursuant to an employment agreement dated February 1, 2011. From July 30, 2012 to September 24, 2012, he served as the Company’s interim Chief Financial Officer. The key terms of Mr. Madore’s employment agreement are:

•	Term: Mr. Madore’s employment agreement provides for his employment through February 1, 2014.

•	Salary: Under Mr. Madore’s employment agreement, he is entitled to an annual base salary of not less than $475,000. His current annual base salary is $515,000.

•	Bonus: He is entitled to participate in any applicable annual bonus program that we maintain during the term of his employment.

•	Other Benefits: Mr. Madore is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers, and receives a monthly car allowance of $1,500.

•

Non-compete:  If his employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control”) or voluntary termination by him for good reason (as defined below in “Potential Payments Upon Termination or Change in Control”), he may not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Madore under his employment agreement.

Outstanding Equity Awards at Fiscal 2013 Year-End Table

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our NEOs as of the end of Fiscal 2013.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options # Exercisable[1]	Number of Securities Underlying Unexercised Options # Unexercisable[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)

Ralph Lauren	150,000	0	0	$33.120	06/08/2014
	150,000	0	0	$43.035	06/15/2015
	150,000	0	0	$55.425	06/08/2016
	150,000	0	0	$100.560	07/16/2017
	100,000	0	0	$57.755	07/14/2015
	100,000	0	0	$54.145	07/16/2016
	66,667	33,333	0	$75.190	07/16/2017
	33,334	66,666	0	$134.530	07/15/2018
	0	86,724	0	$140.975	07/16/2019
						191,374	$32,401,637	118,227	$20,017,039

Roger N. Farah	44,131	0	0	$75.190	07/16/2017
	24,580	24,580	0	$134.530	07/15/2018
	0	55,620	0	$140.975	07/16/2019
						92,850	$15,720,434	24,056	$4,072,921

Jackwyn L. Nemerov	8,505	0	0	$100.560	07/16/2014
	27,138	0	0	$78.240	10/23/2016
	18,914	9,457	0	$75.190	07/16/2017
	5,267	10,534	0	$134.530	07/15/2018
	0	23,985	0	$140.975	07/16/2019
						81,939	$13,873,092	85,989	$14,558,798

Christopher H. Peterson	0	18,906	0	$150.170	09/28/2019
						9,345	$1,582,202	0	$0

Mitchell A. Kosh	1,851	0	0	$54.145	07/16/2016
	1,261	1,261	0	$75.190	07/16/2017
	966	1,932	0	$134.530	07/15/2018
	0	4,416	0	$140.975	07/16/2019
						6,445	$1,091,203	4,543	$769,175

Tracey T. Travis	0	0
						N/A	N/A	0	$0

Robert L. Madore	0	1,060	0	$75.190	07/16/2017
	351	702	0	$134.530	07/15/2018
	0	1,056	0	$140.975	07/16/2019
						981	$166,093	1,622	$274,621

(1)	This column represents the number of shares of Class A Common Stock underlying exercisable options that have not been exercised at March 30, 2013.

(2)

This column represents the number of shares of Class A Common Stock underlying unexercisable options at March 30, 2013. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date, with the exception of those granted to Mr. Farah in Fiscal 2011 and Fiscal 2012. See “Executive Employment Agreements – Roger Farah’s Employment Agreement” for a description of these stock options.

(3)

This column includes the number of shares of Class A Common Stock represented by unvested RSUs. See “Executive Employment Agreements—Ralph Lauren’s Employment Agreement” and “Executive Employment Agreements—Christopher H. Peterson’s Employment Agreement” for a description of the vesting dates of these RSUs. Also includes Fiscal 2011 Pro-Rata RPSUs, Fiscal 2012 Pro-Rata RPSUs, Fiscal 2013 Pro-Rata RPSUs and Fiscal 2011 Cliff RPSUs. The performance goals for Fiscal 2011 Pro-Rata

RPSUs and Fiscal 2012 Pro-Rata RPSUs were achieved in previous years. The applicable performance goals for Fiscal 2013 Pro-Rata RPSUs and Fiscal 2011 Cliff RPSUs were achieved as of March 30, 2013. Fiscal 2011 Cliff RPSUs are included at 150% of target reflecting actual performance achieved. Where applicable, shares have been rounded to whole numbers.

The following shares vested and were earned June 11, 2013: Fiscal 2011 Cliff RPSUs, the third and final tranche of Fiscal 2011 Pro-Rata RPSUs, the second tranche of Fiscal 2012 Pro-Rata RPSUs and the first tranche of Fiscal 2013 Pro-Rata RPSUs, subject to continued service at that time for each eligible recipient thereof. The third tranche of Fiscal 2012 Pro-Rata RPSUs and the second tranche of Fiscal 2013 Pro-Rata RPSUs will vest after the end of Fiscal 2014 on the date to be specified by the Compensation Committee, subject to continued service at that time with regard to each eligible recipient thereof. The final tranche of Fiscal 2013 Pro-Rata RPSUs will vest after the end of the 2015 fiscal year on the date to be specified by the Compensation Committee, subject to continued service at that time with regard to each eligible recipient thereof. For Mr. Lauren, includes accumulated DEUs in respect of the foregoing awards applicable to him.

(4)

Calculated using the NYSE closing price of $169.31 per share of Class A Common Stock on March 28, 2013, the last business day of Fiscal 2013 on which there were sales of shares. Where applicable, shares have been rounded to whole numbers.

(5)

This column represents the number of shares of Class A Common Stock represented by unearned RPSUs. See “Executive Employment Agreements” and “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives—Restricted Performance Share Units” for a description of the material terms of these RPSUs. This column includes unearned Fiscal 2012 Cliff RPSUs and Fiscal 2013 Cliff RPSUs which in accordance with SEC rules are included assuming target and threshold performance, respectively. Fiscal 2013 Cliff RPSUs with TSR Modifier are also included and calculated in accordance with SEC rules at threshold performance and at the minimum Relative TSR performance. For Mr. Lauren, includes accumulated DEUs in respect of the foregoing awards applicable to him. Where applicable, shares have been rounded to whole numbers.

Option Exercises and Stock Vested During Fiscal 2013 Table

The following table provides information concerning the exercises of stock options and vesting of stock awards during Fiscal 2013 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Ralph Lauren[1]	112,500	$14,517,154	219,796	$30,988,308
Roger N. Farah[2]	110,924	$6,695,881	122,335	$18,169,203
Jackwyn L. Nemerov[3]	0	$0	80,889	$11,381,487
Christopher H. Peterson[4]	0	$0	0	$0
Mitchell A. Kosh[5]	0	$0	9,104	$1,280,978
Tracey T. Travis[6]	6,791	$523,828	9,104	$1,280,978
Robert L. Madore[7]	2,097	$235,990	879	$123,680

(1)

Under a Rule 10b5-1 Purchase Plan dated as of December 15, 2011, Mr. Lauren exercised 12,500 stock options, on each of April 20, 2012, May 21, 2012, June 20, 2012, July 20, 2012, August 20, 2012, September 20, 2012, October 22, 2012, November 20, 2012 and December 20, 2012. The exercise price for each of the stock options was $25.325 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

Mr. Lauren acquired the right to 102,386.35 shares upon the vesting of his RSUs, with a market price of $140.975 on July 16, 2012; however, the underlying shares of Class A Common Stock will not be delivered until Mr. Lauren’s separation of service from the Company or if earlier, upon a change of control. Market price is based on the average of the high and low stock prices on that day. These RSUs and the RSUs that previously vested but as to which the underlying shares of Class A Common Stock are not yet deliverable, are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 358.61, 884.47, 1,058.37 and 1,116.64 were acquired respectively on April 13, 2012, July 13, 2012, October 12, 2012 and December 28, 2012. Market price (based on the average of the high and low stock prices on each day) was $171.94, $139.59, $155.685 and $147.94, respectively.

Mr. Lauren also acquired 113,992 shares on June 12, 2012, with a market price of $140.705 and the table includes a cash payment of $55.72 in lieu of fractional shares representing 0.40 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

(2)

Mr. Farah exercised 44,131 and 24,580 stock options on August 9, 2012, each with an exercise price of $75.19 and $134.53, respectively. He also exercised 42,213 stock options on December 12, 2012, with an exercise price of $78.24. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Mr. Farah has outstanding vested RSUs whose underlying shares of Class A Common Stock will not be delivered until Mr. Farah’s separation of service from the Company or if earlier, upon a change of control. These RSUs are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 200.21, 493.79, 444.01 and 468.45 were acquired respectively on April 13, 2012, July 13, 2012, October 12, 2012 and December 28, 2012. Market price (based on the average of the high and low stock prices on each day) was $171.94, $139.59, $155.685 and $147.94, respectively.

Mr. Farah acquired 87,211 shares on June 12, 2012, with a market price of $140.705 and the table includes a cash payment of $70.35 in lieu of fractional shares representing 0.50 shares of Class A Common Stock. Additionally, 33,518 RSUs vested on March 30, 2013 with a market price of 168.755 (however the underlying shares of Class A Common Stock will be delivered within ten days after March 29, 2014). Market price in both cases is based upon the average of the high and the low stock prices on that day.

(3)	Ms. Nemerov acquired 80,889 shares on June 12, 2012, with a market price of $140.705. Market price is based upon the average of the high and the low stock prices on that day.

(4)	Mr. Peterson joined us on September 24, 2012 and did not have any option exercises or stock awards vest.

(5)	Mr. Kosh acquired 9,104 shares on June 12, 2012, with a market price of $140.705. Market price is based upon the average of the high and the low stock prices on that day.

(6)

Ms. Travis exercised 1,851 stock options on September 7, 2012 with an exercise price of $54.145. She also exercised 966, 2,522 and 1,452 stock options on September 10, 2012, each with an exercise price of $134.53, $75.19 and $100.56, respectively. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Consistent with the terms and conditions of her equity awards and provisions applicable to all equity participants, who leave under the same situation, Ms. Travis had three months to exercise her vested stock options.

Ms. Travis acquired 9,104 shares on June 12, 2012, with a market price of $140.705. Market price is based upon the average of the high and the low stock prices on that day.

(7)

Mr. Madore exercised 1,060 and 1,037 stock options on February 8, 2013 with an exercise price of $75.19 and $54.145, respectively. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Mr. Madore acquired 879 shares on June 12, 2012, with a market price of $140.705. Market price is based upon the average of the high and the low stock prices on that day.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of our NEOs. For a description of the material terms of the SERP, see “Compensation Discussion & Analysis—Components of Executive Compensation—Deferred Compensation.” For a description of the material terms of Mr. Farah’s deferred compensation, see “Executive Employment Agreements.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Ralph Lauren	—	14,949,008[1]	1,003,805[2]	—	69,882,354[3]
Roger N. Farah	—	250,000[4]	297,883[5]	—	2,690,926
	—	5,898,109[6]	1,032,656[2]	—	34,973,335[3]
Jackwyn L. Nemerov	—	—	—	—	—
Christopher H. Peterson	—	—	—	—	—
Mitchell A. Kosh	—	—	3,253[7]	—	301,671
Tracey T. Travis	—	—	—	—	—
Robert L. Madore	—	—	—	—	—

(1)

Represents the value of Mr. Lauren’s 102,386.35 RSUs which vested on July 16, 2012, based on the market price; however, the underlying shares of Class A Common Stock will not be delivered until his separation of service from the Company or, if earlier, upon a change of control. Also includes the value of additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 358.61, 884.47, 1,058.37 and 1,116.64 were acquired respectively on April 13, 2012, July 13, 2012, October 12, 2012 and December 28, 2012.

In each case, market price was based on the average of the high and low stock prices on each day.

(2)	The amounts reflected for Mr. Lauren and Mr. Farah represent appreciation accumulated on vested but not delivered RSUs.

(3)

Mr. Lauren’s RSUs and Mr. Farah’s RSUs are valued at $168.755 per share, the average of the high and the low stock prices as of March 28, 2013, the last business day of Fiscal 2013 on which there were sales of shares. Each of Mr. Lauren’s and Mr. Farah’s RSUs have vested but may not be distributed to either of them until each of their employment is terminated, or if earlier, upon a change of control, with the exception of 33,518 RSUs for Mr. Farah. For additional information, see Footnote number 6 below.

(4)	Reflects annual contribution of $250,000 to Mr. Farah’s deferred compensation account pursuant to his employment agreement. These amounts have been reported in the “Summary Compensation Table.”

(5)

During Fiscal 2013, Mr. Farah’s special deferred compensation account pursuant to his employment agreement was deemed to be invested in the following Vanguard mutual funds, which had the following rates of return as of March 31, 2013 as set forth below:

Name:	Average Annual 1 Yr. Return as of March 31, 2013:
Vanguard Mid-Cap Index Fund Admiral Shares	15.46%
Vanguard 500 Index Fund Admiral Shares	13.93%
Vanguard International Growth Fund Admiral Shares	8.74%

(6)

Represents the value of Mr. Farah’s 33,518 RSUs which vested on March 30, 2013, however the underlying shares of Class A Common Stock will be delivered within ten days after March 29, 2014. Also includes the value of additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 200.21, 493.79, 444.01 and 468.45 were acquired respectively on April 13, 2012, July 13, 2012, October 12, 2012 and December 28, 2012. In each case, market price was based on the average of the high and low stock prices on each day.

(7)	Represents earnings paid for the SERP for Mr. Kosh effective April 1, 2013 for Fiscal 2013. Such earnings for Mr. Kosh were based upon 1.09%, the mid-term Applicable Federal Rate for April 2013.

Potential Payments Upon Termination or Change in Control

Ralph Lauren. Mr. Lauren’s potential payments upon termination or change in control as described in this section are based upon the New Lauren Employment Agreement, which became effective on June 26, 2012 and was in effect during a portion of Fiscal 2013.

Under the New Lauren Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. Lauren would be entitled to receive, within 30 days following the date of termination, a lump sum cash payment equal to the sum of: (i) two years’ base salary; (ii) any accrued but unpaid compensation as of the date of termination; and (iii) two times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment. In addition, Mr. Lauren would be entitled to receive a pro-rated portion of the bonus he would otherwise have received for the fiscal year in which his termination of employment occurred, payment of which would be made when bonuses are paid to our other executives. Any unvested stock options would continue to vest on their scheduled vesting dates, and any unvested RPSUs will vest based on actual performance over the applicable performance period as if Mr. Lauren had remained employed to the end of the performance period. Also, we will be obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver during the two year severance period.

In the event that his employment terminates due to his death or disability, Mr. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination, and with respect to his unvested stock options and unvested RSUs, and unvested RPSUs, such awards shall vest immediately and, in the case of his unvested stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his unvested RSUs and unvested RPSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date; provided that Mr. Lauren’s pro-rated bonus for the fiscal year of termination will be paid at the same time as bonuses are paid to our other executives and except that if termination is based on death and occurs in the last year of the performance period, the unvested RPSUs will vest and be paid out based on actual performance during the performance period.

If Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, or if we terminate his employment for cause (but not including a termination by reason of the Company’s non-renewal of the New Lauren Employment Agreement (as described below)), then Mr. Lauren will only receive his base salary through the date of termination. In addition, under the New Lauren Employment Agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, any vested but unexercised stock options, unvested stock options, unvested RSUs, and unvested RPSUs held by him pursuant to his employment agreement shall be forfeited.

If Mr. Lauren’s employment terminates at the end of the term by reason of our failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the New Lauren Employment Agreement, then he will be entitled to receive: (i) any accrued and unpaid compensation as of the date of termination; and (ii) his bonus for the fiscal year ending on the last day of the term. In addition, Mr. Lauren’s unvested and unexercised stock options and unvested RPSUs shall vest and/or become exercisable in the same manner as if he resigned for good reason or if we terminated his employment without cause.

Under the New Lauren Employment Agreement, in the event that a change of control precedes the termination of Mr. Lauren’s employment, he will continue to receive upon termination of employment the same amounts in the same manner as described in the paragraph above. In addition, any unvested stock options granted under the 1997 Stock Incentive Plan and any unvested RSUs and RPSUs granted prior to the New Lauren Employment Agreement would immediately vest upon a change in control. Under the New Lauren Employment Agreement, Mr. Lauren’s RPSUs granted during the term of the New Lauren Employment Agreement would not immediately vest upon a change in control.

Under the New Lauren Employment Agreement, the above described amounts payable to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for two years following the termination of his employment; (ii) not to solicit any of our employees for three years following the termination of his employment; (iii) not to disparage us for three years following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under the New Lauren Employment Agreement, cause is defined as (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to us or subjects us, monetarily or otherwise or which subjects, or if generally known, would subject us to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. Lauren not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the forgoing, Mr. Lauren shall not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for our intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Board of Directors and (z) delivery to him of a specific termination notice from the Board of Directors that states that in the good faith opinion of the Board of Directors Mr. Lauren was guilty of the conduct set forth above in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board of Directors has so determined in good faith that cause exists, the Board of Directors shall have no obligation to terminate Mr. Lauren’s employment if the Board of Directors determines in its sole discretion that such a decision not to terminate his employment is in our best interest.

Under the New Lauren Employment Agreement, good reason is defined to mean (A) a material diminution in Mr. Lauren’s duties or the assignment to him of a title or duties inconsistent with his position as our Chairman of the Board of Directors and CEO, (B) a material reduction in his salary, or (C) our failure to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within thirty (30) days after notice of such noncompliance has been given by Mr. Lauren to us. In addition, under Mr. Lauren’s employment agreement, termination of employment for good reason must be within one year following the occurrence of the basis for such good reason to terminate, and Mr. Lauren must notify us of the existence of such good reason within 90 days of its occurrence.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Roger N. Farah. If Mr. Farah resigns for good reason (as defined in his employment agreement and as described below) or if we terminate his employment for any reason other than our election not to extend the term of his employment agreement, his death or disability or for cause (as defined in his employment agreement and as described below), Mr. Farah will be entitled to receive a pro-rata portion, based on the number of days he worked in the fiscal year prior to the date of the termination of his employment, of the annual incentive bonus that he would have received based on our performance for the fiscal year during which such termination occurred plus an amount, generally payable over his severance period, equal to the sum of: (i) the applicable severance multiplier times his annual base salary and (ii) the applicable severance multiplier times $6 million. Mr. Farah’s severance multiplier is the greater of (i) two and (ii) the number of years (including fractions thereof), up to three, remaining in the term of his employment agreement. Mr. Farah’s severance period is equal to the total number of months that is the result of multiplying twelve (12) times his severance multiplier. In addition, with respect to Mr. Farah’s stock awards granted through Fiscal 2012, they will all immediately be 100% vested, the stock options will become fully exercisable, and, (i) any Cliff RPSUs granted in Fiscal 2010 and Fiscal 2011 shall remain outstanding through the end of the applicable performance period and he will be entitled to payment thereunder, subject to achievement of applicable performance goals; (ii) any RSUs granted in Fiscal 2012 will remain outstanding through the end of Fiscal 2014 and be payable within 10 days thereafter; and (iii) all outstanding stock options will remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option. In addition, he will be entitled to continued participation in our health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment.

If either we or Mr. Farah elects not to extend the term of his employment agreement (the earliest nonrenewal of which would occur at the end of Fiscal 2014), Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive for the fiscal year in which the term ends, payable at the same time as bonuses are paid to other executives under the EOAIP. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in Fiscal 2010 and Fiscal 2011 shall remain outstanding through the end of the applicable performance period and he will be entitled to payment thereunder, subject to achievement of applicable performance goals; (ii) any RSUs granted in Fiscal 2012 will remain outstanding through the end of Fiscal 2014 and be payable within 10 days thereafter; and (iii) all outstanding stock options granted through Fiscal 2012 will vest and remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option, except in the event that Mr. Farah has elected not to renew his employment agreement, then his stock options that were granted in Fiscal 2012 will not become exercisable until the end of Fiscal 2014 and shall remain exercisable for one year. If we elect not to extend the term, Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary and (ii) $6 million.

If we terminate Mr. Farah for cause or he resigns other than for good reason (and his resignation is not due to his election not to extend the term of his employment agreement), he is entitled to receive only his base salary through the date of termination and all outstanding unvested Cliff RPSUs, unvested RSUs and unvested stock options will be immediately cancelled and forfeited to us. If Mr. Farah resigns his employment due to early retirement (as defined in the 1997 Stock Incentive Plan or 2010 Stock Incentive Plan, as applicable), then he shall have one year from the date of resignation to exercise any vested stock options (or upon the expiration of the original option term if earlier). In the event of his termination due to his death or disability, Mr. Farah or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated target incentive bonus for the fiscal year of termination. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in Fiscal 2010 and Fiscal 2011 shall remain outstanding through the end of the applicable performance period and Mr. Farah will be entitled to payment thereunder, subject to achievement of applicable performance goals; (ii) any RSUs granted in Fiscal 2012 will remain outstanding through the end of Fiscal 2014 and be payable within 10 days thereafter; and (iii) all outstanding stock options will vest and remain exercisable until the earlier of three years from the date of his termination of employment or the expiration date of the option.

If we and Mr. Farah both determine that part or all of the payments under his employment agreement constitute “parachute payments” under Section 280G(b)(2) of the Code, then, if the aggregate present value of such parachute payments and all other parachute payments paid to Mr. Farah under any other plan, arrangement or agreement with us exceeds 2.99 times Mr. Farah’s “base amount,” as defined in Section 280G(b)(3) of the Code, the payments to Mr. Farah constituting “parachute payments” will be reduced to the extent necessary so that the parachute payments equal 2.99 times Mr. Farah’s “base amount.” However, such amounts will not be so reduced if Mr. Farah determines, based upon the advice of an independent nationally recognized public accounting firm, that without such reduction he would be entitled to receive and retain, on a net after-tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

If a change of control (defined in his employment agreement to include a change in the ownership, effective control or a change in the ownership of a substantial portion of our assets, in each case, within the meaning of Section 409A of the Code and the regulations issued thereunder) occurs within two years prior to any termination of Mr. Farah’s employment due to his resignation for good reason or due to any reason other than an election on our part or Mr. Farah not to extend the term of his employment agreement, his death or disability or for cause, then Mr. Farah shall receive (i) the cash severance payments described above in the first paragraph of this section, in two equal lump sum installments, the first payable within forty-five (45) days after the date of termination and the second on the first anniversary of the date of termination; and (ii) instead of receiving a pro-rata portion of the annual incentive bonus he would receive for the year of termination based on our achievement of performance goals, Mr. Farah shall instead receive a pro-rata portion of $6 million based on the number of days he worked in the fiscal year prior to the date of the termination. In addition, Mr. Farah will be entitled to continued participation in our health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment. In addition, unvested stock options, unvested RPSUs (if any) and unvested RSUs granted under the 2010 Stock Incentive Plan would immediately vest and be paid out in the same manner as if Mr. Farah’s termination of employment was not preceded by a change in control. Unvested stock options, unvested RPSUs and unvested RSUs (if any) granted under the 1997 Stock Incentive Plan shall immediately vest upon a change of control.

Under his employment agreement, the above-described amounts and stock awards to be provided to Mr. Farah are subject to his compliance with the following restrictive covenants: (i) not to compete with us for twelve months following the termination of his employment; (ii) not to solicit any of our employees for two years following the termination of his employment and during the severance period; (iii) not to disparage us for two years following the termination of his employment and during the severance period; and (iv) not to disclose any of our confidential information.

Deferred compensation and any investment earnings credited to Mr. Farah’s deferred compensation account in calendar 2009 will be paid on the earlier of January 1, 2017 or the 45th day following the termination of his employment. The then-current value of the deferred compensation account credited after calendar 2009 will be payable in a cash lump sum payment to Mr. Farah on the 45th day following termination of his employment. The balance of the deferred compensation account as of December 31, 2004 will be paid as soon as practicable after the termination of Mr. Farah’s employment.

Under his employment agreement, cause is defined as (A) the willful and continued failure by Mr. Farah to substantially perform his duties after demand for substantial performance is delivered to him by us that specifically identifies the manner in which we believe he has not substantially performed his duties; (B) Mr. Farah’s conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting any felony; or (C) the willful engaging by Mr. Farah in gross misconduct relating to his employment that is materially injurious to us, monetarily or otherwise or which subjects, or if generally known would subject, us to public ridicule. Further, no act, or failure to act, on Mr. Farah’s part will be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the foregoing, Mr. Farah’s employment may be terminated for cause only by act of the Board of Directors and Mr. Farah’s employment will not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for our intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Mr. Farah, together with his counsel, to be heard by the Board of Directors.

Under his employment, good reason is defined as (A) a material diminution in or adverse alteration to his title or duties, (B) a reduction in his salary or annual incentive bonus opportunity or deferred compensation or our election to eliminate our bonus plan without substituting a plan which provides for a reasonably comparable annual incentive bonus opportunity or Mr. Farah ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of our stockholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of section 162(m) of the Code, (C) the relocation of Mr. Farah’s principal office outside of the area which comprises a fifty (50) mile radius from New York City, (D) our failure to comply with any material provision of his employment agreement or (E) we require Mr. Farah to report to anyone other than Ralph Lauren and/or the Board of Directors; provided that the events described in clauses (A), (B), (C), (D) and (E) above shall not constitute good reason (1) until Mr. Farah provides us notice of the existence of such diminution, change, reduction, relocation, failure or requirement within ninety (90) days of its occurrence and (2) unless such diminution, change, reduction, relocation, failure or requirement (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Farah to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Jackwyn L. Nemerov. Under her employment agreement in effect during Fiscal 2013, if we terminated Ms. Nemerov’s employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), including our election not to renew her employment at the end of the employment agreement’s term, or Ms. Nemerov terminated her employment for good reason (as defined in her employment agreement and as described below), Ms. Nemerov would have been entitled to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus a lump sum amount at the end of the severance period equal to the bonus paid to Ms. Nemerov for the fiscal year immediately preceding the fiscal year in which her termination of employment occurred. In addition, Ms. Nemerov would have been entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination. With respect to her stock awards, Ms. Nemerov would have vested in any unvested stock options and would have had one year from the date of termination to exercise such vested options (or until the expiration date of such options if earlier), and would have also vested in any unvested RPSUs at the end of the applicable performance period, subject to our achievement of the applicable performance goals.

If Ms. Nemerov voluntarily terminated her employment without good reason, or if we terminated her employment for cause, she would have been entitled to receive only her base salary through the date of termination. In the event her employment terminated due to her death or disability, Ms. Nemerov or her estate would have been entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Nemerov’s employment terminated due to her death or disability, or she terminated her employment due to retirement, she would have been entitled to receive a pro-rated amount, based on the percentage of time that had elapsed during the applicable performance periods, of the unvested RPSUs held by her, which would vest at the end of the applicable performance period, subject to our achievement of pre-established financial goals. For death or disability, unvested stock options would have continued to vest according to their original vesting schedule.

If we terminated her employment without cause within 12 months following our change of control (as defined in her employment agreement), then, in lieu of the foregoing amounts, Ms. Nemerov would have been entitled to receive a lump sum amount, payable within 15 days after the termination of her employment (unless required otherwise by Section 409A of the Code), equal to two times the sum of her annual base salary and two times the bonus she was paid for the fiscal year immediately prior to her termination, her unvested stock options granted under the 2010 Stock Incentive Plan would have fully vested and her unvested RPSUs granted under the 2010 Stock Incentive Plan would have vested upon termination at not less than target performance. In addition, any unvested options and unvested RPSUs granted to Ms. Nemerov under the 1997 Stock Incentive Plan would have immediately vested at target levels of performance, and all of her vested options would have remained exercisable for six months. In addition, Ms. Nemerov would have been entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination.

Under her employment agreement in effect during Fiscal 2013, the above-described amounts and stock awards to be provided to her were subject to her compliance with the following restrictive covenants: (i) in the event her employment was terminated by us due to disability, for cause or by her without good reason, not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for two years following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under her employment agreement in effect during Fiscal 2013, cause is defined as: (A) the willful and continued failure by Ms. Nemerov to substantially perform the duties of her employment agreement after demand for substantial performance is delivered to her by us that specifically identifies the manner in which we believe that she has not substantially performed her duties, (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting any felony or (C) the willful engaging by her in gross misconduct relating to her employment that is materially injurious to us, monetarily or otherwise or which subjects, or if generally known would subject, us to public ridicule. Further, no act, or failure to act, on Ms. Nemerov’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in our best interest. Notwithstanding the foregoing, Ms. Nemerov’s employment may be terminated for cause only by act of the Board of Directors and, in any event, her employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Ms. Nemerov setting forth the reasons for our intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Ms. Nemerov, together with her counsel, to be heard by the Board of Directors.

Under her employment agreement, good reason is defined as a termination of employment by Ms. Nemerov within one (1) year following the occurrence of: (A) a material diminution in or adverse alteration to Ms. Nemerov’s title, base salary, benefits, position, status, or duties, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, (C) a failure of us to comply with any material provision of her employment agreement or (D) we require her to report to anyone other than Ralph Lauren or Roger Farah, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Ms. Nemerov provides written notice to us of the existence of such diminution, change, reduction, relocation or failure within ninety (90) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Nemerov to us.

If necessary to comply with Section 409A of the Code, any severance payments would have been subject to a six month delay in payment.

Christopher H. Peterson. Under his employment agreement, if we terminate Mr. Peterson’s employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or he voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), he will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period of one year, plus an amount, payable at the end of the severance period, equal to his target bonus. In addition, Mr. Peterson will be entitled to continue his participation during the severance period in any group medical or dental plans in which he participated prior to termination. Furthermore, with respect to his stock awards granted in Fiscal 2013, he shall immediately vest in any unvested stock options or RSUs and he shall have up to three months from the date of termination to exercise such vested options.

If Mr. Peterson voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination. In the event his employment terminates due to his death or disability, Mr. Peterson or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. If his employment terminates due to his death or disability, he shall immediately vest in his Fiscal 2013 unvested stock options and RSUs and he shall have up to three months from the date of termination to exercise such vested options.

If we terminate his employment without cause, or if he terminates his employment for good reason, within 12 months following our change in control (as defined in his employment agreement), then in lieu of the foregoing amounts, Mr. Peterson will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of his annual base salary and two times the bonus he received for the fiscal year immediately preceding the fiscal year in which his employment terminates, and any unvested stock options granted under the 2010 Stock Incentive Plan shall vest and his Fiscal 2013 unvested RSUs shall vest as well. In addition, Mr. Peterson will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

Under his employment agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by us due to disability, for cause or by him without good reason, not to compete with us for the remainder of his scheduled employment term; (ii) not to solicit any of our employees for the remainder of his scheduled employment term; (iii) not to disparage us following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under his employment agreement, cause is defined as: (i) failure by Mr. Peterson to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to our satisfaction, in our sole discretion, within fifteen (15) days after notice of such failure has been given by us to him; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by him; or (iii) any action by him causing damage to or misappropriation of our assets; or (iv) his wrongful disclosure of our confidential information; or (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; or (vi) his breach of any of our employment policies; or (vii) performance by him of his employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject us to public ridicule or embarrassment, or would likely be detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under his employment agreement, good reason is defined as a termination of employment by Mr. Peterson within sixty (60) days following the occurrence of (A) a material diminution in or adverse alteration to his title, base salary, position or duties, (B) the relocation of his principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) our failure to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B), and (C) shall not constitute good reason (1) until Mr. Peterson provides us written notice of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by him to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Mitchell A. Kosh. Under his employment agreement, if we terminate his employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or Mr. Kosh voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), he will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period equal to the longer of the remaining term of his employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that he received for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Kosh voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination. In the event of his termination due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. In the event his employment terminates due to his death or disability, or he terminates his employment due to retirement, he will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by him, which shall vest at the end of the applicable performance period, subject to our achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If we terminate Mr. Kosh’s employment without cause, or if he terminates his employment for good reason, within 12 months following our change of control (as defined in his employment agreement), he will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of his annual base salary and two times the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates, and any unvested stock options granted under the 2010 Stock Incentive Plan shall vest and unvested RPSUs granted under the 2010 Stock Incentive Plan shall vest at either actual or target levels of performance as determined in accordance with the 2010 Stock Incentive Plan. In addition, any unvested options and unvested RPSUs granted to Mr. Kosh under the 1997 Stock Incentive Plan will immediately fully vest, and all options held by him will remain exercisable for six months. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

Under his employment agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by us due to disability, for cause or the termination by him of his employment without good reason, not to compete with us for the remainder of his scheduled employment term; (ii) not to solicit any of our employees for the remainder of his scheduled employment term; (iii) not to disparage us following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under his employment agreement, cause is defined as: (i) failure by Mr. Kosh to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to our satisfaction, in our sole discretion, within fifteen (15) days after notice of such failure has been given by us to

Mr. Kosh; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Mr. Kosh; or (iii) any action by him causing damage to or misappropriation of our assets; or (iv) his wrongful disclosure of our confidential information; or (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; or (vi) his breach of any of our employment policies; or (vii) performance by him of his employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject us to public ridicule or embarrassment, or would likely be detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under his employment agreement, good reason is defined as a termination of employment by Mr. Kosh within sixty (60) days following the occurrence of: (A) a material diminution in or adverse alteration to his title, base salary, position or duties, including no longer reporting to the Chairman, or the Chief Executive Officer, or the President, or the Chief Operating Officer, (B) the relocation of his principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) our failure to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason (1) until Mr. Kosh provides written notice to us of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given to us by Mr. Kosh.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Robert L. Madore. Under his employment agreement, if we terminate his employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or Mr. Madore voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), he will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period of one year, plus an amount, payable at the end of the severance period, equal to his target bonus. In addition, he will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Madore voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination. In the event of his termination due to his death or disability, Mr. Madore or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. In the event his employment terminates due to his death or disability, he will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by him, which shall vest at the end of the applicable performance period, subject to our achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If we terminate Mr. Madore’s employment without cause, or if he terminates his employment for good reason, within 12 months following our change of control (as defined in his employment agreement), he will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of his annual base salary and two times the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates, and any unvested stock options granted under the 2010 Stock Incentive Plan shall vest and unvested RPSUs granted under the 2010 Stock Incentive Plan shall vest at either actual or target levels of performance as determined in accordance with the 2010 Stock Incentive Plan. In addition, any unvested options and unvested RPSUs granted to Mr. Kosh under the 1997 Stock Incentive Plan will immediately fully vest, and all options held by him will remain exercisable for six months. In addition, Mr. Madore will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

Under his employment agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by us due to disability, for cause or the termination by him of his employment without good reason, not to compete with us for the remainder of his scheduled employment term; (ii) not to solicit any of our employees for the remainder of his scheduled employment term; (iii) not to disparage us following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under his employment agreement, cause is defined as: (i) failure by Mr. Madore to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to our satisfaction, in our sole discretion, within fifteen (15) days after notice of such failure has been given by us to him; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by him; or (iii) any action by him causing damage to or misappropriation of our assets; or (iv) his wrongful disclosure of our confidential information; or (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; or (vi) his breach of any of our employment policies; or (vii) performance by him of his employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject us to public ridicule or embarrassment, or would likely be detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under his employment agreement, good reason is defined as a termination of employment by Mr. Madore within sixty (60) days following the occurrence of: (A) a material diminution in or adverse alteration to his title, base salary, position or duties, (B) the relocation of his principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) our failure to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B), and (C) above shall not constitute good reason (1) until he provides written notice to us of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given to us by him.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Tracey T. Travis. In connection with the separation of employment of Ms. Travis, the Company and Ms. Travis entered into an employment separation agreement and release (the “Travis Separation Agreement”) effective as of July 17, 2012. Pursuant to the Travis Separation Agreement,

Ms. Travis shall receive as separation payments $750,000, equal to her former annual base salary, and $880,000, equal to her bonus received for Fiscal 2012. The Travis Separation Agreement requires that Ms. Travis provide the Company with certain transition services, and that she comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants. The Travis Separation Agreement also includes a general release by Ms. Travis of claims against the Company.

Potential Payments Upon Termination or Change in Control Tables

The following tables reflect incremental payments and benefits that would be owed by the Company to each of our NEOs beyond what they had earned as of March 30, 2013 upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the NEO’s employment terminated or, in the event of a change in control, such change of control occurred on March 29, 2013;

•	the NEO’s salary continues as it existed on March 29, 2013;

•	the NEO’s employment agreement and term as of March 29, 2013 applies;

•	RPSUs that are accelerated upon a change in control are deemed to do so at target;

•

Awards granted under the 1997 Stock Incentive Plan held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vest immediately upon a change in control in accordance with the terms of the 1997 Stock Incentive Plan;

•

the stock price for the Class A Common Stock is $169.31 per share (the NYSE closing price of Class A Common Stock on March 28, 2013, the last business day of Fiscal 2013 in which there were sales of shares); and

•	the bonus for the period April 1, 2012 through March 31, 2013 (as determined by the Compensation Committee, which would have been earned by our NEOs as set forth in the “Summary Compensation Table”).

The tables do not include non-qualified deferred compensation, if any, that would be paid to the NEOs, which is set forth in the “Non-Qualified Deferred Compensation” table. In addition, the tables do not include the value of vested but unexercised stock options as of March 30, 2013.

Chief Executive Officer—Ralph Lauren

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]	Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0	$0	$0
By the Company Without Cause/by the Executive for Good Reason	$3,500,000	$39,000,000[4]	$57,626,862[5]	$1,026,535	$101,153,397
Death or Disability	$0	$0	$57,626,862	$0	$57,626,862
Retirement[6]	N/A	N/A	N/A	N/A	N/A
Change in Control with Termination	$3,500,000	$39,000,000[7]	$57,626,862[8]	$1,026,535	$101,153,397

(1)

In the event of a termination by the Company without cause or by Mr. Lauren for Good Reason and pursuant to his employment agreement, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination. In the event of a Change in Control with termination, no special change in control severance payment is payable to Mr. Lauren. If Mr. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, we would provide a lump sum cash payment equal to two times his base salary, payable within 30 days following the date of termination.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and RPSUs (including associated dividend equivalent units on such award), the value was based on the NYSE closing price of Class A Common Stock on March 28, 2013, which was $169.31 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits, office facilities and support, and the use of a car and driver.

(4)	Represents two times the average annual bonus paid to Mr. Lauren for the two fiscal years immediately preceding the year of termination.

(5)	If Maximum Performance for Cliff RPSUs or Cliff RPSUs with TSR Modifier is reached, the value would increase by $7,506,293.

(6)	Pursuant to Mr. Lauren’s equity award agreements.

(7)

In the event of a Change in Control with termination, no special change in control severance payment is payable to Mr. Lauren. If Mr. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, Mr. Lauren would be entitled to the same amounts reflected above for “By the Company without Cause/By the Executive for Good Reason.”

(8)

Absent a termination, the amount would be $41,932,650 (including associated dividend equivalent units), representing the in-the-money value of unvested stock options and unvested RSUs and RPSUs that would immediately vest upon a change in control under the 1997 Stock Incentive Plan or for RPSUs granted to Mr. Lauren in Fiscal 2012, under the terms of the Cliff RPSU Award Agreement attached to and incorporated by reference by Amendment 1 to the Former Lauren Employment Agreement.

President & Chief Operating Officer—Roger N. Farah

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]	Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0	$0	$0
By the Company Without Cause/by the Executive for Good Reason	$1,800,000	$12,000,000[4]	$15,720,434	$94,172	$29,614,606
Death or Disability	$0	$0	$19,365,056[5]	$0	$19,365,056
Retirement	$0	$0	$2,068,630[5]	$0	$2,068,630
Change in Control with Termination	$1,800,000	$12,000,000[4]	$23,502,654[6]	$94,172	$37,396,826
By the Company’s or Executive’s Election Not to Extend the Employment Agreement Term[7]	N/A	N/A	N/A	N/A	N/A

(1)

Amounts reflect the continuation of base salary. In the event of a termination by the Company without cause or by Mr. Farah for Good Reason and pursuant to his employment agreement, we would continue to pay Mr. Farah his base salary for the longer of (a) the balance of his employment agreement or (b) two years. As of the end of Fiscal 2013, the balance of the term of Mr. Farah’s employment agreement was 12 months. In the event of a Change in Control with termination, Mr. Farah’s amount represents two times his base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and RPSUs, the value was based on the NYSE closing price of Class A Common Stock on March 28, 2013, which was $169.31 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits and an automobile allowance.

(4)

Represents a bonus equal to the applicable severance multiplier times $6,000,000. Mr. Farah’s severance multiplier is the greater of (a) the number of full and partial years remaining in the term of his employment agreement (up to a maximum of three years) or (b) two years.

(5)	If Maximum Performance for Cliff RPSUs or Cliff RPSUs with TSR Modifier is reached, the value would increase by $1,422,183.

(6)

Absent a termination, the amount would be $10,480,289, representing the in-the-money value of unvested stock options and unvested RSUs and RPSUs that would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

(7)	Termination for non-extension would only apply in Fiscal 2014.

Executive Vice President—Jackwyn L. Nemerov

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]	Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0	$0	$0
By the Company Without Cause/by the Executive for Good Reason	$900,000	$2,970,000[4]	$32,769,463[5]	$17,136	$36,656,599
Death or Disability	$0	$0	$23,934,190[6]	$0	$23,934,190
Retirement	$0	$0	$21,998,110[6]	$0	$21,998,110
Change in Control with Termination	$1,800,000	$5,940,000[7]	$30,523,735[8]	$17,136	$38,280,871

(1)

Amounts reflect the continuation of base salary. In the event of a termination by the Company without cause or by Ms. Nemerov for Good Reason and pursuant to her employment agreement that was in effect during Fiscal 2013, we would continue to pay Ms. Nemerov her base salary for the longer of (a) the balance of her employment agreement or (b) one year. As of the end of Fiscal 2013, the balance of the term of Ms. Nemerov’s employment agreement was less than one month. In the event of a Change in Control with termination, this amount represents two times her base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs and RPSUs, the value was based on the NYSE closing price of Class A Common Stock on March 28, 2013, which was $169.31 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits.

(4)	Represents the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	If Maximum Performance for Cliff RPSUs or Cliff RPSUs with TSR Modifier is reached, the value would increase by $3,056,130.

(6)	If Maximum Performance for Cliff RPSUs or Cliff RPSUs with TSR Modifier is reached, the value would increase by $1,424,172.

(7)	Represents two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(8)

Absent a termination, the amount would be $11,888,301, representing the in-the-money value of unvested stock options and unvested RSUs and RPSUs that would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

Senior Vice President and Chief Financial Officer—Christopher H. Peterson

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]	Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0	$0	$0

By the Company Without Cause/by the Executive for Good Reason	$800,000	$619,800[4]	$1,944,063	$10,130	$3,373,993

Death or Disability	$0	$0	$1,944,063	$0	$1,944,063

Retirement[5]	N/A	N/A	N/A	N/A	N/A

Change in Control with Termination	$1,600,000	$0[6]	$1,944,063	$10,130	$3,554,193

(1)

Amounts reflect the continuation of base salary. In the event of a termination by the Company without cause or by Mr. Peterson for Good Reason and pursuant to his employment agreement, we would continue to pay Mr. Peterson’s base salary for one year. In the event of a Change in Control with termination, Mr. Peterson’s amount represents two times his base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RSUs, the value was based on the NYSE closing price of Class A Common Stock on March 28, 2013, which was $169.31 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits.

(4)

The amount represents target bonus. Mr. Peterson joined the Company on September 24, 2012 and as such, his target bonus for Fiscal 2013 was pro-rated based on his hire date. Absent this proration, the amount would be $1,200,000.

(5)	For equity awards, retirement is calculated commencing at age 55 with seven years of service. Mr. Peterson is not currently eligible for retirement.

(6)	Since Mr. Peterson joined the Company on September 24, 2012, this amount would be zero given that did not receive a bonus in Fiscal 2012.

Senior Vice President—Human Resources—Mitchell A. Kosh

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]	Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0	$0	$0

By the Company Without Cause/by the Executive for Good Reason	$2,666,667	$880,000[4]	$0	$13,582	$3,560,249

Death or Disability	$0	$0	$1,805,930[5]	$0	$1,805,930

Retirement	$0	$0	$1,494,923[5]	$0	$1,494,923

Change in Control with Termination	$1,600,000	$1,760,000[6]	$2,041,356[7]	$13,582	$5,414,938

(1)

Amounts reflect the continuation of base salary. In the event of a termination by the Company without cause or by Mr. Kosh for Good Reason and pursuant to his employment agreement, we would continue to pay Mr. Kosh his base salary for the longer of (a) the balance of his employment agreement or (b) one year. As of the end of Fiscal 2013, the balance of the term of Mr. Kosh’s employment agreement was 40 months. In the event of a Change in Control with termination, Mr. Kosh’s amount represents two times his base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, the value was based on the NYSE closing price of Class A Common Stock on March 28, 2013, which was $169.31 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits.

(4)	Represents the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	If Maximum Performance for Cliff RPSUs or Cliff RPSUs with TSR Modifier is reached, the value would increase by $261,563.

(6)	Represents two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(7)

Absent a termination, the amount would be $794,909, representing the in-the-money value of unvested stock options and unvested RPSUs that would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

Senior Vice President and Chief Financial Officer (until July 30, 2012)—Tracey T. Travis

	Cash Severance – Base Salary	Cash Severance – Bonus	Vesting of Equity Awards	Continuation of Other Benefits & Perquisites	Total

Pursuant to the Travis Separation Agreement[1]	$750,000	$880,000	$0	$0	$1,630,000

(1)

In connection with the separation of Ms. Travis’ employment effective July 30, 2012, Ms. Travis will receive separation payments of (i) $750,000, equal to her former annual base salary and (ii) $880,000, equal to her bonus received for the Company’s Fiscal 2012.

Senior Vice President and Interim Chief Financial Officer (from July 30-September 24, 2012)—Robert L Madore

	Cash Severance – Base Salary[1]	Cash Severance – Bonus	Vesting of Equity Awards[2]	Continuation of Other Benefits & Perquisites[3]	Total

By the Company for Cause/by the Executive Without Good Reason	$0	$0	$0	$0	$0

By the Company Without Cause/by the Executive for Good Reason	$515,000	$180,250[4]	$0	$7,817	$703,067

Death or Disability	$0	$0	$418,059[5]	$0	$418,059

Retirement[6]	N/A	N/A	N/A	N/A	N/A

Change in Control with Termination	$1,030,000	$753,445[7]	$632,236[8]	$7,817	$2,423,498

(1)

Amount reflects the continuation of base salary. In the event of a termination by the Company without cause or by the Executive for Good Reason and pursuant to his employment agreement, we would continue to pay Mr. Madore’s base salary for one year. In the event of a Change in Control with termination, Mr. Madore’s amount represents two times his base salary.

(2)

Represents the value associated with the acceleration or continuation (as the case may be) of the vesting of equity awards. In the case of RPSUs, the value was based on the NYSE closing price of Class A Common Stock on March 28, 2013, which was $169.31 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.

(3)	Represents the cost of providing health and welfare benefits.

(4)	The amount represents target bonus.

(5)	If Maximum Performance for Cliff RPSUs or Cliff RPSUs with TSR Modifier is reached, the value would increase by $79,068.

(6)	For equity awards, retirement is calculated commencing at age 55 with seven years of service. Mr. Madore is not currently eligible for retirement.

(7)	Represents two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(8)

Absent a termination, the amount would be $164,952, representing the in-the-money value of unvested stock options and unvested RPSUs that would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Written Related Party Transactions Policy

We have adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our stockholders. The Nominating & Governance Committee must review and approve or ratify any deemed related party transaction proposed to be entered into by our executive officers or directors.

Under our related party transactions policy, any relationship, arrangement or transactions between us and (i) a director, (ii) an executive officer, (iii) a person known by us to be a beneficial owner of more than 5% of our common stock, or (iv) a person known by us to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be a related party transaction. Under our related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.

•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.

•

Any transaction between us and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.

•

Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro-rata basis (e.g., dividends).

•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Registration Rights Agreements

We and certain of the Lauren Family Members (as defined below) are parties to a Registration Rights Agreement entered into on June 9, 1997 (the “Registration Rights Agreement”) pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by us, subject to certain limitations.

We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this Proxy Statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. Lauren, Mr. Lauren’s spouse, Lauren Descendants, Mr. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify our directors and executives against certain liabilities and associated expenses arising from their service as our directors and executives and reimburse certain related legal and other expenses. In the event of our change of control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under our Code of Business Conduct and Ethics, all of our employees and officers are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and our legal department. In addition, employees who intend to seek additional employment of any kind while remaining our employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Our directors are required to disclose any actual or potential conflicts of interest to the Chairman of the Board of Directors and our General Counsel. All directors are required to recuse themselves from any Board of Directors discussion or decision affecting their personal, business or professional interests.

From time to time, both Mr. R. Lauren (who is required, under his employment agreement, to use a private aircraft for security purposes for any travel) and other employees use Mr. Lauren’s personal aircraft for business purposes. We reimburse Mr. Lauren for such use at market rates for the private aircraft. We reimbursed Mr. Lauren approximately $49,433 for the use of his aircraft by our employees in Fiscal 2013.

In connection with our adoption of the “RRL” trademarks, pursuant to an agreement with us, Mr. R. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a company wholly-owned by Mr. Lauren.

Jerome Lauren, our Executive Vice President, Creative Director—Menswear, is the brother of Ralph Lauren, our Chairman and Chief Executive Officer, and David Lauren, our Executive Vice President of Global Advertising, Marketing and Communications, is Ralph Lauren’s son. In Fiscal 2013, Jerome Lauren received an aggregate of $2,171,543 in base salary, bonus and other compensation payments. In Fiscal 2013, David Lauren received an aggregate of $1,383,687 in salary, bonus and other compensation payments. In addition, during Fiscal 2013, each of Jerome Lauren and David Lauren received stock-based awards each with a total aggregate grant date fair value of $362,320, calculated in accordance with ASC 718.

(PROPOSAL 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young as our independent registered public accounting firm to audit our financial statements and our subsidiaries for the fiscal year ending March 29, 2014. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, our independent registered public accounting firm for the fiscal year ended March 30, 2013, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by our independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our CFO is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our CFO, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For Fiscal 2013, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $500,000 for tax services, $500,000 for due diligence services in connection with acquisitions or dispositions, and $250,000 for all other generally pre-approved non-audit services.

Aggregate fees, including expenses, for professional services rendered for us by Ernst & Young for Fiscal 2013 and Fiscal 2012 were:

	Fiscal 2013	Fiscal 2012
Audit fees	$3,337,350	$3,459,000
Audit-related fees	$338,400	$358,000
Tax fees	$1,434,790	$2,078,221
All other fees	—	—
Total	$5,110,540	$5,895,221

Audit Fees. Audit fees are fees billed for professional services for the audit of our annual financial statements and internal control over financial reporting, as filed on Form 10-K. Audit fees also include fees billed for professional services for the review of financial statements included in our Form 10-Q filings and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related Fees. Audit related fees are fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, contractually agreed upon audits, accounting consultations and due diligence services.

Tax Fees. Tax fees are fees billed for tax consulting and compliance services and tax acquisition and tax due diligence services, including tax consulting provided in connection with the operational consolidation of our European and Japanese businesses.

All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to us in Fiscal 2013 or Fiscal 2012.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the Annual Meeting of Stockholders and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 29, 2014. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 3)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, a resolution will be presented at the Annual Meeting of Stockholders to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the 2013 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders approve, on an advisory basis, our NEOs’ compensation and our compensation philosophy, policies and practices as described in the Compensation Discussion and Analysis and the tabular disclosure regarding each NEO’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for this meeting.”

In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Although this vote is advisory, and therefore nonbinding, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

As described in detail under Compensation Discussion and Analysis, our compensation programs are designed to motivate our executives to achieve excellent results for us. We believe that our compensation program, with our balance of base salary, performance-based cash bonuses and performance conditions for awards of restricted stock units, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

The affirmative vote of the holders of a majority of the votes represented at the 2013 Annual Meeting of Stockholders in person or by proxy is required to approve, on an advisory basis, the compensation of our NEOs and our compensation philosophy, policies and practices as described herein.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NEOS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 4)

APPROVAL OF THE RALPH LAUREN CORPORATION AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN

General. The 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”) is the sole active plan that provides for equity incentive compensation to our eligible officers, employees and non-employee directors. The Board of Directors believes that the 2010 Stock Incentive Plan is in the best interests of the Company and our stockholders, as equity awards help to attract, retain and motivate exceptional directors, officers, employees and third-party service providers of the Company and its subsidiaries to achieve longer-range performance goals and enable them to participate in the long-term growth and financial success of the Company. Stockholders originally approved the 2010 Stock Incentive Plan at our August 5, 2010 annual meeting of stockholders, authorizing the issuance of up to 4,362,518 shares of our Class A Common Stock (“Shares”), of which 1,362,518 million represented Shares that remained available for issuance under the 1997 Stock Incentive Plan.

On May 22, 2013, our Board of Directors approved, subject to stockholder approval at the 2013 Annual Meeting of Stockholders, an amendment and restatement of the Company’s 2010 Stock Incentive Plan (as proposed to be amended, the “Amended 2010 Stock Incentive Plan”). If approved, the amendment would (i) authorize an additional 1,700,000 Shares for issuance under the 2010 Stock Incentive Plan; and (ii) update certain administrative and other provisions in the 2010 Stock Incentive Plan, which updates would not materially alter the 2010 Stock Incentive Plan.

In addition, approval of this proposal will constitute re-approval of the material terms of the performance goals under the 2010 Stock Incentive Plan for purposes of Section 162(m) of the Code, which will have the effect of extending the period (which would have otherwise expired on August 5, 2015, the fifth anniversary of the Company’s 2010 annual meeting of stockholders) during which the Company may grant awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, to August 8, 2018, the fifth anniversary of the date of the 2013 Annual Meeting of Stockholders. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to their chief executive officer, or any of their other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code.

Our NEOs have an interest in this proposal as they would be eligible to receive equity awards under the Amended 2010 Stock Incentive Plan.

A copy of the Amended 2010 Stock Incentive Plan is attached to this Proxy Statement as Appendix B. The Board of Directors recommends a vote FOR the approval of the Amended 2010 Stock Incentive Plan.

Reasons Why You Should Vote in Favor of the Approval of the Amended 2010 Stock Incentive Plan

The Board of Directors recommends a vote for the approval of the Amended 2010 Stock Incentive Plan because it will enable us to continue to provide long-term equity performance incentives to our employees, officers and non-employee directors. In addition, the Board of Directors believes the plan is in the best interests of the Company and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•

Performance based. The Amended 2010 Stock Incentive Plan is generally intended to provide incentive compensation awards that may be designed to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Amended 2010 Stock Incentive Plan includes a list of performance criteria available to the Company in crafting awards that are performance based so that such awards could be exempt from the deduction limitation under Section 162(m) of the Code. The Committee (as defined in the Amended 2010 Stock Incentive Plan below), however, retains the right to grant awards that may not be deductible by the Company if it determines that it is in the best interests of the Company and its stockholders to do so.

•

No “evergreen” provision. The number of Shares available for issuance under the Amended 2010 Stock Incentive Plan is fixed and does not adjust based upon the number of Shares outstanding. We currently expect the number of Shares authorized for issuance under the Amended 2010 Stock Incentive Plan (assuming our stockholders approve the share increase proposal) will be sufficient to provide for future awards for approximately three years, at which time we expect to ask our stockholders to approve an additional share authorization.

•	Will not be excessively dilutive to our stockholders. As of March 30, 2013, 2,943,250 Shares remained available for issuance under the 2010 Stock Incentive Plan.

The following table illustrates the potential dilutive impact of the additional Shares being requested under the Amended 2010 Stock Incentive Plan:

Share Authorization (shares in millions)
	Total Shares Available	Equity Dilution: Percent of Shares Outstanding [2]
Shares available for future awards as of March 30, 2013 [1]	2.94	3.2%
Requested increase to shares available in the Amended Plan	1.70	1.9%
Shares available for future awards if the Amended Plan is approved	4.64	5.1%

[1] Reflects shares available under the 2010 Long-Term Incentive Plan. For more information about our outstanding awards and shares available for future awards, see “Equity Compensation Plan Information”

2 As of March 30, 2013, there were approximately 90.9 million shares of Common Stock outstanding.

The purpose of the proposed increase in authorized Shares is to secure an adequate number of Shares to fund awards under our long-term stock incentive program for approximately three years. During fiscal years 2011 through 2013, we granted an average of approximately 1.26 million Shares per year. The number of additional Shares requested would allow us to continue awarding equity incentives, which the Board of Directors believes are an integral part of our long-term compensation philosophy.

The following table provides information regarding our annual “burn rate” (see footnote 3 to the table below) for the past three fiscal years.

Burn Rate (shares in millions)
Fiscal Year	Awards Granted [1]	Basic Weighted Average Number of Common Shares Outstanding [2]	Burn Rate [3]
2013	1.2	91.3	1.3%
2012	1.0	92.7	1.1%
2011	1.5	96.0	1.6%

[1] Includes stock options, restricted stock, restricted stock units, and restricted performance stock units (“RPSUs”). For RPSUs, the amount includes the number of shares actually delivered due to performance achievement or market conditions.

2 As reported in the Company’s financial statements filed with the Annual Report on Form 10-K for 2013.
[3] Burn rate = # of (Awards Granted)/ (Basic Weighted Average Number of Common Shares Outstanding)

•

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The Amended 2010 Stock Incentive Plan prohibits granting stock options with exercise prices and SARs with strike prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•

No repricing or exchange without stockholder approval. The Amended 2010 Stock Incentive Plan prohibits the repricing of outstanding stock options or SARs (or the cancelling of stock options or SARs in exchange for other awards or cash that would cause the stock options or SARs to not qualify for equity accounting treatment) without stockholder approval, except in connection with certain corporate transactions involving the Company.

•

Minimum vesting and performance period requirements. The Amended 2010 Stock Incentive Plan provides that any restricted stock awards and certain other stock-based awards (other than stock options and SARs) granted under the plan will vest no more rapidly than ratably over a three-year period after the grant date, and performance-based stock-based awards will have a minimum performance period of one year, in each case except with respect to 5% of the Shares authorized under the 2010 Stock Incentive Plan.

•

Double Trigger Accelerated Vesting. The Amended 2010 Stock Incentive Plan provides that, in the event of a change in control (as defined in the 2010 Stock Incentive Plan), the vesting of outstanding awards does not accelerate unless the participant’s employment is subsequently terminated either without “cause” or for “good reason” (each as defined in the Amended 2010 Stock Incentive Plan) within 12 months following the change in control.

•	No Liberal Share Recycling. The Amended 2010 Stock Incentive Plan prohibits the recycling of Shares in respect of stock options and /or stock appreciation rights.

•	No Tax Gross-ups. The Amended 2010 Stock Incentive Plan does not provide for any tax gross-up payments.

•

“Clawback” provisions. The Amended 2010 Stock Incentive Plan contains “clawback” provisions, which provide that a NEO’s rights with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including termination for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants. In addition, if, as a result of a NEO’s intentional misconduct or gross negligence, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the NEO may be required to promptly reimburse the Company for certain payments or gains realized by the NEO.

Summary of the Amended 2010 Stock Incentive Plan Features

The following summary of the material features of the Amended 2010 Stock Incentive Plan is qualified in its entirety by reference to the specific language of Amended 2010 Stock Incentive Plan. The closing price of our Class A Common Stock on June 28, 2013, was $173.74 per share.

Purpose. The purpose of the Amended 2010 Stock Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers, employees and third-party service providers of the Company and its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Administration. The Amended 2010 Stock Incentive Plan provides that it will be administered by a committee (the “Committee”) which will either be the full Board or a committee of two or more members of the Board of Directors designated by the Board of Directors to administer the Amended 2010 Stock Incentive Plan, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and an “outside director” (within the meaning of Section 162(m) of the Code), to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the Amended 2010 Stock Incentive Plan; provided, that the Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Code Section 162(m), and to make certain determinations under the Amended 2010 Stock Incentive Plan. The mere fact that a Committee member fails to qualify as a Non-Employee Director or outside director (within the meaning of Rule 16b-3) will not invalidate any award made by the Committee which award is otherwise validly made under the 2010 Stock Incentive Plan. The Compensation Committee of the Board of Directors currently serves as the Committee. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended 2010 Stock Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended 2010 Stock Incentive Plan. The Committee will have full discretion to administer and interpret the Amended 2010 Stock Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any director, officer, employee or third party service provider (who is a natural person) of the Company or any of its subsidiaries is eligible to be designated a participant under the

Amended 2010 Stock Incentive Plan. The Committee has the sole and complete authority to determine who will be granted awards under the Amended 2010 Stock Incentive Plan.

Number of Authorized Shares and Types of Awards. The amendment would add 1.70 million Shares to the reserve under the 2010 Stock Incentive Plan such that approximately 4.64 million would be available for issuance under the Amended 2010 Stock Incentive Plan following stockholder approval, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options (“NSOs”); (ii) stock options intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”); (iii) SARs; (iv) restricted stock and/or restricted stock units; (v) performance awards (being other awards denominated in Shares and valued in accordance with the achievement of performance goals established by the Committee) and (vi) other stock based awards (being awards denominated in Shares other than those described above); provided, that:

•	the maximum number of Shares with respect to which awards may be granted to any non-employee director of the Company may not exceed 25,000 in any fiscal year;

•	the maximum number of Shares with respect to which stock options and SARs may be granted to any participant in the 2010 Stock Incentive Plan in any fiscal year may not exceed 1,000,000; and

•

the maximum number of Shares which may be paid to a participant in the 2010 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the Amended 2010 Plan) in respect of a single performance period is 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof.

In addition, of the Shares reserved for issuance under the Amended 2010 Stock Incentive Plan, no Shares in excess of the maximum reserve may be issued pursuant to incentive stock options.

The Amended 2010 Stock Incentive Plan would maintain the limits with respect to awards granted to certain individuals. If any Shares covered by an award granted under the Amended 2010 Stock Incentive Plan are forfeited, or if an award granted under the Plan has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such award shall again be, or shall become, Shares with respect to which awards may be granted hereunder. In addition, Shares delivered in full or partial payment of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such award for purposes of determining the number of Shares acquired pursuant to the Plan; provided, that notwithstanding the foregoing, in no event shall any of the following Shares again be made available for issuance in respect of awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding SAR or option; (ii) Shares used to pay the exercise price, strike price or withholding taxes in respect of an outstanding SAR or option; or (iii) Shares repurchased on the open market with the proceeds of the exercise price of an option.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Committee determines that an adjustment is necessary or appropriate, then the Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, performance awards, performance compensation awards or other stock based awards or any combination of the foregoing.

Minimum Vesting Schedule. Except with respect to a maximum of 5% of the Shares authorized under the Amended 2010 Stock Incentive Plan, any awards (other than an option or SAR) that are settled in Shares (each, a “Full Value Award”) and that vest solely on the basis of the participant’s continued employment with or provision of service to the Company will not provide for vesting that is any more rapid than annual pro-rata vesting over a three year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve months. The vesting of Full Value Awards may only be accelerated upon death, disability (as defined in the Amended 2010 Stock Incentive Plan), retirement or other termination of employment or services of the participant, or a change of control (as defined in the Amended 2010 Stock Incentive Plan). If any Shares covered by an award granted under the Amended 2010 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), or if Shares are used to pay the exercise price of a stock option or to pay any required tax withholding, then such Shares will again be, or will become, Shares with respect to which awards may be granted under the Amended 2010 Stock Incentive Plan. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any award or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the participant pursuant to such award for purposes of determining the number of Shares acquired pursuant to the Amended 2010 Stock Incentive Plan.

Stock Options/SARs. Awards made under the Amended 2010 Stock Incentive Plan will be subject to such terms, including vesting and exercise price (which shall be no less than Fair Market Value (as defined in the Amended 2010 Stock Incentive Plan) of a Share as of the date of grant with respect to NSOs and SARs) if applicable, as may be determined by the Committee and specified in the applicable award agreement or thereafter; provided, that ISOs will be subject to terms and conditions that comply with such rules as may be prescribed by Section 422 of the Code. In addition, stock options and SARs granted under the Amended 2010 Stock Incentive Plan will have a maximum term of ten years. No dividend equivalents will be payable in respect of outstanding options or SARs. Payment in respect of the exercise of an option granted under the Amended 2010 Stock Incentive Plan may be made in cash, or its equivalent, or (i) by tendering Shares (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) valued at fair market value at the time the option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee or (ii) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

Restricted Stock and Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock and restricted stock units under the Amended 2010 Stock Incentive Plan, subject to the terms and conditions established by the Committee. Restricted stock and restricted stock units are non-transferable and subject to such other restrictions determined by the Committee for a specified period. Subject to the restrictions set forth any applicable award agreement, a holder of restricted stock generally will have the rights and privileges of a stockholder, including without limitation the right to vote the restricted stock. Restricted stock units will be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions or otherwise in accordance with the applicable award agreement. Dividends paid on any Shares of restricted stock may be paid directly to the participant, withheld by the Company subject to vesting of the restricted Shares, or may be reinvested in additional Shares of restricted stock or in additional restricted stock units, as determined by the Committee in its sole discretion.

Other Stock-Based Awards. The Committee will be authorized to grant performance awards (a right denominated in cash or Shares, valued in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish) and other stock-based awards (an award of Shares or denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, which may provide for dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided that no dividend equivalents will be payable in respect of outstanding unearned Performance Compensation Awards (described below) or other unearned awards subject to performance conditions (other than or in addition to the passage of time), although dividend equivalents may be accumulated and paid after such awards are earned and become payable or distributable.

Performance Compensation Awards. The Committee will have the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may treat certain other awards under the Amended 2010 Stock Incentive Plan as “performance-based compensation” and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are “covered employees” as defined in Section 162(m) of the Code.

Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Committee for such period. The Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the Amended 2010 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and will be limited to the following: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net revenue or net revenue growth; gross revenue or gross revenue growth, or gross profit or gross profit growth; net operating profit (before or after taxes); return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; earnings before or after taxes, interest, depreciation and/or amortization; gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or cost reduction goals; general and administrative expense savings; operating efficiency; objective measures of customer satisfaction; working capital targets; measures of economic value added or other “value creation” metrics; inventory control; enterprise value; sales; stockholder return; client retention; competitive market metrics; employee retention; timely completion of new product rollouts; timely launch of new facilities; objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); system-wide revenues; royalty income; same store sales (comparable sales), comparisons of continuing operations to other operations; market share; new store openings (gross or net), store remodelings; cost of capital, debt leverage year-end cash position or book value; strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or any combination of the foregoing.

Any one or more of the performance criteria may be stated as a percentage of another performance criterion, or used on an absolute or relative basis to measure the performance of the Company, subsidiary and/or affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, subsidiary and/or affiliate or any combination thereof, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or published or special index, or compared to various stock market indices. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

With regard to a particular performance period, the Committee will have the discretion, subject to the Amended 2010 Stock Incentive Plan’s terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. The Committee may adjust or modify the calculation of a performance goal to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. Any such discretion will be exercised by the Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Committee upon the period’s close. In determining entitlement to payment in respect of a Performance Compensation Award, the Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under Section 162(m) of the Code.

Transferability. Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any affiliate; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Committee has the discretion under the Amended 2010 Stock Incentive Plan to provide that options granted under the Amended 2010 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

Effect of Termination of Employment or Service within 12 months Following a Change in Control. In the event that a participant’s employment with the Company is terminated by the Company without “cause” (as defined in the Amended 2010 Stock Incentive Plan) or the participant resigns for “good reason” (as defined in the 2010 Stock Incentive Plan), in each case, within 12 months following a “change of control” (as defined in the Amended 2010 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any award would otherwise be subject to the achievement of performance conditions, a portion of any such award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Amended 2010 Stock Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination (i) will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, (ii) may adversely affect the rights of any participant with respect to awards previously granted under the 2010 Stock Incentive Plan without such participant’s consent and (iii) no material revision to the Amended 2010 Stock Incentive Plan will be made without stockholder approval. A “material revision” will include, without limitation: (1) a material increase in the number of Shares available under the Amended 2010 Stock Incentive Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (2) an expansion of the types of awards available under the Amended 2010 Stock Incentive Plan; (3) a material expansion of the class of employees, directors or other service providers eligible to participate in the plan; (4) a material extension of the term of the Amended 2010 Stock Incentive Plan; (5) a material change to the method of determining the exercise price of options or strike price of SARs under the Amended 2010 Stock Incentive Plan; and (6) the deletion or limitation of any provision prohibiting repricing of options or SARs. In addition, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award previously granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any participant or any holder or beneficiary of any award previously granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted in the case of certain changes or capitalization or corporate transactions, (x) no amendment or modification may reduce the exercise price of any option or strike price of any SAR, (y) the Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash in a manner which would either be reportable on the Company’s proxy statement as options which have been repriced, or cause any option or SAR to not qualify for equity accounting treatment and (z) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed. The Amended 2010 Stock Incentive Plan will expire on the tenth anniversary of its effective date.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Amended 2010 Stock Incentive Plan and the disposition of Shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state and local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the Amended 2010 Stock Incentive Plan.

Options. No income will be realized by a participant upon grant of a NSO. Upon the exercise of a NSO, the participant will realize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying Shares over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections. The Participant’s tax basis in the underlying Shares acquired through the exercise of a NSO will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the Shares received by the participant upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The Participant’s holding period for Shares acquired pursuant to the exercise of a NSO will begin on the date of exercise of such option.

Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company’s board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) is approved in advance, or subsequently ratified by the Company’s stockholders no later than the next annual meeting of stockholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

The Code requires that, for treatment as an ISO, Shares acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. ISO holders will generally incur no U.S. federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for U.S. federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the participant will generally realize ordinary compensation income at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Share on the date of initial exercise or the amount realized on the subsequent disposition of the Shares, and such amount will generally be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualifying ISO becomes first exercisable in any one year for Shares having a value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of such excess Shares will be treated as a NSO for U.S. federal income tax purposes.

The payment by a participant of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired Shares to the Company, and the Shares received by the participant, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of the Shares received by the participant in excess of the number of Shares surrendered to the Company will be taxable ordinary compensation income to the participant. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is realized, and will have a holding period that begins on the date ordinary compensation income is realized.

SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR a participant who receives a cash payment will realize ordinary compensation income in an amount equal to the full amount of such payment. If the participant receives Shares upon the exercise of a SAR, the participant will realize ordinary compensation income equal to the excess of the fair market value of the Shares on the date of exercise over the amount paid for such Shares. In either case, the amount of ordinary compensation income to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. If the participant receives Shares upon the exercise of a SAR, the participant’s tax basis in the Shares will be equal to the amount taxable as compensation to the participant. Upon the sale of the Shares acquired through the exercise of a SAR, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for Shares acquired pursuant to the exercise of a SAR will begin on the date of exercise of such SAR.

Restricted Stock. A participant will generally not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will realize taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. (Special rules apply to the receipt and disposition of restricted Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

Restricted Stock Units. A participant generally will not be subject to tax upon the grant of a restricted stock unit award. A participant who receives a cash payment pursuant to a restricted stock unit will realize taxable compensation equal to the full amount of such payment. If a participant receives Shares pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares. (Special rules apply to the receipt and disposition of Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2010 Stock Incentive Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2010 Stock Incentive Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits. The number of Shares that will actually be awarded under the Amended 2010 Stock Incentive Plan is not currently determinable. Generally, awards to be granted in the future under the Amended 2010 Stock Incentive Plan are at the discretion of the Committee. Although annual target equity values are provided in the respective employment agreements of Mr. Lauren, Mr. Peterson, and Mr. Kosh as well as our non-employee directors, it is not possible to determine the benefits or the amounts they would receive under the Amended 2010 Stock Incentive Plan.

Existing Plan Benefits. The stock options previously granted under the 2010 Plan as of March 30, 2013 are as follows: Mr. Lauren, 186,724; Mr. Farah, 129,360; Ms. Nemerov, 39,786; Mr. Peterson, 18,906; Mr. Kosh, 7,314; Ms. Travis, 2,898; and Mr. Madore, 2,109; all Outside Directors as a group, 20,553; all current executive officers as a group, 382,090; and all employees as a group, 1,237,690.

Equity Compensation Plan Information

The table below sets forth the following information as of March 30, 2013, regarding compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of such outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,741,163	(1)	$91.26	(2)	2,943,250	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	4,741,163		$91.26		2,943,250

(1)         Consists of 2,953,428 options to purchase Shares and 1,787,735 restricted stock units that are payable solely in Shares (including 600,185 service-based restricted stock units that have fully vested but for which the underlying Shares have not yet been delivered as of March 30, 2013). Does not include 5,720 outstanding restricted Shares that are subject to forfeiture.

(2)         Represents the weighted-average exercise price of the outstanding stock options. No exercise price is payable with respect to the outstanding restricted stock units.

(3)         All of the securities remaining available for future issuance set forth in column (c) may be in the form of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, or other stock-based awards under the 1997 Stock Incentive Plan and the 2010 Stock Incentive Plan (the “Plans”). An additional 5,720 outstanding Shares of restricted stock granted under the Company’s Plans that remain subject to forfeiture are not reflected in column (c).

Required Vote

Under relevant New York Stock Exchange rules relating to approval of equity compensation plans, approval of the Amended 2010 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast on this Proposal, provided that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. Applicable Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the 2013 Annual Meeting of Stockholders to approve the performance based provisions of the Amended 2010 Stock Incentive Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO

APPROVE THE AMENDED 2010 STOCK INCENTIVE PLAN. PROXIES RECEIVED BY

THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY

A CONTRARY CHOICE IN THEIR PROXIES.

ADDITIONAL MATTERS

Proxy Procedure and Expenses of Solicitation

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by our directors, officers and employees without additional compensation. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the meeting and will pay Okapi Partners a fee of approximately $22,500, plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 437 Madison Avenue, 28th Floor, New York, New York 10022. If you need assistance in completing your proxy card or have questions regarding the Annual Meeting of Stockholders, please contact Okapi Partners at (212) 297-0720 or by e-mail at info@okapipartners.com.

Stockholder Proposals for the 2014 Annual Meeting of Stockholders

Stockholders intending to present a proposal at the 2014 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Ralph Lauren Corporation, Attention: Corporate Secretary/Legal Department, 625 Madison Avenue, New York 10022. We must receive such proposals no later than March 7, 2014. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2014 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that we receive written notice from the stockholder of the intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, by the tenth day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

A stockholder’s notice to us must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

Electronic Access to Annual Meeting of Stockholders Materials and Householding

This Proxy Statement, our annual report to stockholders and our Form 10-K annual report are available on our website at http://investor.ralphlauren.com. You can save us postage and printing expense for your copy by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and internet access charges, for which you will be solely responsible.

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022.

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Other Business

As of the mailing date of this Proxy Statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Ralph Lauren

Chairman & Chief Executive Officer

New York, New York

July 3, 2013

APPENDIX A

RALPH LAUREN CORPORATION

DEFINITION OF “INDEPENDENT” DIRECTORS

The Board of Directors has established these guidelines to assist it in determining whether or not directors have a material relationship with us for purposes of determining independence under the NYSE Corporate Governance Rules. In each case, the Board of Directors will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the NYSE in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, our employee or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, our executive officer; (iii) (A) the director or an immediate family member is a current partner of a firm that is our internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our listed audit within that time; (iv) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as our employee (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by us.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (1) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with us.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with us; provided in either case that

A-1

(i)         such business was entered into in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

(ii)         termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and our discretionary charitable contributions to the organization and the charitable contributions of the Lauren Group to the organization do not, in the aggregate, exceed the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by us of employee charitable contributions are not included in our contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. We will explain in our next proxy statement thereafter the basis for any Board of Directors determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the NYSE Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in our consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

A-2

APPENDIX B

RALPH LAUREN CORPORATION

AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN

As amended through August 8, 2013

SECTION 1.    PURPOSE AND HISTORY.  The purposes of this Amended and Restated Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan are to promote the interests of the Ralph Lauren Corporation and its stockholders by (i) attracting and retaining exceptional directors, officers and other employees and third party service providers of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan was originally adopted by the Company’s Board of Directors on June 17, 2010 and originally approved by the Company’s stockholders on August 5, 2010.

SECTION 2.    DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any Person that, directly or indirectly, is controlled by, or controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

“Award Agreement” shall mean any agreement, contract, or other instrument or document, in any form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter), evidencing any Award or the terms and conditions thereof, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein): (A) failure by the Participant to perform the duties of the Participant to the Company or an Affiliate (other than due to his or her Disability), provided that such conduct shall not constitute Cause unless and until such failure by Participant to perform his or her duties has not been cured to the satisfaction of the Company, in its sole discretion, within fifteen (15) days after notice of such failure has been given by the Company to Participant; (B) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by the Participant; (C) any action by the Participant causing damage to or misappropriation of the Company’s assets; (D) the Participant’s wrongful disclosure of confidential information of the Company or any of its Affiliates; (E) the Participant’s breach of (x) any non-competition, non-solicitation, non-disparagement or other restrictive covenants to which he or she is subject under any employment or consulting agreement or otherwise, and/or (y) the Participant’s duty of loyalty; (F) the Participant’s breach of any employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s code of business conduct & ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug & alcohol use, or violent acts or threats of violence; (G) performance by the Participant of his or her employment duties in a manner deemed by the Committee, in its sole discretion, to be grossly negligent; or (H) the commission of any act by the Participant, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act other than Permitted Holders; (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by one or more of the Permitted Holders, or (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) below; (iii) during any period of twelve (12) consecutive months, Present and/or New Directors cease for any reason to constitute a majority of the Board; (iv) the Permitted Holders’ beneficial ownership of the total voting power of the voting stock of the Company falls below 30 percent and either Ralph Lauren is not nominated for a position on the Board, or he stands for election to the Board and is not elected; (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the Shares that were outstanding immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Permitted Holders), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or (vi) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) the Board or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

“Company” shall mean the Ralph Lauren Corporation, together with any successor thereto.

“Disability” shall mean that as a result of a Participant’s incapacity due to physical or mental illness, the Participant shall have been (or the Committee reasonably determines that the Participant is reasonably likely to be) absent and unable to perform the duties of the Participant’s position on a full-time basis for an entire period of six consecutive months.

“Effective Date” shall mean the date on which this Plan is approved by the Stockholders of the Company at the Company’s 2010 annual meeting of Stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (provided that the Committee may in its discretion use the closing sales price) as reported on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares (provided that the Committee may in its discretion use the closing sales price) on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Full Value Award” shall mean an Award which is other than in the form of an Option or Stock Appreciation Right, and that is settled by the issuance of Shares.

“Good Reason” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Participant having “good reason” to terminate his or her employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “good reason” contained therein), Good Reason shall not apply to such Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; PROVIDED that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“New Directors” shall mean any directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company who, at the time of such vote, were either Present Directors or New Directors but excluding any such individual whose initial assumption of office occurs solely as a result of an actual or threatened proxy contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any Person eligible to receive an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (ii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criterion, or used on an absolute or relative basis to measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, Subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under

Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in the Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

“Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Permitted Holders” shall mean, as of the date of determination, (i) any and all of Ralph Lauren, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Lauren Group”) and (ii) any trust established and maintained primarily for the benefit of any member of the Lauren Group and any entity controlled by any member of the Lauren Group.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Amended and Restated Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan.

“Present Directors” shall mean individuals who at the beginning of any one year period were members of the Board.

“Prior Plan” shall mean the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, as amended.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean the shares of Class A Common Stock of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders services to the Company, a Subsidiary, or an Affiliate, that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 3.    EFFECTIVE DATE AND ADMINISTRATION.

(a)        The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b)        The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;

(ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)        Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(d)        The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Code Section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

(e)        No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By Laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)        With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(g)        Notwithstanding the foregoing, the Committee may delegate, in a manner consistent with Section 157(c) of the Delaware General Corporation Law (or other applicable law), to one or more officers of the Company (i) the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code or (ii) the authority to make certain determinations permitted or required to be made by the Committee under the Plan (including, without limitation, determinations relating to the existence of Cause or Disability).

(h)        Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

SECTION 4.        SHARES AVAILABLE FOR AWARDS.

(a)        SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be the sum (such sum, the “Absolute Share Limit”) of (a) the original amount reserved under the Plan (i.e., the sum of (i) the number of Shares remaining available for issuance as of August 5, 2010 under the Prior Plan that were not subject to outstanding awards under the Prior Plan plus (ii) 3,000,000), plus (b) 1,700,000; the maximum number of Shares with respect to which Awards may be granted to any Participant who is a director of the Company but not an employee of the Company in any fiscal year may not exceed 25,000; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 1,000,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan pursuant to this Section 4(a), no more than the Absolute Share Limit may be issued pursuant to Incentive Stock Options. If, after the Effective Date of the Plan, any Shares covered by an Award granted under the Plan or an award granted under the Prior Plan, or to which such an Award relates, are forfeited, or if an Award granted under the Plan (or an award granted under the Prior Plan) has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award (or award granted under the Prior Plan) shall again be, or shall become, Shares with respect to which Awards may be granted hereunder. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such Award (or award granted under the Prior Plan) for purposes of determining the number of Shares acquired pursuant to the Plan; provided, that notwithstanding the foregoing, in no event shall any of the following Shares again be made available for issuance in respect of Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option; (ii) Shares used to pay the exercise price, strike price or withholding taxes in respect of an outstanding Stock Appreciation Right or Option; or (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

(b)        ADJUSTMENTS. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including without limitation adjusting any or all of the limitations in Section 4(a) of the Plan), (iii) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate (2) the grant or exercise price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals), (iv) if deemed appropriate, make provision for a payment in cash, Shares, other securities or other property, or any combination thereof, to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights shall equal the excess if any, of the Fair Market Value of the Shares (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event) subject to such Options or Stock Appreciation Rights over the aggregate exercise price or strike price of such Options or Stock Appreciation Rights (it being understood that, in such event, any Option or SAR having a per Share exercise price or strike price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), and (v) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

PROVIDED, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 4(b) (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

(c)        SUBSTITUTE AWARDS. Subject to Section 12(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d)        SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares purchased on the open market, or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e)        FULL VALUE AWARDS. Except with respect to a maximum of five percent (5%) of the Shares authorized under the Plan, any Full Value Awards that vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The vesting of Full Value Awards may only be accelerated upon (i) death, Disability, retirement or other termination of employment or service of the Participant or (ii) a Change of Control.

SECTION 5.        ELIGIBILITY. Any director, officer or employee of, or Third Party Service Provider to, the Company or any of its Subsidiaries (including any prospective director, officer, employee or Third Party Service Provider) shall be eligible to be designated a Participant.

SECTION 6.        STOCK OPTIONS.

(a)        GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(b)        EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement, but shall be no less than the Fair Market Value of a Share at the date of grant.

(c)        EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the tenth anniversary of the grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)        PAYMENT.

(i)        No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (x) in cash, or its equivalent or (y) by tendering to the Company Shares valued at Fair Market Value at the time the Option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee, or (z) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

(ii)        Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e)        NOTIFICATION UPON DISQUALIFYING DISPOSITION OF AN INCENTIVE STOCK OPTION. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of any Shares acquired pursuant to any Incentive Stock Option before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

SECTION 7.        STOCK APPRECIATION RIGHTS.

(a)        GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the strike price thereof (which shall be no less than the Fair Market Value of a Share at the date of grant) and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a strike price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b)        EXERCISE AND PAYMENT. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the strike price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)        OTHER TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right; PROVIDED, HOWEVER, that no Stock Appreciation rights shall be exercisable after the tenth anniversary of the date of its grant. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.        RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a)        GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)        TRANSFER RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also require that certificates issued in respect of Shares of Restricted Stock be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative. Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent Shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)        PAYMENT. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

(d)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest upon the attainment of performance goals (whether or not combined with other conditions) shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 9.        PERFORMANCE AWARDS.

(a)        GRANT. The Committee shall have sole and complete authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)        TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)        PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(d)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 10.        OTHER STOCK-BASED AWARDS.

(a)        GENERAL. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b)        DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or Stock Appreciation Rights or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid after such Awards are earned and become payable or distributable).

(c)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any “Other Stock-Based Awards” that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any “Other Stock-Based Awards” that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of “Other Stock-Based Awards” that are Full Value Awards may only be accelerated for (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 11.        PERFORMANCE COMPENSATION AWARDS.

(a)        GENERAL. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or strike price, as the case may be, equal to or greater than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b)        ELIGIBILITY. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance

Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one Person as a Participant eligible to receive an Award hereunder shall not require designation of any other Person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)        DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE COMPENSATION AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)        PAYMENT OF PERFORMANCE COMPENSATION AWARDS

(i)        CONDITION TO RECEIPT OF PAYMENT. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)        LIMITATION. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)        CERTIFICATION. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv)        NEGATIVE DISCRETION. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v)        TIMING OF AWARD PAYMENTS. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

(vi)        MAXIMUM AWARD PAYABLE. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

(e)        MINIMUM VESTING REQUIREMENTS. Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Compensation Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Compensation Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

SECTION 12.        AMENDMENT AND TERMINATION.

(a)        AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (a) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, and (b) no material revision to the Plan shall be made without stockholder approval. A “material revision” shall include, without limitation: (i) a material increase in the number of Shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (ii) an expansion of the types of Awards available under the Plan; (iii) a material expansion of the class of employees, directors or other service providers eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the exercise price of Options or strike price of Stock Appreciation Rights granted under the Plan; and (vi) the deletion or limitation of any provision prohibiting repricing of Options or Stock Appreciation Rights.

(b)        AMENDMENTS TO AWARDS. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted under Section 4(b), (i) no amendment or modification may reduce the exercise price of any Option or the strike price of any Stock Appreciation Right, (ii) the Committee may not cancel any outstanding Option or Stock Appreciation

Right and replace it with a new Option or Stock Appreciation Right (with a lower exercise price or strike price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options or Stock Appreciation Rights which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) cause any Option or Stock Appreciation Right to fail to qualify for equity accounting treatment and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed.

(c)        ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, the actions described in Section 4(b) hereof) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-deal quotation system, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)        FORFEITURE EVENTS. For purposes of this Section 12(d), a “named executive officer” means a Participant who is a named executive officer of the Company (as defined for purposes of the executive compensation disclosure rules of the Exchange Act). The Committee may specify in an Award that a named executive officer’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in the reasonable discretion of the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the named executive officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the named executive officer, as determined by the Committee in its reasonable discretion. In addition, with respect to an Award, if, as a result of a named executive officer’s intentional misconduct or gross negligence, as determined by the Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, in its reasonable discretion, require the named executive officer to promptly reimburse the Company for the amount of any payment (whether in cash, Shares, other securities or other property) previously received by the named executive officer pursuant to any Award (or otherwise forfeit to the Company any outstanding Award) that was earned or accrued (or exercised or settled) during the twelve (12) month period following the earlier of the first public issuance or filing with the United States Securities and Exchange Commission of any financial document embodying such financial reporting requirement that required such accounting restatement.

SECTION 13.        CHANGE OF CONTROL. In the event that a Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, in each case on or within 12 months following the date of a Change of Control, any outstanding Awards then held by such affected Participant which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any

Award would otherwise be subject to the achievement of performance conditions, a portion of any such Award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

SECTION 14.        GENERAL PROVISIONS.

(a)        NONTRANSFERABILITY.

(i)        Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)        No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)        Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Stock Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(A)            the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”);

(B)            a trust solely for the benefit of the Grantee and his or her Immediate Family; or

(C)            a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family members;

(each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); PROVIDED that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the option.

The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(b)        NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)        SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan (or, if applicable, a notice evidencing a book entry notation) pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates, as applicable, make appropriate reference to such restrictions.

(d)        WITHHOLDING.

(i)        A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

(ii)        Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

(iii)        Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 14(a) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

(e)        409A OF THE CODE. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary and only to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code, if any Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Award that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(f)        AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g)        NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)        NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i)        NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)        GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(j)        SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m)        NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)        PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS. If the Committee or the senior human resource officer of the Company shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee or the senior human resource officer of the Company so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(p)        RELATIONSHIP TO OTHER BENEFITS. No payment or benefit under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(q)        HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 15.        TERM OF THE PLAN.

(a)        EXPIRATION DATE. No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

(b)        SECTION 162(M) REAPPROVAL. The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 15(b), however, shall affect the validity of Performance Compensation Awards granted after such time if such stockholder approval has not been obtained.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)						PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE			☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Item 1.	Election of four (4) Class A Director Nominees as Class A Directors:	☐	☐	☐

Nominees:
01 Frank A. Bennack, Jr.
02 Joel L. Fleishman
03 Hubert Joly
04 Steven P. Murphy

							FOR	AGAINST	ABSTAIN

					Item 2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2014.	☐	☐	☐

							FOR	AGAINST	ABSTAIN

					Item 3.	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices as described in the accompanying Proxy Statement.	☐	☐	☐

							FOR	AGAINST	ABSTAIN

					Item 4.	Approval of our amended and restated 2010 Long-Term Stock Incentive Plan.	☐	☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)									☐

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Mark Here to receive materials electronically in the future.	☐

Date                      Share Owner sign here/Title                      Co-Owner sign here/Title

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

FOLD AND DETACH HERE

RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Roger N. Farah, Christopher H. Peterson and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 8, 2013 at the St. Regis Hotel, 2nd Floor, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” OUR AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE